UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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☐	Soliciting Material Pursuant to Section 240.14a-12
EVERCORE INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 10, 2026

The Annual Meeting of Stockholders of Evercore Inc. will be conducted online only, via live webcast, on June 10, 2026, at 9:00 a.m., Eastern Time. There will be no physical location for shareholders to attend. Shareholders may only participate online by logging in at www.virtualshareholdermeeting.com/EVR2026.

Agenda and Board Recommendations
Proposal	Board Voting Recommendation
1. Election of the 11 nominees named in this proxy statement to serve on our Board of Directors until the 2027 annual meeting	FOR each nominee
2. Non-binding, advisory vote to approve executive compensation of our named executive officers	FOR
3. Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2026	FOR
4. Approval of the Fourth Amended and Restated 2016 Evercore Inc. Stock Incentive Plan	FOR

We will also act on any other business as may properly come before our Annual Meeting of Stockholders or any adjournments or postponements thereof. Our Board of Directors has fixed the close of business on April 13, 2026 as the record date for the determination of shareholders entitled to notice of and to vote at our Annual Meeting and any adjournments or postponements of that meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Jason Klurfeld Corporate Secretary April 29, 2026

IT IS IMPORTANT THAT YOU CAREFULLY READ YOUR PROXY STATEMENT AND VOTE.

VIA THE INTERNET Visit the website listed on your proxy card or Notice	BY TELEPHONE Call the telephone number listed on your proxy card	LIVE WEBCAST Participate in the annual meeting (see page 16 for more information)	BY MAIL Request printed proxy materials and mail in a completed proxy card

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2026

Prior to May 1, 2026, the Notice of Annual Meeting, Proxy Statement, Form of Proxy and

2025 Annual Report to Shareholders will be available electronically at www.proxyvote.com. These materials are also available at www.evercore.com.

LETTER FROM THE CHAIRMAN OF THE BOARD AND CEO

April 29, 2026

Dear Fellow Shareholder:

On behalf of the Board of Directors, we cordially invite you to our 2026 Annual Meeting of Stockholders to be held online, via live webcast only, on Wednesday, June 10, 2026, at 9:00 a.m., Eastern Time. This Proxy Statement describes Evercore’s 2025 accomplishments, compensation practices and governance highlights for your consideration in connection with the matters to be voted upon at the Annual Meeting.

In 2025, we delivered the strongest revenue performance in our history, gaining market share and achieving record adjusted net revenues of $3.9 billion, with record results across nearly all of our businesses. For the second consecutive year, we ranked as the third-largest investment bank globally based on Advisory fees across public firms. Importantly, approximately 45% of full-year revenues were generated from our non-M&A businesses, highlighting the diversification of our business and the execution of our long-term strategy. Our strong performance in 2025 reflects the investments we have made in building our senior talent bench globally. During the year, we added our largest class of external Investment Banking Senior Managing Directors while continuing to promote talent from within, across sectors, products, and geographies.

We also remained committed to our capital return philosophy. We continued to fulfill our commitment to offset the dilutive effect of our annual bonus equity awards through our stock repurchase program and have returned additional capital to shareholders over the past several years. To that end, in 2025 we returned $812.4 million to shareholders through dividends and repurchases.

At this year’s Annual Meeting, you will be asked to vote on several items, including the election of our directors, our executive compensation program, and our equity plan. Approval of these matters, including our equity plan request, is critically important to our ability to operate the business consistent with our pay for performance philosophy and compensation model, which promotes alignment between our employees and shareholders. We embrace engagement with our shareholders on an ongoing basis and welcome your feedback regarding our performance, corporate governance, and compensation and other matters of interest to our shareholders. We encourage you to read this Proxy Statement carefully for more information. Your vote is important to us, and we hope that you will participate in the Annual Meeting and vote as promptly as possible through any of the means described in this Proxy Statement. Instructions on how to vote begin on page 11. Thank you for your continued support of Evercore.

John Weinberg Chairman of the Board and Chief Executive Officer

i

ii

PROXY SUMMARY

This summary highlights certain information and is intended to assist you in reviewing the proposals. You should read the entire Proxy Statement carefully before voting. Your vote is important. Whether or not you plan to participate in the Annual Meeting, we encourage you to vote your shares promptly.

In this Proxy Statement, unless the context requires otherwise, the “Company”, the “Firm” or “Evercore” refers to Evercore Inc. and “we,” “us” or “our” all refer to Evercore and its subsidiaries. For ease of reference, we have included definitions of the abbreviations, capitalized terms and other terms frequently used in this Proxy Statement in the Glossary of Key Defined Terms beginning on page 88.

2026 Annual Meeting Information

Date and Time	Place	Record Date

9:00 a.m., Eastern Time Wednesday, June 10, 2026	Online via live webcast at www.virtualshareholdermeeting.com/EVR2026. There will be no physical location for shareholders to attend.	April 13, 2026

Additional information about our Annual Meeting, including details about how to participate in our Annual Meeting online and how to submit questions and cast your votes, is provided under “Why did the Board decide to adopt a virtual format for the Annual Meeting?” on page 16 of this Proxy Statement and “What do I need to do if I want to participate in the virtual Annual Meeting?” on page 16 of this Proxy Statement.

Matters to be voted on at our 2026 Annual Meeting

Agenda and Board Recommendations
Proposal	Board Voting Recommendation	Page Reference (for more detail)
1. Election of the 11 nominees named in this Proxy Statement to serve on our Board of Directors until the 2027 Annual Meeting	FOR each nominee	18
2. Non-binding, advisory vote to approve executive compensation of our named executive officers	FOR	69
3. Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2026	FOR	73
4. Approval of the Fourth Amended and Restated 2016 Evercore Inc. Stock Incentive Plan	FOR	74

2025 Financial Performance and Compensation Highlights

We highly value the faith that our investors have placed in us. 2025 was a record year for Evercore, as we delivered record net revenues while continuing to invest meaningfully in our people and platform. We expanded our client relationships and coverage universe across geographies, sectors and products, adding our largest class of external Investment Banking senior managing directors. We achieved record adjusted net revenues of $3.86 billion in 2025, reflecting the continued broadening of our coverage and our ongoing investment in the business. These results further reflect the increasing diversification of our revenue base, driven by strong performance across our advisory, equities and investment management platforms. At the same time, we delivered continued market share gains and a strong balance sheet, while returning significant capital to shareholders.

Our long-standing pay-for-performance compensation program is designed to reward performance and align the long-term interests of our executives and professionals with those of our shareholders. As discussed throughout our Compensation Discussion & Analysis, beginning on page 39 of this Proxy Statement, in determining NEO compensation for 2025, our Compensation Committee considered, among other strategic accomplishments, the strong financial results achieved by the Company in 2025, the accomplishment of the Company’s capital return and strategic objectives, including the Company’s strong recruitment efforts, and the promotion of and adherence to our Core Values. The following summarizes our 2025 financial performance as considered by the Compensation Committee in making NEO compensation determinations and also highlights key components of our executive compensation program, each as discussed in more detail in our Compensation Discussion & Analysis, beginning on page 39 of this Proxy Statement.

Creating Value for Shareholders

Our TSR continues to demonstrate the long-term positive growth in our share price1

1.

The Stock Performance graph and related table compares the performance of an investment in our Class A common stock from December 31, 2020, through December 31, 2025, with the S&P 500 Index, the S&P Financial Index, and the peer average index. The graph assumes $100 was invested at the opening of business on December 31, 2020, in each of our Class A common stock, the S&P 500 Index, the S&P Financial Index, and the peer average index. It also assumes that dividends were reinvested on the date of payment without payment of any commissions. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

2.	Equal weighted index methodology. Peer average includes Houlihan Lokey, Lazard, Moelis & Company, PJT Partners, and Perella Weinberg Partners.

Returning Significant Capital to Shareholders

Returned $812.4 million to shareholders during 2025 through dividends and share/LP unit repurchases*

($ in millions)
$900
$750
$600
$450
$300
$150
$0
$852
$721
$132
$655
$520
$135
$524
$387
$136
$591
$447
$144
$812
$661
$152
2021
2022
2023
2024
2025
Dividends / Distributions
Share Repurchases

*	Includes dividends to Class A shareholders and equivalent amounts distributed to holders of LP units, and share repurchases for net settlement. Totals may not add due to rounding.

Delivering Strong Financial Results

In 2025, we effectively served our clients while strengthening our franchise by continuing our investment in, and the diversification of, our business. This facilitated our achievement of record Net Revenues and strong Net Income, EPS, and Operating Margin.

✓ Net Revenues*	Record Net Revenues of $3.86 billion on a U.S. GAAP basis and $3.88 billion on an Adjusted basis.
✓ Net Income*	Net Income of $591.9 million on a U.S. GAAP basis and $646.3 million on an Adjusted basis.
✓ EPS*	EPS of $14.05 on a U.S. GAAP basis and $14.56 on an Adjusted basis.
✓ Operating Margin*	Operating Margin of 20.5% on a U.S. GAAP basis and 21.6% on an Adjusted basis.

*	Adjusted Net Revenues, Adjusted Net Income, Adjusted EPS, and Adjusted Operating Margin are non-GAAP measures. See Annex A for further information and a reconciliation to U.S. GAAP amounts.

Performance-Based Compensation

✓	No Guaranteed Incentive Awards. We generally do not provide guaranteed incentive awards to any of our NEOs.

✓

No Change in Base Salaries. We have not increased base salaries for our NEOs since they became executive officers, and base salary continues to represent a relatively small share of their total annual compensation.

✓

Performance Drives Changes in Pay. Compensation is linked to the performance of Evercore and our executives’ individual performance, which motivates our executive leadership to conduct the business in a manner that produces superior results over the long term.

✓

CEO Compensation Reflects Our Performance. Our CEO compensation is closely aligned with our performance in 2025. We delivered strong results, while accomplishing important strategic objectives. These included the continued diversification and geographic expansion of our business, the continued expansion of our client relationships and coverage universe across geographies, sectors and products, and the recruitment and promotion of senior talent. We achieved record Adjusted Net Revenues* of $3.86 billion, while Adjusted EPS* increased to $14.56 and Adjusted Net Income* increased to $646.3 million. In light of this strong performance, our Compensation Committee determined that it was appropriate for our CEO’s compensation to increase for 2025 compared to 2024. The Compensation Committee considered that the increase for 2025 reflects both Evercore’s strong financial results and market-competitive levels of compensation. The Compensation Committee believes this appropriately aligns Mr. Weinberg’s compensation with shareholder outcomes and the long-term interests of the Company.

*	Adjusted Net Revenues, Adjusted Earnings Per Share and Adjusted Net Income are non-GAAP measures. See Annex A for further information and a reconciliation to U.S. GAAP amounts.

Shareholder Alignment

✓

Equity-Based Compensation Included in Incentive Awards, Not Additional. Our Compensation Committee determines the overall amount of incentive compensation to be awarded to our NEOs, inclusive of cash incentive distributions and RSUs.

✓

At Least 50% of 2025 Incentive Awards Delivered in RSUs Subject to Four Year Deferred Vesting. For Messrs. Altman, Weinberg, LaLonde and Klurfeld (“U.S.-based NEOs”) 50% of annual incentive compensation was delivered in deferred form through RSUs. Mr. Lindsey-Clark’s compensation is structured pursuant to the compensation framework applicable to Evercore’s EMEA Investment Banking business, which, in order to comply with regulatory obligations, requires that 60% of his incentive compensation be delivered in RSUs. RSUs granted to our NEOs as a component of 2025 annual incentive awards vest over four years, which is consistent with market practice, and enhances ongoing alignment with our shareholders.

✓

Equity Ownership Guidelines and Significant Equity Ownership by NEOs. Each of our NEOs holds a meaningful amount of equity in our Company and met the formal equity ownership guidelines applicable to such NEO for 2025.

✓

No Hedging or Pledging. All employees, including our NEOs, are prohibited from hedging their equity securities, and our anti-pledging policy prohibits directors and executive officers from pledging their equity without Compensation Committee approval.

✓

Clawback Policy. The Company has adopted a clawback policy in accordance with the listing requirement of the NYSE to provide for the recovery or “clawback” of certain erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement. The policy was made effective December 1, 2023 and applies to incentive-based compensation received by current and former executive officers of the Company during the three fiscal years preceding an accounting restatement and after the effective date of the NYSE listing requirement, October 2, 2023. The Company also continues to maintain an additional clawback policy, which provides for the recapture of incentive awards provided to SMDs in the event of certain types of misconduct by that SMD or a restatement of the financial results of the Company due to material noncompliance with financial reporting requirements.

Accountability to Shareholders

✓	Annual Say on Pay Vote. Based on our Board’s recommendation and our shareholders’ advisory vote in 2022, we continue to hold an advisory vote each year on our executive compensation program.

✓

Strong Support for Executive Compensation Program. Our executive compensation program has not changed in any material way since last year, when our shareholders supported our Say on Pay proposal at approximately the 94% level. We believe this continued support is due to the Company’s strong business performance, a close alignment between performance and pay, our extensive shareholder engagement process and disclosure regarding our executive compensation program.

✓

Majority Voting Resignation Policy. Our majority voting resignation policy provides that a director that receives the support of less than a majority of votes cast must tender his or her resignation, which our Board will then determine whether to accept.

✓

Extensive Shareholder Engagement and Feedback. We engage extensively with our shareholders on an ongoing basis and welcome feedback regarding our performance, corporate governance practices and other matters of interest to our shareholders. The feedback we received in 2025 continued to inform our Board, particularly with respect to our compensation program and equity plan.

Approval of the Fourth Amended and Restated 2016 Evercore Inc. Stock Incentive Plan

On April 28, 2026, upon the recommendation of the Compensation Committee, our Board of Directors unanimously adopted the Fourth Amended 2016 Plan, the terms of which are substantively identical to those of the shareholder approved Third Amended 2016 Plan other than an increase of 5,000,000 in the number of shares authorized for issuance under the plan. Equity compensation remains a critical component for achieving our strategic growth initiatives and executing our compensation strategy, supporting our ability to attract, retain, and incentivize talent while aligning employee and shareholder interests. We are therefore seeking your approval of the Fourth Amended 2016 Plan in order for us to continue our practice of granting equity compensation broadly throughout our organization for purposes of our annual incentive awards.

Importance of the Fourth Amended and Restated 2016 Evercore Inc. Stock Incentive Plan

✓

Equity Compensation Facilitates Long-Term Investment in our Strategic Growth and Compensation Planning. Our prudent use of equity compensation has been an important driver of our success and is necessary for the operation of our business, our continued growth and the execution of our strategic initiatives. In the past, we have requested share reserves intended to last approximately two to three years. However, over the past decade, our business has grown significantly in both scale and complexity. While we currently have approximately 4.85 million shares remaining, we are requesting an additional 5 million shares to provide greater certainty for a longer planning horizon. We intend to revisit equity compensation practices and norms with shareholders on a regular basis, and do not intend to make any material changes in the operation of our equity compensation program. Rather, this additional reserve is intended to provide greater certainty in managing our compensation program and to support a long-term, strategic approach to planning—consistent with a firm of our size and complexity.

✓

Human Capital Intensive Business. Our people are our principal asset, and our revenue and profits are tied to the number, quality and performance of our people. Our ability to pay appropriate and competitive levels of equity-based compensation has enabled us to recruit, retain and motivate high-performing, revenue-generating, and client-facing professionals necessary to support our continued long-term objectives and success. By maintaining a meaningful equity component within our compensation structure, we can: (i) more closely align compensation outcomes with Evercore’s long-term stock price; (ii) promote a strong ownership culture among senior professionals and across our broader employee base; and (iii) preserve cash for capital return, including share repurchases, each of which supports our strategic and growth priorities.

✓

Anti-Dilutive Actions offset Share Issuances. We recognize that equity-based compensation can be dilutive to existing shareholders. However, we have actively managed our capital return and share repurchase programs to mitigate this impact, historically repurchasing at least as many shares as necessary to effectively neutralize dilution. We intend to continue this approach, as described in more detail herein.

✓

Equity-Based Compensation is Preferable to Cash-Based Compensation. A reduction in equity-based compensation would require increased reliance on alternative forms of deferred compensation to remain competitive, introduce uncertainty in our recruiting efforts, which we believe would be less effective, diminish alignment between employees and shareholders, and reduce cash available for capital return, including share repurchases. Moreover, any material reduction in compensation would impair our ability to execute our business and growth strategies, and to recruit, retain, promote, and motivate key employees. If the Fourth Amended 2016 Plan is not approved, we may be compelled to adopt such alternatives due to the uncertain availability of future shares.

Prudent Use of Equity Compensation and Management

✓

Traditional burn rate and dilution models, including those employed by proxy advisory firms, do not take into account the deliberate anti-dilutive effects of our repurchase programs or the unique aspects of our business that drive our compensation philosophy. In addition, we are often compared to peers that have significantly different compensation systems, cost structures and businesses. However, as discussed in more detail on pages 76-77, our burn rate is similar to that of other public independent investment banking advisory firms.

✓

In 2024, we reaffirmed our 2022 and 2020 commitments to carefully managing our shares by offsetting the dilutive effect of bonus equity awards through share repurchases, including through net settlement of outstanding awards, subject to our future earnings and our need to maintain a strong liquidity position and reserve the necessary flexibility to address unusual circumstances that may arise.

✓

As indicated in the below chart, we have delivered on our 2024 commitment, achieving an average negative Net Burn Rate over a three year period, with repurchases offsetting not just bonus equity awards but also new hire and replacement awards. This year, we reaffirm our 2024, 2022 and 2020 commitments to shareholders.

(Shares in 000’s)	2023	2024	2025	3-Year Average
Equity Grants:
Incentive Award Grants(1)	2,469	2,422	1,869	2,254
New Hire/Retention/Special Equity(2)	107	243	297	216
Forfeitures	(190)	(135)	(83)	(136)
Net Grants	2,386	2,530	2,084	2,333
Shares Repurchased	3,001	2,311	2,398	2,570
Net Grants less Shares Repurchased	(615)	219	(314)	(237)
Percentage of Net Grants repurchased	126%	91%	115%	111%
Weighted Common Shares Outstanding and Vested Evercore LP Partnership Units	40,766	40,680	41,313	40,919
Burn Rate (Taking into account Weighted Common Shares Outstanding, Vested Evercore LP Partnership Units and Forfeitures)	5.9%	6.2%	5.0%	5.7%
Net Burn Rate (Also taking into account share repurchases)	-1.5%	0.5%	-0.8%	-0.6%

(1)	This amount reflects RSU grants and certain performance-based special incentive equity awards but does not include the deferred cash compensation awards granted to certain employees.

(2)	This amount reflects new hire awards, retention awards and special equity awards that were issued to certain employees and for which the Company reserved shares under the Third Amended 2016 Plan.

✓

We believe that our careful use of equity compensation is further evidenced by an analysis of our 2023-2025 average stock compensation expense as a percentage of various three-year average operating measures, which is in line with our independent public peers. Our independent public peers share our human capital-intensive business model and are a better comparison for equity compensation program purposes than certain members of our broader financial services peer group, which generate revenue from financial or other capital and do not grant equity as broadly.

	Three-Year Average Stock Compensation Expense (in 000’s)(1)	As a Percentage of U.S. GAAP Net Revenue(2)	Per Employee(3)
Evercore	$368,627	11.94%	$154,777
Lazard	$296,000	10.25%	$90,033
Moelis	$183,298	15.42%	$141,507
PJT Partners	$207,355	14.27%	$184,097
Houlihan Lokey	$163,991	8.05%	$62,173
Perella Weinberg Partners	$183,477	24.17%	$263,364

(1)

Calculated as the three-year average of the equity only compensation expense for the fiscal years ended December 31, 2023, 2024 and 2025 as reported in the company’s 2025 10-K (2022, 2023, and 2024 for Houlihan Lokey). For Houlihan Lokey, includes both equity-classified and liability-classified awards. Liability classified awards may be settled in stock or cash.

(2)

Calculated as (i) Three-Year Average Stock Compensation Expense, divided by (ii) the three-year average U.S. GAAP Net Revenue for the fiscal years ended December 31, 2023, 2024 and 2025 as reported in each company’s 2025 10-K.

(3)	Calculated as (i) Three-Year Average Stock Compensation Expense, divided by (ii) the three year-average of the employee headcount disclosed in each company’s 2023, 2024 and 2025 10-K.

Governance and Leadership Highlights

The following are highlights of our governance and leadership practices that are discussed further herein under “Corporate Governance” and “Director Compensation” on pages 31 and 37, respectively.

Director Independence	Independent Director Diversity

✓

Our lead independent director presides over meetings of our non-management directors. She works with the Chairman and CEO to develop and approve Board agendas and meeting schedules, leads Board and Committee evaluations and otherwise serves as a liaison among our non-management directors.

✓	82% of our current directors have been determined to be independent under the applicable NYSE rules and company guidance and 100% of our committee members are independent.

✓	We added a new independent director, Christine A. Varney, bringing a fresh perspective to balance and complement the institutional knowledge of our longer tenured directors.

✓	We refreshed the membership of our Audit Committee and our Nominating and Corporate Governance Committee by appointing a new independent director, Christine A. Varney.

✓	More than half of our independent directors are women, one of whom identifies as African American.

✓

Our Board and Committees perform an annual self-evaluation, during which they consider issues of structure, leadership and oversight needs to guide the company in executing its long-term strategic objectives.

✓	Our independent directors conduct regular executive sessions without management present.

✓

Our Board met in full session nine times during 2025. We held an aggregate of 25 Board and Committee meetings in 2025, and each of our directors attended over 80% of their Board and respective Committee meetings.

✓	A substantial portion of director compensation is paid in equity.

✓	Our directors are subject to equity ownership guidelines, which align their interests with those of our shareholders.

✓

Our majority voting resignation policy provides that a director that receives the support of less than a majority of votes cast must tender his or her resignation, which the Board will then determine whether to accept.

✓	We engage extensively with our shareholders on an ongoing basis and seek feedback regarding our performance, corporate governance practices and other matters of interest to our shareholders.

GENERAL INFORMATION

Why am I receiving this Proxy Statement?

The Board is soliciting proxies for our 2026 Annual Meeting of Stockholders, and we will bear the cost of this solicitation. You are receiving a Proxy Statement because you owned shares of our Class A common stock and/or our Class B common stock as of the close of business on April 13, 2026, the record date. Your ownership of shares on that date entitles you to vote at our Annual Meeting. By following the instructions on your Notice of Internet Availability of Proxy Materials (the “Notice”) or, if you received printed proxy materials, using the attached proxy card or voting instruction card from your broker or other intermediary, you are able to vote whether or not you participate in our Annual Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision when you do vote.

How are the proxy materials being distributed?

To expedite delivery, reduce costs and improve our environmental impact, we used “Notice and Access” in accordance with an SEC rule that allows us to provide proxy materials to our shareholders over the Internet. By May 1, 2026, we will have sent a Notice to certain shareholders including instructions on how to access our proxy materials online. If you received a Notice, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also explains how you may submit your proxy via the Internet. If you received a Notice and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice to request a copy electronically or in paper form on a one-time or ongoing basis. Shareholders who do not receive the Notice will continue to receive either a paper or electronic copy of this Proxy Statement, which will be sent on or about April 29, 2026.

What will I be voting on?

You will be voting:

•	to elect the 11 director nominees identified in this Proxy Statement;

•	to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement;

•	to ratify the selection of Deloitte & Touche LLP, on an advisory basis, as our independent registered public accounting firm for 2026;

•	to approve the Fourth Amended and Restated 2016 Evercore Inc. Stock Incentive Plan; and

•	to transact such other business as may properly come before our Annual Meeting or any adjournments or postponements thereof.

What are the Board’s recommendations?

Our Board recommends:

•

a vote FOR the election of each of Roger C. Altman, Pamela G. Carlton, Ellen V. Futter, Gail B. Harris, Robert B. Millard, Willard J. Overlock, Jr., Sir Simon M. Robertson, Christine A. Varney, John S. Weinberg, William J. Wheeler and Sarah K. Williamson to serve as directors until the next annual meeting or until their successors are duly elected and qualified;

•	a vote FOR the approval of the advisory resolution approving the compensation of our NEOs as disclosed in this Proxy Statement;

•	a vote FOR the ratification of the selection of Deloitte as our independent registered public accounting firm for 2026; and

•	a vote FOR the approval of the Fourth Amended and Restated 2016 Evercore Inc. Stock Incentive Plan.

How do I vote?

You can vote either at our virtual Annual Meeting or by proxy without participating in our Annual Meeting. To vote by proxy you may vote by telephone, on the internet or through the mail as follows, which instructions are also set forth on your Notice or, if you received printed proxy materials, your proxy card:

•

Vote by Internet—www.proxyvote.com: Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, the day before the meeting date. Have your Notice or, if you received printed proxy materials, your proxy card in hand when you access the website and follow the applicable instructions to obtain your records and to create an electronic voting instruction form.

•

Vote by Phone—1-800-690-6903: Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

•

Vote by Mail—If you received printed proxy materials, and would like to vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received no later than the day before the meeting date. If you did not receive printed proxy materials, and would like to vote by mail, you must request printed copies of the proxy materials by following the instructions on your Notice.

We urge you to vote by proxy even if you plan to participate in our Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the Annual Meeting and so your vote will be counted if you later decide not to participate in the Annual Meeting. If you received printed proxy materials and are voting by mail, you should follow the instructions set forth on the proxy card, being sure to complete it, to sign and date it and to mail it in the enclosed postage-paid envelope. If you participate in the Annual Meeting, you may vote at the meeting as described herein and your previously delivered proxy will not be counted.

If your shares are held through a bank, broker or other holder of record (that is, in “street name”), please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do in order to vote your shares. If you want to vote in person, you must obtain a legal proxy from your bank, broker or other holder of record and have it at the meeting. Please also see the information under “—What do I need to do if I want to participate in the virtual Annual Meeting?” on page 16.

What is the difference between holding shares as a shareholder of record and as a beneficial owner or street name holder?

If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are considered, with respect to those shares, the “shareholder of record.” We have sent the Notice or, if you received printed proxy materials, your notice of Annual Meeting, Proxy Statement, Annual Report and proxy card directly to you.

If your shares are held in a stock brokerage account or by a bank, broker or other holder of record, you are considered the “beneficial owner” of shares held in street name. The notice of the Annual Meeting, the Proxy Statement, the Annual Report and a voting instruction card have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.

What is included in the proxy materials?

Our proxy materials, which are available on our website at www.evercore.com at the Online Investor Kit under the “Resources” tab of the “Investor Relations” link, include our Notice of 2026 Annual Meeting of Stockholders, our Proxy Statement and our 2025 Annual Report to shareholders. If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also included a proxy card or voting instruction form.

What type of financial information is used in this Proxy Statement?

The Evercore financial measures in this Proxy Statement are those prepared in accordance with U.S. GAAP, unless they are designated as “non-GAAP measures,” in which case a reconciliation to the U.S. GAAP numbers is included in Annex A.

How does Evercore’s corporate structure impact Evercore’s share count and vote calculation?

The diagram on page 13 depicts our organizational structure. Our structure is similar to an umbrella partnership real estate investment trust, or UPREIT structure, which is common in the real estate sector and with human capital-intensive businesses which have gone public.

Certain of our SMDs and other individuals and entities hold some of their equity in limited partnership units and interests issued by Evercore LP, a Delaware limited partnership. These include Class A units, Class E units, Class I units, Class K units and Class K-P units (which may convert into Class K units) in Evercore LP.

Class A, Class E, Class I and Class K units of Evercore LP are exchangeable, at the discretion of the unit holder and without the payment of any consideration, on a one-for-one basis for shares of our Class A common stock, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.

The Class K-P units generally convert, on specified vesting dates, into a number of Class K units, contingent upon the achievement of certain defined benchmark results and subject to the participant’s continued service with the Company (which Class K units will, in turn, be exchangeable for Class A common stock as noted above).

Generally, all holders of Class A units, Class E units, Class I units and Class K units (collectively, “Voting Units”), other than the Company, have the same voting rights as holders of Class A common stockholders through the ownership of our Class B common stock, which entitles each holder to one vote for each unit held by such holder. Holders of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our shareholders for their vote or approval, except as otherwise required by applicable law.

The Class B common stock has no economic rights. The Company funds dividends to holders of our Class A common stock by causing Evercore LP to make distributions to its partners, including the Company. Evercore LP makes pro-rata distributions to its partners based on their interest in Evercore LP concurrently with Evercore LP distributions to the Company (provided that holders of Class K-P units are not entitled to distributions).

Thus, holders of Voting Units, through the combination of Class B common stock of Evercore and LP units, generally have similar equity interests as if they held an equivalent number of shares of Class A common stock.

Because of our corporate structure, we view our share count as including Voting Units for voting purposes, and include these units when we calculate total shares and share equivalents for voting purposes. Unless indicated otherwise, where we use the terms voting power, votes outstanding, votes cast or other similar terms, such terms should be read to include both the number of shares of Class A common stock outstanding and the number of votes associated with Class B common stock, which is generally equal to the number of Voting Units. As of April 13, 2026, the record date for our Annual Meeting, a combined total of 41,266,582 shares of Class A common stock and Voting Units (by virtue of the associated Class B common stock) are entitled to vote.

ORGANIZATIONAL STRUCTURE

What is our voting share count?

As of April 13, 2026, the record date for our Annual Meeting, our voting share count was as follows:

Shares of Class A common stock outstanding	38,679,971
Voting Units outstanding	2,586,611

Total voting shares and units	41,266,582

What constitutes a quorum?

The holders of a majority of voting power of the issued and outstanding shares of Class A common stock and Class B common stock (which is equal to the number of Voting Units) entitled to vote must be present or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by broker non-votes (as defined below) also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your bank, broker or other holder of record, under current NYSE rules, Proposals 1, 2 and 4 are considered non-discretionary matters and a bank, broker or other holder of record will lack the authority to vote shares at his or her discretion on these proposals, and your shares will not be voted on these proposals (a “broker non-vote”).

How are votes calculated?

If you are a holder of our Class A common stock, then you are entitled to one vote at our Annual Meeting for each share of our Class A common stock that you held as of the close of business on April 13, 2026.

If you are a holder of our Class B common stock, then you are entitled to a number of votes at our Annual Meeting equal to the total number of Voting Units in Evercore LP that you held as of the close of business on April 13, 2026.

If you hold RSUs, you will not be entitled to vote the shares underlying such RSUs until you actually receive delivery of the shares of Class A common stock underlying such units.

All matters on the agenda for our Annual Meeting or any adjournments or postponements thereof will be voted on by the holders of our Class A common stock and Class B common stock, voting together as a single class.

How many votes are required to approve each PROPOSAL and how are votes counted?

	How many votes are required for approval?	How are director withhold votes treated?	How are abstentions treated?	How are broker non-votes handled?	How will signed proxies that do not specify voting preferences be treated?

Proposal 1: Elect the 11 director nominees identified in this Proxy Statement	A plurality of votes cast, subject to our director resignation policy if a director receives less than majority support	Withhold votes will not be counted as votes cast for purposes of the plurality voting standard but will be considered in determining whether our director resignation policy applies to a director	Abstentions will not be counted as votes cast	Broker non-votes will not be counted as votes cast	Votes will be cast FOR the 11 director nominees identified in this Proxy Statement

Proposal 2: Advisory vote to approve the compensation of our NEOs	A majority of votes cast	N/A	Abstentions will not be counted as votes cast	Broker non-votes will not be counted as votes cast	Votes will be cast FOR the approval of the compensation of our NEOs

Proposal 3: Advisory vote to ratify the selection of Deloitte as our independent registered public accounting firm for 2026	A majority of votes cast	N/A	Abstentions will not be counted as votes cast	Banks, brokers and other holders of record may exercise discretion and vote on this matter and these will be counted as votes cast	Votes will be cast FOR the ratification of the selection of Deloitte as our independent public accounting firm for 2026

Proposal 4: Approval of the Fourth Amended and Restated 2016 Evercore Inc. Stock Incentive Plan	A majority of votes cast	N/A	Abstentions will not be counted as votes cast	Broker non-votes will not be counted as votes cast	Votes will be cast FOR the approval of the Fourth Amended and Restated 2016 Evercore Inc. Stock Incentive Plan.

It is important to note that the proposals with respect to (i) approval of the compensation of our NEOs and (ii) ratification of the selection of the independent registered public accounting firm are non-binding and advisory. However, the Board intends to carefully consider the results of Proposal 2 in making future compensation decisions and, if our shareholders fail to ratify the selection of Deloitte, the selection of another independent registered public accounting firm may be considered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

What happens if a director fails to receive the support of a majority of votes cast?

Under our director resignation policy, if a director receives more “withhold” votes than “for” votes, then that director must promptly tender his or her resignation. The Nominating and Corporate Governance Committee will consider the resignation offer (without the participation of the relevant director) and will recommend to the Board the action to be taken, and the Board will take action within 90 days following certification of the vote, and publicly disclose its decision and the reason for that decision. See “PROPOSAL 1—Election of Directors—Majority Voting Policy” below on page 23.

What if I do not specify a choice for a matter when returning a proxy?

Shareholders should specify their choice for each matter on the enclosed proxy card or voting instruction card. If no specific instructions are given, proxy cards and voting instruction cards which are signed and returned will be voted at the Annual Meeting or any adjournments or postponements thereof as indicated in the chart above. In addition, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to other matters that may properly come before our Annual Meeting or any adjournments or postponements of the meeting in accordance with their judgment.

Can I change my vote?

Yes. At any time before your proxy is exercised at the Annual Meeting, you may change your vote by:

•	revoking it by written notice sent to our Corporate Secretary that is received by 5:00 p.m., Eastern Time, on June 9, 2026;

•	delivering a later-dated proxy card that is received by 5:00 p.m., Eastern Time, on June 9, 2026;

•	voting again by Internet or telephone at a later time before the closing of the voting facilities at 11:59 p.m., Eastern Time, on June 9, 2026; or

•	voting at our Annual Meeting.

If your shares are held in street name, please refer to the information forwarded to you by your bank, broker or other holder of record for procedures on revoking or changing your vote.

What does it mean if I receive more than one proxy card or Notice?

If you receive more than one proxy card or Notice, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, please follow the instructions included on each Notice you receive or, if you received printed proxy materials by mail, complete, sign and return each proxy card you receive.

What happens if a nominee for director declines or is unable to accept election?

If you vote in the manner described in the Notice or by signing the proxy card or voting instruction card, and if unforeseen circumstances make it necessary for our Board to substitute another person for a nominee, the proxies named in the proxy card or voting instruction card will vote your shares for that other person.

Will anyone contact me regarding this vote?

In addition to solicitation by mail, proxies may be solicited by our directors, officers or employees in person, by telephone or by other means of communication, for which no additional compensation will be paid. We have also engaged Alliance to assist in the solicitation and distribution of proxies. Alliance will receive fees of approximately $75,000, plus reasonable out-of-pocket costs and expenses, for its services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.

Why did the Board decide to adopt a virtual format for the Annual Meeting?

Following consideration of the successful implementation of the virtual format for the annual meetings held in recent years, the Board has determined it would be advisable to continue to hold our annual meeting virtually. We believe the virtual format provides a productive opportunity for shareholders to communicate with the Board by submitting questions. In addition, the online meeting format has eliminated many of the costs associated with holding a physical meeting.

What do I need to do if I want to participate in the virtual Annual Meeting?

As discussed above, our Annual Meeting will be a virtual meeting conducted only via live webcast. There will be no physical meeting location. All holders of Class A common stock and Class B common stock, including shareholders of record and shareholders who hold their shares through banks, brokers or other holders of record, may participate in the Annual Meeting. Only shareholders as of the record date can vote at the Annual Meeting.

If you plan to participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/EVR2026 and enter the 16-digit control number included either on your Notice, proxy card or the instructions that accompanied your proxy materials. You may begin to log into the meeting platform at 8:45 a.m., Eastern Time, on June 10, 2026. The Annual Meeting will begin promptly at 9:00 a.m., Eastern Time, on June 10, 2026. Participants should ensure they have a strong internet connection and suitable devices wherever they intend to participate in the Annual Meeting, and should give themselves time to log in and ensure they can hear and stream audio prior to the start of the Annual Meeting.

If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/EVR2026, type your question into the ‘‘Ask a Question” field, and click “Submit.”

Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, are not pertinent to Annual Meeting matters and therefore will not be answered. Any questions pertinent to Annual Meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at www.evercore.com. If you encounter any technical difficulties with the virtual meeting platform on the meeting day, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in, please call the technical support number that will be posted on the virtual meeting platform log-in page.

In fairness to all shareholders and participants at the meeting, and in the interest of an orderly and constructive meeting, rules of conduct will be enforced. Copies of these rules will be available at the meeting. Only shareholders or their valid proxy holders may address the meeting. Depending on the number of shareholders who wish to speak, we cannot ensure that every such shareholder will be able to do so or will be able to do so for as long as they might want to hold the floor.

Only proposals that meet the requirements of our Amended and Restated Bylaws will be eligible for consideration at the meeting. This year there are no shareholder proposals that meet the criteria. Therefore, no shareholder proposals will be considered during the Annual Meeting. Shareholders may submit proposals and other matters for consideration at the 2027 Annual Meeting as described in “Shareholder Proposals and Nominations for 2027 Annual Meeting” on page 87.

Is a list of shareholders available?

The names of shareholders of record entitled to vote at the Annual Meeting will be available to shareholders at least 10 days prior to our Annual Meeting at our principal executive offices located at 55 East 52nd Street, New York, New York 10055 during normal business hours, and at the Annual Meeting. The list will also be available to shareholders at www.virtualshareholdermeeting.com/EVR2026 during the Annual Meeting.

How do I find out the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting.

When is our fiscal year?

Our fiscal year ends on December 31 of each year. Our 2025 fiscal year was from January 1, 2025 through December 31, 2025. Our 2026 fiscal year is from January 1, 2026 through December 31, 2026.

Will I receive a copy of the Annual Report?

If you did not receive a Notice, you will receive our 2025 Annual Report with the Proxy Statement. If you did receive a Notice, you will not receive a printed copy of the 2025 Annual Report or other proxy materials, unless you have requested a copy by following the instructions contained in the Notice. The Annual Report includes our audited financial statements, along with other financial information about us, which we urge you to read carefully.

Where can I find more financial information about Evercore?

You can obtain, free of charge, a copy of our filings with the SEC by:

•	accessing our Internet website at www.evercore.com and clicking on the “Investor Relations” link;

•	writing to Investor Relations at Evercore, 55 East 52nd Street, New York, New York 10055; or

•	telephoning us at (212) 857-3100.

You can also obtain a copy of our SEC filings from the SEC’s EDGAR database at www.sec.gov.

How can I contact our Corporate Secretary?

In several sections of this Proxy Statement, we suggest that you should contact our Corporate Secretary to follow up on various items. You can reach our Corporate Secretary by writing to the Corporate Secretary Department at our principal offices located at 55 East 52nd Street, 43rd Floor, Attn: Jason Klurfeld, New York, New York 10055 or telephoning us at (212) 857-3100.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that our Board will consist of that number of directors determined from time to time by our Board. Acting upon the recommendation of its Nominating and Corporate Governance Committee, our Board has nominated 11 persons identified herein for election as directors, all of whom are directors currently, to hold office until the 2027 Annual Meeting or until the election and qualification of their successors. Our nominees include nine independent directors.

Nominees

Set forth below are the names of the nominees for election as our directors; their ages and principal occupations as of April 13, 2026; and their biographical information.

Name	Age	Position	Director Since
Roger C. Altman	80	Founder, Senior Chairman and Director	2006
Pamela G. Carlton	71	Director	2019
Ellen V. Futter	76	Director	2018
Gail B. Harris	73	Director	2006
Robert B. Millard	75	Director	2012
Willard J. Overlock, Jr.	80	Director	2014
Sir Simon M. Robertson	85	Director	2017
Christine A. Varney	70	Director	2026
John S. Weinberg	69	Chairman of the Board and CEO	2016
William J. Wheeler	64	Director	2015
Sarah K. Williamson	62	Director	2018

Roger C. Altman is Founder and Senior Chairman of Evercore. Mr. Altman began his investment banking career at Lehman Brothers, advancing to general partner in 1974. He was then nominated by President Carter and confirmed by the Senate as Assistant Secretary of the U.S. Treasury, serving in that position for four years. Mr. Altman subsequently returned to Lehman, where he later became co-head of overall investment banking as well as a member of the management committee and board. He remained in those positions until Lehman was sold. In 1987, Mr. Altman joined The Blackstone Group as vice chairman, head of advisory business, and investment committee member. Mr. Altman was then nominated by President Clinton and again confirmed by the Senate as Deputy Secretary of the U.S. Treasury. He served in that position for two years. Then in 1995, he formed Evercore.

He is a trustee of MIT, New York-Presbyterian Hospital and New Visions for Public Schools and a member of the Council on Foreign Relations. He earned an A.B. from Georgetown University and an MBA from the University of Chicago.

Pamela G. Carlton, after 22 years as an investment banker on Wall Street, launched research and consulting firm Springboard – Partners in Cross Cultural Leadership LLC, where she has been President since 2003. Ms. Carlton retired as a Managing Director and Associate Director of U.S. Equity Research at JPMorgan Chase in May 2003, having also served as Director of U.S. Equity Research for Chase Asset Management from 1996 to 1999. Prior to JPMorgan Chase, Ms. Carlton was an investment banker with Morgan Stanley for 14 years in corporate finance and capital markets. While at Morgan Stanley, she was also Co-Director of U.S. and Latin America Equity Research. Ms. Carlton began her career as a corporate attorney at Cleary Gottlieb Steen & Hamilton.

Ms. Carlton also serves on the following Boards: director/trustee of the Columbia Mutual Fund complex and two Columbia closed-end funds, where she is the Chair of the Board; Apollo Commercial Real Estate Finance, Inc., where she chairs the Nominating and Corporate Governance Committee; DR Bank,

where she chairs the Audit Committee; and New York-Presbyterian Hospital. She has served on the Board of Visitors of Yale School of Management, the Board of Visitors of Yale Law School, and the Board of Trustees of Williams College.

Ms. Carlton earned a B.A. from Williams College and was elected President of the Williams College Phi Beta Kappa Society. She earned a J.D. from Yale Law School and an M.B.A. from Yale School of Management.

Ellen V. Futter is president of the Markle Foundation. She previously served as the President of the American Museum of Natural History from November 1993 through March 15, 2023, when she was elected President Emerita. Previously, Ms. Futter served as the President of Barnard College and prior to that was a corporate attorney at the law firm of Milbank LLP (formerly known as Milbank, Tweed, Hadley & McCloy). She also previously served as the Chairman of the Federal Reserve Bank of New York and was on the Board of Trustees and several committees for Consolidated Edison Co. of New York Inc.

Ms. Futter is also a Trustee of the Brookings Institution, where she chairs the Nominations and Governance Committee and is a member of its board’s Executive Committee, a Governing Trustee at the Memorial Sloan-Kettering Cancer Center, where she serves as a member of the Joint Nominating and Governance Committee and a Trustee of the Gerstner Sloan Kettering Graduate School, and a Trustee of the Cold Spring Harbor Laboratory, where she serves on the Nominating, Education, and Facilities Committees. She is also an ex officio Director of New York City Tourism and Conventions and previously served as a senior advisor to the Boston Consulting Group.

Ms. Futter graduated Phi Beta Kappa, magna cum laude, from Barnard College and earned her J.D. from Columbia Law School.

Gail B. Harris is our Lead Director and serves as Chair of the Nominating and Corporate Governance Committee and as a member of the Audit Committee. Ms. Harris was also on the Board of Seacor Holdings Inc., where she served on the Audit Committee and Nominating and Corporate Governance Committee, and on the Board of Cigna Life Insurance Company of New York, where she was the Lead Director and Chair of the Outside Directors/Audit Committee. In addition, Ms. Harris serves on the boards of several private companies. Ms. Harris is the Chair of the Dean’s Advisory Council of Stanford Law School and is a member of the Advisory Council of the Freeman Spogli Institute for International Studies at Stanford University. She is also a member of the Council on Foreign Relations. Ms. Harris previously served as a trustee on the Stanford University Board of Trustees, where she chaired the Special Committee on Investment Responsibility, and was a member of the Finance and Audit Committees. Ms. Harris is President Emeritus and a current member of the Board of New York Cares, the largest non-profit for volunteering in New York City. She began her legal career at Simpson Thacher & Bartlett LLP in 1977 and was a partner in the Corporate Department from 1984 to 1998. She was Of Counsel to Simpson Thacher through June 2011. Ms. Harris has extensive experience in advising boards of directors, and representing clients on general corporate and securities work, joint ventures, partnerships, acquisitions and dispositions.

Ms. Harris received an A.B. with distinction from Stanford University and a J.D. from Stanford Law School.

Robert B. Millard formerly served as Chairman of the MIT Corporation, and served on its Executive Committee, until October 2020. Mr. Millard was also formerly a member of the MIT Investment Management Company endowment board. Prior to becoming Chairman of MIT, Mr. Millard served as the Chairman of Realm Partners LLC from 2009 to 2014 and held various senior roles, including Managing Director, at Lehman Brothers and its predecessors from 1976 to 2008. He also sits on the Board of Directors of iHeart Media, Inc, serves on the compensation committee and chairs the audit committee. Mr. Millard serves on the Board of Directors of L3Harris Technologies and was the lead independent director until April 2025. He also served as chairman of L3 Technologies, a predecessor company, and served as a director of Weatherford

International Inc. until February 2012 and director of GulfMark Offshore Inc. until July 2013. He is a current member of the Council on Foreign Relations and serves on its Finance and Budget Committee. Mr. Millard has an MBA from the Harvard Business School and an S.B. from MIT.

Willard J. Overlock, Jr. retired in 1996 from a career in investment banking. Mr. Overlock is a trustee emeritus of Rockefeller University and a Special Partner at Cue Ball Capital. Mr. Overlock previously served as a member of the Board of Directors of Becton, Dickinson and Company and chairman of The Albert and Mary Lasker Foundation. He holds an M.B.A. from Columbia Business School and a B.A. from the University of North Carolina.

Sir Simon M. Robertson founded Simon Robertson Associates LLP, offering independent and trusted corporate finance advice to a limited number of major international companies, and has led the firm since its founding in 2005. Prior to founding his own firm, he was a Managing Director and President of Goldman Sachs Europe Limited from 1997 until he retired in 2005. Before joining Goldman Sachs, Sir Simon served various roles at the Kleinwort Benson Group. He joined the Kleinwort Benson Group in 1963, working in most of the businesses of the Kleinwort Benson Group before joining the Corporate Finance Division in 1968. He became Chairman of Kleinwort Benson Group Plc in 1996 and resigned from the Group in 1997. Sir Simon is a director of several private companies, including Byhiras Group.

He has served on the boards of numerous public and private entities in the past, including as Chairman of Rolls-Royce Holdings plc (2005-2013), on the board of Berry Bros & Rudd Ltd (1998-2018), on the board of The Economist Newspaper Ltd. (2005-2017) and on the board of HSBC Holdings plc (2006-2016), where he was Senior Independent Director (2007-2015) and Deputy Chairman (2010-2016), and on the board of Troy Asset Management Limited (2012-2024). In 2015 he joined the International Advisory Board of Brown Advisory, from which he retired in November 2021. He is a Visiting Professor at King’s College London (Department of Political Economy). He is also a member of the Supervisory Board of LOV Group Invest, an Ambassador of the Winston Churchill Memorial Trust and President of the Légion d’Honneur UK Chapter Limited from which he retired in January 2022. Sir Simon was knighted for services to Business in the Queen’s Birthday Honours list in 2010. He also became an “Officier” of the “Ordre des Arts et des Lettres” in 2011 and “Officier” de la Légion d’Honneur in 2014.

Christine A. Varney previously served as Chair of the Antitrust Practice of Cravath, Swaine & Moore LLP from 2011 until her retirement in December 2025. Prior to her time at Cravath, Ms. Varney served as Assistant Attorney General at the Department of Justice and headed the DOJ’s Antitrust Division, overseeing all aspects of the Division’s operations, including merger review, criminal and civil litigation and investigations and coordination with competition regulators outside the United States. Before her tenure at the DOJ, Ms. Varney served as a Commissioner of the Federal Trade Commission. Prior to becoming FTC Commissioner, Ms. Varney served as Assistant to the President and Secretary to the Cabinet in the Clinton administration.

Ms. Varney received a B.A. from the State University of New York at Albany in 1977, an M.P.A. from Syracuse University in 1982 and a J.D. from Georgetown University Law Center in 1986.

John S. Weinberg has served as Chairman of the Board and CEO of Evercore since February 25, 2022. Prior to February 2022, Mr. Weinberg served as Co-Chairman of the Board and Co-CEO since July 2020, and as Chairman of the Board and Executive Chairman from November 2016 until July 2020. Prior to joining Evercore, Mr. Weinberg was Vice Chairman of Goldman Sachs Group from 2006 to 2015, was Co-Head of Global Investment Banking from 2002 until 2015 and served on its Management Committee from 2002 to 2015. Mr. Weinberg joined Goldman Sachs in 1983 as an Associate and was promoted to Partner in 1992.

Mr. Weinberg is a board member of Ford Motor Company, NewYork-Presbyterian Hospital, and the Cystic Fibrosis Foundation. Mr. Weinberg received a B.A. from Princeton University in 1979 and in 1983 earned an M.B.A. from Harvard Business School.

William J. Wheeler previously served as the Vice Chairman and President of Athene Holding Ltd. Prior to joining Athene, Mr. Wheeler was President of the Americas group for MetLife Inc., where he oversaw the insurance and retirement business in the United States and Latin America. Previously, Mr. Wheeler had been Executive Vice President and Chief Financial Officer at MetLife. Prior to joining MetLife, he was an investment banker at Donaldson, Lufkin & Jenrette. Mr. Wheeler also serves on the board of Ethos Technologies.

Mr. Wheeler has an A.B. from Wabash College, where he is now the chairman of the board of trustees, and an M.B.A. from Harvard Business School.

Sarah K. Williamson is currently the Chief Executive Officer of FCLTGlobal, a not-for-profit organization whose mission is to focus capital on the long term to support a sustainable and prosperous economy. Ms. Williamson previously spent over 20 years with Wellington Management, a private, independent investment management firm, including as a Partner and Director of Alternative Investments. Before joining Wellington Management, Ms. Williamson was a senior engagement manager at McKinsey & Company, a special assistant at the U.S. Department of State, and a Goldman Sachs mergers and acquisitions investment banker. Ms. Williamson also serves as a director of EXL Service (NASDAQ: EXLS), where she serves on the Compensation and Talent Management Committee and Nominating and Governance Committee. She also serves as chair of the board of the Whitehead Institute for Biomedical Research, and a member of the boards of MITIMCo and the Women’s Foundation of Boston. She is a member of the Council on Foreign Relations.

Ms. Williamson received her B.A. in economics, with honors, from Williams College in 1984 and earned an M.B.A., with distinction, from Harvard Business School in 1989.

Qualifications of Nominees Considered by the Board

When considering whether director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Nominating and Corporate Governance Committee and the Board focused primarily on the information discussed in each director’s individual biography set forth above and the qualifications described below.

•

With regard to Mr. Altman, the Board considered his position as a founder and his experience as CEO, his extensive knowledge of our industry and his investment banking and government experience prior to founding Evercore.

•

With regard to Ms. Carlton, the Board considered her extensive investment banking, financial markets and equity research leadership experience, and her prominent role in advising organizations on inclusive leadership. The Board also considered Ms. Carlton’s service on other boards.

•

With regard to Ms. Futter, the Board considered her management and operations experience leading major New York not-for-profit entities that provide services to the public, her legal and financial experience, as well as her prior service on other public company boards.

•

With regard to Ms. Harris, the Board considered her legal experience representing investment banks and multinational companies on a wide range of business transactions and corporate governance matters, evaluating and forming complex legal structures and arrangements with respect to acquisitions, joint ventures and mergers, and her experience with boards.

•

With regard to Mr. Millard, the Board considered his extensive investment and financial management experience, including his prior leadership experience as Chairman of MIT and his prior service as the managing partner of Realm Partners LLC, his experience serving on other boards, and his experience with financial and compensation matters.

•	With regard to Mr. Overlock, the Board considered his extensive experience in investment banking and in managing financial institutions and his experience on other boards.

•

With regard to Sir Simon Robertson, the Board considered his extensive investment banking and financial markets experience, and in particular, his international background, as well as his experience serving on other boards of financial and other companies.

•

With regard to Ms. Varney, the Board considered her leadership experience as Chair of the Antitrust Practice at Cravath, Swaine & Moore LLP, her prior service as Assistant Attorney General for the Antitrust Division of the U.S. Department of Justice and as a Commissioner of the Federal Trade Commission, and her extensive experience advising multinational companies on antitrust and competition law matters in connection with a broad range of business transactions.

•

With regard to Mr. Weinberg, the Board considered his service as our Chairman of the Board and CEO, his leadership experience at Goldman Sachs, his relationships with a number of leading companies, his extensive knowledge of our industry and his investment banking experience.

•

With regard to Mr. Wheeler, the Board considered his executive leadership experience and experience as chief financial officer at a large multinational public company and his experience with financial institutions and, in particular, insurance companies.

•

With regard to Ms. Williamson, the Board considered her extensive experience in the investment management industry, as well as her management and leadership experience as CEO of a non-profit organization focused on sustainability and long-term investing, and her familiarity with institutional investors’ approach to company performance, sustainability and corporate governance.

Board Recommendation

Our Board of Directors unanimously recommends a vote “FOR” the election of each of Roger C. Altman, Pamela G. Carlton, Ellen V. Futter, Gail B. Harris, Robert B. Millard, Willard J. Overlock, Jr., Sir Simon M. Robertson, Christine A. Varney, John S. Weinberg, William J. Wheeler and Sarah K. Williamson, each of whom has also been recommended by our Nominating and Corporate Governance Committee, which is comprised exclusively of independent directors.

Unless authority to vote for one or more of the nominees is specifically withheld or authority to vote against one or more of the nominees is given according to the instructions in your signed proxy card or Notice, the proxies named in the enclosed proxy card will be voted “FOR” the election of Messrs. Altman, Millard, Overlock, Weinberg, and Wheeler, Mses. Carlton, Futter, Harris, Varney and Williamson, and Sir Simon Robertson. Our Board does not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the Annual Meeting, the persons named as proxies in the enclosed proxy card will have the right to vote for such substitute nominee or nominees as they, in their discretion, may determine.

Majority Voting Policy

Our Board, upon the recommendation of our Nominating and Corporate Governance Committee, adopted a director resignation policy as part of our Corporate Governance Principles dealing with the situation where a director nominee fails to receive majority support in an uncontested election. Under this policy, any nominee in an uncontested election who does not receive a greater number of “for” votes than “withhold” votes shall promptly tender his or her resignation following certification of the vote. The Nominating and Corporate Governance Committee shall consider the resignation offer and shall recommend to the Board the action to be taken. Any director whose resignation is under consideration shall not participate in the Nominating and Corporate Governance Committee recommendation regarding whether to accept the resignation. The Board shall take action within 90 days following certification of the vote, and the Company will promptly disclose the Board’s decision and the reasons therefor, in a press release or Form 8-K furnished to the SEC. Our Corporate Governance Principles are available on our website at www.evercore.com.

Proxies will be voted FOR the 11 director nominees identified in this Proxy Statement unless otherwise specified.

EXECUTIVE OFFICERS

Set forth below are biographical summaries and ages of our executive officers as of April 13, 2026. Each of our executive officers serves at the discretion of our Board without specified terms of office.

See “PROPOSAL 1-Election of Directors” above (on page 18) for information about Messrs. Altman and Weinberg.

Jason Klurfeld (52), General Counsel and Corporate Secretary, is responsible for our legal and compliance functions. He is a member of the Firm’s Management Committee. Prior to joining us in June 2011, Mr. Klurfeld was a corporate and transactional attorney, focusing primarily on mergers, acquisitions, financings, strategic investments and other corporate law matters at Sullivan & Cromwell LLP in New York from 2006 to 2011 and at Skadden Arps, Slate, Meagher & Flom LLP in Washington, D.C. from 2004 to 2006. Prior to that, he served in government as an aide to New York Senator Daniel Patrick Moynihan. Mr. Klurfeld earned a B.A. in economics from Hamilton College, a Masters in History from Oxford University (St. Antony’s College) and a J.D. from the University of Pennsylvania. Mr. Klurfeld serves on the Board of Advisors for the Penn Law Institute for Law & Economics.

Timothy LaLonde (64), Chief Financial Officer, is responsible for our financial, tax, internal audit, corporate strategy (with our CEO and business leaders), information technology, investor relations, real estate and facilities functions. He is a member of the Firm’s Management Committee. Mr. LaLonde has more than three decades of investment banking experience and previously served as Evercore’s COO of Global Investment Banking and co-head of the U.S. Investment Banking business. Prior to Evercore, he was an executive director at UBS and a vice president at Dillon Read, a predecessor firm of UBS. He received his B.S.B. with high distinction from the University of Minnesota, his M.Sc. from the London School of Economics, and his M.B.A. with high distinction from the Amos Tuck School of Business Administration at Dartmouth College. Mr. LaLonde currently serves on the Board of Advisors at the University of Minnesota’s Carlson School of Management.

Matthew Lindsey-Clark (63), is co-head of Evercore’s EMEA Investment Banking business. He is a senior managing director and a member of the Firm’s Management Committee. Mr. Lindsey-Clark has over 40 years of investment banking experience and, before taking on his management roles, specialized in advising financial services companies for most of his career. He has advised on a wide range of M&A and capital markets transactions across a number of sectors within the wider financial services industry, including banking, finance companies, property and casualty insurance and reinsurance, insurance broking and asset management. Mr. Lindsey-Clark joined Evercore on the completion of the acquisition of Lexicon Partners in August 2011. Prior to joining Lexicon in 2001, he was a managing director in the European financial institutions group at Credit Suisse First Boston. From 1997 until its acquisition by CSFB in November 2000, he was with Donaldson, Lufkin & Jenrette in London, before which he was at NatWest Markets. He is treasurer and trustee of the Royal Horticultural Society, and a trustee of Classics for All. Mr. Lindsey-Clark has a first-class degree in classics from Oxford University.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and any persons who beneficially own more than 10% of our stock, to file with the SEC initial reports of ownership and reports of changes in ownership in our stock. Such persons are required by SEC regulations to furnish to us copies of all Section 16(a) forms they file. As a matter of practice, our administrative staff assists our directors and officers in preparing and filing such reports with the SEC.

To our knowledge, based solely on our review of copies of the reports received by us and written representations by these individuals that no other reports were required since January 1, 2025, except as previously disclosed, all such filings under Section 16(a) were timely filed, except for one Form 3 for Mr. Lindsey-Clark, filed on May 16, 2025, and one Form 3 for Ms. Varney, filed on March 20, 2026, which were filed late due to administrative delay in receiving filing codes.

RELATED PERSON TRANSACTIONS AND OTHER INFORMATION

Tax Receivable Agreement

Limited partnership units in Evercore LP are held by, among others, current and former SMDs who provided services to our predecessor entities prior to our 2006 initial public offering, which includes Mr. Altman and Mr. LaLonde. Limited partnership units in Evercore LP may be exchanged for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Evercore LP has made and intends to make an election under Section 754 of the Code effective for each taxable year in which an exchange of limited partnership units for shares occurs, which may result in an adjustment to the tax basis of the assets owned by Evercore LP at the time of an exchange of limited partnership units. The exchanges have resulted and may in the future result in increases in the tax basis of the tangible and intangible assets of Evercore LP that otherwise would not have been available. These increases in tax basis have increased, and are expected to continue to increase, amortization deductions for tax purposes and, as a result, reduce the amount of tax that we would otherwise be required to pay.

In connection with our IPO, we entered into a tax receivable agreement with certain of our current and former SMDs who were partners prior to our IPO and held Class A limited partnership units, including Mr. Altman and Mr. LaLonde, that provides for the payment by us to an exchanging Evercore partner of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that we actually realize as a result of these increases in tax basis. We retain the economic benefit of the remaining 15% of cash savings, if any, of the tax benefits that we realize. For purposes of the tax receivable agreement, cash savings in income tax will be computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had there been no increase to the tax basis of the tangible and intangible assets of Evercore LP as a result of the exchanges and had we not entered into the tax receivable agreement. The term of the tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the tax receivable agreement for an amount based on agreed payments remaining to be made under the agreement. In certain circumstances, we sold shares of Class A common stock in public offerings and used such cash consideration to acquire Evercore LP limited partnership units, which resulted in substantially similar rights and benefits under the tax receivable agreement as an exchange of Evercore LP limited partnership units for shares of Class A common stock.

While the actual amount and timing of any payments under this agreement will vary depending upon a number of factors, including the timing of exchanges, the extent to which such exchanges are taxable, the change in tax rates and the amount and timing of our income, we expect that, as a result of the size of the increases of the tangible and intangible assets of Evercore LP attributable to our interest in Evercore LP, during the expected term of the tax receivable agreement, the payments that we may make to such SMDs could be substantial. Although we are not aware of any issue that would cause the Internal Revenue Service to challenge a tax basis increase, we are not entitled to reimbursement for any payments previously made under the tax receivable agreement.

As a result of the acquisition of Evercore LP limited partnership units by Evercore since the IPO, certain SMDs, including certain executive officers, became entitled to payments under the tax receivable agreement. During 2025, Mr. Altman (including estate planning vehicles and/or trusts for which Mr. Altman disclaims beneficial ownership) and Mr. LaLonde received payments pursuant to the tax receivable agreement of $1,581,894 and $172,611, respectively.

Registration Rights Agreements

In connection with the IPO, we entered into a registration rights agreement with certain of our current and former SMDs who were partners prior to the IPO, pursuant to which we may be required to register the resale of shares of our Class A common stock held by certain current and former SMDs, including Mr. Altman, upon exchange of certain limited partnership units of Evercore LP held by such SMDs. The holders of these registration rights may require us to register the sale of their shares of Class A common stock and to make available shelf registration statements permitting sales of shares into the market from time to time over an extended period. In addition, such registration rights agreements provide for certain piggyback registration rights in connection with registered offerings of our common stock. In addition, in connection with our acquisition of ISI, we granted registration rights to the former owners of ISI, requiring us to file a shelf registration statement covering the resale of shares of our Class A common stock received by them upon exchange of certain limited partnership units of Evercore LP.

Relationship with Our Former Private Equity Funds

Glisco

In 2016, the Company and the principals of its Mexican private equity business entered into an agreement to transfer ownership of its Mexican private equity business and related entities to Glisco Partners Inc. (“Glisco”), which assumed all responsibility for the management of the existing funds Glisco II and Glisco III (formerly Evercore Mexico Capital Partners II and III, respectively). Glisco is controlled by the principals. These principals ceased to be employed by Evercore following this transaction. Pursuant to the terms of the transaction, the Company will receive a fixed percentage of the management fees earned by Glisco for a period of up to 10 years, as well as a portion of the carried interest in the next two successor funds. The Company committed to invest capital in those successor funds consistent with the level of carried interest it owns and will retain its carried interest and its capital interests in the existing funds. The Company is entitled to 20% of the carried interest in such successor funds. In conjunction with this transaction, the Company entered into a transition services agreement to provide operational support to Glisco.

Following this transaction, the Company ceased to have a general partner’s interest in and deconsolidated GCP II and III (formerly Evercore Mexico Partners II and III), the general partners of Glisco II and Glisco III, respectively, and related subsidiaries. Evercore LP, through its subsidiaries, maintained an interest in the general partner of Glisco II and Glisco III and is entitled to (i) 50% of the carried interest realized from Glisco II and 45% of the carried interest realized from Glisco III and (ii) as an indirect investor in Glisco II and Glisco III, gains (or losses) on investments made by Glisco II and Glisco III based on the amount of capital that Evercore LP or its subsidiaries contributed or subsequently funded. For Glisco II and Glisco III, we will include as consolidated revenue all realized and unrealized carried interest earned by the general partners of Glisco II and Glisco III, although a portion of the carried interest is allocated to employees, and such amounts are recorded as compensation expense.

Carried interest entitles the general partners of Glisco II and Glisco III to a specified percentage of net investment gains that are generated on the capital invested by third-party investors in Glisco II and Glisco III. The general partners of each of Glisco II and Glisco III are entitled to a carried interest that allocates them 20% of the net investment gains realized on capital invested in Glisco II and Glisco III by third-party investors. Each of Glisco II and Glisco III includes a performance hurdle which requires them to return 8%, compounded annually, to third-party investors prior to the general partners receiving their 20% share of net profits realized by the third-party investors. The ultimate value of carried interest with respect to Glisco II and Glisco III are not determinable until the investments have been fully divested or otherwise monetized by the relevant fund, a process that can take many years. For Glisco II and Glisco III, carried interest is allocated on a fund-wide basis rather than on an investment-by-investment basis, and the vesting of carried interest for Glisco II and Glisco III is tied to the formation of the fund and other vesting thresholds. No carried interest will be paid to employees until such time as the carried interest is actually received by the general partners of Glisco II and Glisco III. Carried interest for Glisco II and Glisco III is subject to vesting, generally over a period of four years, and may only be transferred under limited circumstances.

Transactions with Our Mexican Private Equity Investments

Our investments in Glisco II and Glisco III as of December 31, 2025 were as follows:

Mexico Private Equity Funds	Investments in Private Equity Funds
Glisco II	$711,714
Glisco III.	$615,198

The investment period has lapsed for Glisco II and Glisco III.

Certain employees and current and former SMDs have also invested (either directly or through estate planning vehicles) their own capital through the general partners. For 2025, there were no contributions or receipt of proceeds from the Mexico Private Equity Funds for our executive officers, and no payments in respect of carried interest received by the general partner of the Mexico Private Equity Funds, in each case in excess of $120,000.

Relationship with Trilantic

We formed a strategic alliance with Trilantic to pursue private equity investment opportunities with Trilantic and to collaborate on the future growth of Trilantic’s business in 2010 and expanded our relationship on April 22, 2013 through a supplement agreement. As part of the original agreement and the supplement, we agreed to use commercially reasonable efforts to source investment opportunities for Trilantic IV and Trilantic V, and Trilantic agreed to use commercially reasonable efforts to refer to us mergers and acquisitions advisory services or restructuring advisory services from time to time with respect to selected portfolio companies of these Trilantic Funds.

In exchange for 500,000 Evercore LP limited partnership units that were later converted into 500,000 shares of our Class A common stock and sold, we received a minority economic interest in Trilantic and the right to invest in Trilantic’s current and future private equity funds, beginning with Trilantic IV. In connection with the issuance of such limited partnership interests in Trilantic, we became a limited partner of Trilantic and are entitled to receive 10% of the aggregate amount of carried interest in respect of all of the portfolio investments made by Trilantic IV, up to $15 million. In addition, we committed $5 million of the total capital commitments of Trilantic V. As of December 31, 2025, the carrying value of our investment in Trilantic IV was $0 and the carrying value of our investment in Trilantic V was $724,735. We and our affiliates are passive investors and do not participate in the management of any Trilantic-sponsored funds.

Separately, certain of our SMDs (either directly or through estate planning vehicles) have committed to invest up to $15 million in Trilantic V. For 2025, there were no contributions to or distributions from Trilantic V for our executive officers in excess of $120,000.

Purchases of Class A Common Stock from Edward S. Hyman

On March 6, 2025, May 16, 2025, June 9, 2025, and September 9, 2025 (collectively, the “Purchase Dates”), the Company entered into agreements to purchase shares of Class A common stock from Edward S. Hyman, who until February 10, 2025 was an executive officer of the Company. Pursuant to these agreements, the Company purchased 200,000 shares on March 6, 2025 at a price of $206.192 per share, 86,000 shares on May 16, 2025 at a price of $234.039 per share, 84,000 shares on June 9, 2025 at a price of $241.635 per share, and 100,000 shares on September 9, 2025 at a price of $327.088 per share. In each case, the purchase price reflected a 2% discount to the volume weighted average price of the Class A common stock over the three trading days preceding the applicable Purchase Date. The purchases were made pursuant to the Company’s existing share repurchase plan.

Evercore LP Partnership Agreement

We operate our business through Evercore LP and its subsidiaries and affiliates. As the general partner of Evercore LP, we have unilateral control over all of the affairs and decision-making of Evercore LP. As such, we, through our officers, are responsible for all operational and administrative decisions of Evercore LP and the day-to-day management of Evercore LP’s business. Furthermore, we cannot be removed as the general partner of Evercore LP without our approval.

Distributions

Pursuant to the Partnership Agreement of Evercore LP, we have the right to determine when distributions will be made to the partners of Evercore LP and the amount of any such distributions. If we authorize a distribution, such distribution will be made (1) in the case of a tax distribution (as described below), to the holders of limited partnership units and interests in proportion to the amount of taxable income of Evercore LP allocated to such holder, (2) in the case of the distributions in respect of the Class L Interests, to such holders as determined by the Compensation Committee on behalf of the Company, in accordance with the terms of the applicable subscription agreements, as described below under “—Employment Agreements and Awards,” and (3) in the case of other distributions, pro-rata in accordance with the percentages of the holders’ respective limited partnership units (provided that holders of Class K-P units and Class L Interests are not entitled to distributions).

The holders of limited partnership units and interests in Evercore LP will incur U.S. federal, state and local income taxes and foreign taxes on their proportionate share of any net taxable income of Evercore LP. Net profits and net losses of Evercore LP will generally be allocated to its partners pro-rata in accordance with the percentages of their respective limited partnership units and interests. The Partnership Agreement provides for cash distributions to the partners of Evercore LP if we determine that the taxable income of Evercore LP will give rise to taxable income for its partners. In accordance with the Partnership Agreement, we intend to cause Evercore LP to make cash distributions to the holders of limited partnership units and interests of Evercore LP for purposes of funding their tax obligations in respect of the income of Evercore LP that is allocated to them. Generally, these tax distributions will be computed based on our estimate of the net taxable income of Evercore LP allocable to such holder of limited partnership units and interests multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the non-deductibility of certain expenses and the character of our income).

For 2025, Mr. Altman (including estate planning vehicles and/or trusts for which Mr. Altman disclaims beneficial ownership of) and Mr. Weinberg received $520,381 and $1,328,000, respectively, as regular distributions on limited partnership units. In addition, certain of our NEOs received distributions on the Class L Interests held by them in the amounts described in the “Bonus” column of the Summary Compensation Table on page 53.

Dissolution

Evercore LP may be dissolved only upon the occurrence of certain unlikely events specified in the Partnership Agreement. Upon dissolution, Evercore LP will be liquidated and the proceeds from any liquidation shall be applied and distributed in the following order:

•	First, to pay the debts, liabilities and expenses of Evercore LP;

•	Second, as reserve cash for contingent liabilities of Evercore LP; and

•	Third, pro-rata in respect of all partnership units, as set forth in Section 9.03 of the Partnership Agreement.

Use of Corporate Aircraft

For security, safety and health reasons, our Board adopted a policy requiring our Senior Chairman and Chief Executive Officer to use corporate aircraft for certain business air travel to the extent practical.

While the primary use of corporate aircraft is for business purposes, because of the benefit afforded to us in terms of security and productivity while traveling for personal reasons, we allow Messrs. Altman and Weinberg to use the aircraft for personal travel, when the aircraft are not being used for Company business. Under these arrangements, Messrs. Altman and Weinberg must reimburse us for an amount equal to or exceeding the incremental cost associated with their personal use of the aircraft, which generally reimburses us for the full incremental costs and a pro-rata share of the fixed costs. Mr. Weinberg did not use the aircraft for personal travel in 2025, and Mr. Altman reimbursed us for his personal use of the aircraft in 2025 in an amount equal to $378,228, which generally included the full incremental costs and a pro-rata share of the fixed costs, and which in all cases equaled or exceeded the incremental costs associated with such use. Depending on the nature of the aircraft and applicable regulatory guidelines, the required amount of reimbursement was calculated by assessing either (i) the maximum amount of reimbursement allowed by Federal Aviation Administration rules (including enumerated direct costs such as fuel, crew travel expenses, landing fees, flight planning and an additional amount equal to 100% of fuel costs) or (ii) 100% of the costs charged to the Company by certificated air carriers/fractional program operators for personal flights, including a proportionate share of the annual management fees (where applicable). In addition, on limited occasion, we have allowed a business-related flight to deviate and land at an airport other than its destination to drop-off or pick-up a non-business traveler, without such change in destination being treated as an incremental cost.

Transactions with Other 5% Shareholders

From time to time, we engage in ordinary course transactions with entities or affiliates of entities that are the beneficial owner of more than 5% of our outstanding common stock. For example, BlackRock and Vanguard are clients of our Institutional Equities business. All of our transactions with these 5% holders and their affiliates were arms-length transactions entered into in the ordinary course of business, with management and other fees based on the prevailing rates for non-related persons.

Ordinary Course Transactions with Executive Officers and Directors

From time to time, certain executive officers, directors and other affiliates of ours, their family members, and related business organizations or charitable foundations may utilize our services as customers in the ordinary course of our business, such as by holding investments in various Evercore Wealth Management investment vehicles or accounts or by purchasing research services from our equity sales, trading and research business, Evercore ISI. These products and services are offered and provided in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions for similarly situated customers. For certain types of products and services offered by Evercore Wealth Management, certain of our executive officers and other affiliates receive or may be eligible to receive discounts that are available to our employees or SMDs generally.

Policy Regarding Transactions with Related Persons

Our Related Person Transaction Policy, which is available on our website at www.evercore.com under the “Investor Relations” link, requires that Related Person Transactions (defined below) must be approved or ratified by the Nominating and Corporate Governance Committee of the Board unless they have been deemed pre-approved. In determining whether to approve or ratify a Related Person Transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. Under the policy, certain Related Person Transactions are pre-approved, including routine commercial transactions in the ordinary course or transactions that are approved by other committees of the Board. A “Related Person” is any of our executive officers, directors or director nominees, any shareholder owning at least 5% of our stock, or any immediate family member of any of the foregoing persons. A “Related Person Transaction” means any financial transaction, arrangement or relationship or series of similar financial transactions, arrangements or relationships involving more than $120,000 in which we are a participant and in which a Related Person has a direct or indirect material interest. All Related Person Transactions were approved in accordance with our Related Person Transaction Policy, other than those discussed under “—Tax Receivable Agreement” on page 25, “—Registration Rights Agreements” on page 25, “—Relationship with Our Former Private Equity Funds” on page 26 and “—Evercore LP Partnership Agreement” on page 28, which were undertaken prior to the adoption of the policy.

CORPORATE GOVERNANCE

Director Independence

General

Pursuant to the General Corporation Law of the State of Delaware, the state in which we are organized, and our Amended and Restated Bylaws, our business, property and affairs are managed by or under the direction of our Board. Members of our Board are kept informed of our business through discussions with our executive officers and other officers, by reviewing materials provided to them by management and by participating in meetings of the Board and its committees.

NYSE and SEC Requirements

Under the NYSE’s corporate governance rules, no director qualifies as independent unless our Board affirmatively determines that the director has no “material relationship” with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. Under NYSE rules, directors who have relationships covered by one of five bright-line independence tests established by the NYSE may not be found to be independent. In addition, audit committee members are subject to heightened independence requirements under NYSE rules and Rule 10A-3 under the Exchange Act. NYSE rules require that in affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board must consider all factors specifically relevant to determining whether a director has a relationship to us that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member.

Corporate Governance Principles and Categorical Independence Standards

In order to provide guidance on the composition and function of our governing body, our Board adopted our Corporate Governance Principles, which include, among other things, our categorical standards of director independence. The complete version of our Corporate Governance Principles is available on our website at www.evercore.com under the “Investor Relations” link. We will provide a printed copy of the Corporate Governance Principles to any shareholder who requests them by contacting Investor Relations. These categorical independence standards establish certain relationships that our Board, in its judgment, has deemed to be material or immaterial for purposes of assessing a director’s independence. In the event a director maintains any relationship with us that is not specifically addressed in these standards, the Board will determine whether such relationship is material.

The Board has determined that the following relationships should not be considered material relationships that would impair a director’s independence: (1) relationships where a director, or an immediate family member of the director, is an executive officer or director of another company in which we beneficially own less than 10% of the outstanding voting shares of that company; (2) relationships where a director, or an immediate family member of that director, serves as an executive officer, director or trustee of a charitable organization, and our annual charitable contributions to the organization (excluding contributions by us under any established matching gift program) are less than the greater of $1,000,000 or 2% of that organization’s consolidated gross revenues in its most recent fiscal year; and (3) relationships where a director is a current employee, or such director’s immediate family member is a current executive officer, of another company that has made payments to, or received payment from, us for property or services in an amount which, in any of the preceding three fiscal years, did not exceed the greater of $1,000,000 or 2% of the consolidated gross revenues of such other company.

Our Corporate Governance Principles also provide, among other things, that all non-management directors must notify the Board of his or her retirement, change in employer and any other significant change in the director’s principal professional occupation or roles and responsibilities and, in connection with any such change, tender his or her resignation from the Board (and the applicable Board committees) for consideration by the Board. The Board would then consider the continued appropriateness of Board membership under the new circumstances and the action, if any, to be taken with respect to such resignation.

Evaluations of Director Independence

The Nominating and Corporate Governance Committee undertook its annual review of director independence and reviewed its findings with our Board. During this review, our Board considered transactions and relationships between each director, or any member of his or her immediate family, and us, our subsidiaries and affiliates, including those reported under “Related Person Transactions and Other Information” above (on page 25). Our Board also examined transactions and relationships between directors or their affiliates and members of our senior management. The purpose of this review was to determine whether any such relationships or transactions compromised a director’s independence.

As a result of this review, our Board affirmatively determined that each of Messrs. Millard, Overlock and Wheeler, Mses. Carlton, Futter, Harris, Varney and Williamson, and Sir Simon Robertson is independent under NYSE rules and the categorical standards for director independence set forth in the Corporate Governance Principles.

Our Board has also determined that the members of the Audit Committee and Compensation Committee are also independent under the applicable NYSE and SEC rules mentioned above.

Messrs. Altman and Weinberg are not considered to be independent directors as a result of their employment with us.

Committees of the Board

General

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

The following table shows the membership of each of our Board’s standing committees as of April 13, 2026 and the number of in-person and telephonic meetings held by each of those committees during 2025:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Roger C. Altman	—	—	—
Pamela G. Carlton	X	—	X
Ellen V. Futter	—	—	X
Gail B. Harris	X	—	Chair
Robert B. Millard	—	Chair	X
Willard J. Overlock, Jr.	X	X	—
Sir Simon M. Robertson	—	X	X
Christine A. Varney	X	—	X
John S. Weinberg	—	—	—
William J. Wheeler	Chair	X	—
Sarah K. Williamson	X	X	—
2025 Meetings	8	5	3

Our Board met in full session nine times during 2025. Our Board’s standing committees held a total of 16 additional meetings (eight Audit Committee, five Compensation Committee and three Nominating and Corporate Governance Committee meetings).

Our Board has adopted a charter for each of the three standing committees that addresses the composition and function of each committee. You can find links to these materials on our website at www.evercore.com under the “Investor Relations” link, and we will provide a printed copy of these materials to any shareholder who requests it by contacting Investor Relations.

Audit Committee

General. The Audit Committee assists our Board in fulfilling its responsibility relating to the oversight of: (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function and independent registered public accounting firm and (5) risk management and compliance with our Code of Business Conduct and Ethics.

Financial Literacy and Expertise. Our Board has determined that each of the members of the Audit Committee in 2025 was and in 2026 is “financially literate” within the meaning of the listing standards of the NYSE. In addition, our Board has determined that each of Mr. Wheeler and Ms. Williamson qualifies as an “Audit Committee Financial Expert” as defined by applicable SEC regulations and that each has “accounting or related financial management expertise” within the meaning of the listing standards of the NYSE. The Board reached its conclusion as to Mr. Wheeler’s qualification based on, among other things, his experience as chief financial officer at a large multinational public company, his executive leadership experience and his experience with financial institutions and the Board reached its conclusion as to Ms. Williamson’s qualification based on, among other things, her experience with financial reporting and internal auditing, including with respect to oversight of public accountants.

Compensation Committee

General. The Compensation Committee discharges the responsibilities of our Board relating to the oversight of our compensation programs and compensation of our executives. Each of the members of the Compensation Committee in 2025 was and in 2026 is an “outside director” within the meaning of Section 162(m) of the Code as in effect during 2017 and a “non-employee director” within the meaning of Exchange Act Rule 16b-3. In fulfilling its responsibilities, the Compensation Committee can delegate any or all of its responsibilities to a subcommittee of the Compensation Committee. For information on the Compensation Committee’s processes and procedures for considering and determining executive and director compensation and the role of executive officers in determining and recommending the amount and form of such compensation, see “Director Compensation” on page 37 and “Compensation Discussion & Analysis” on page 39.

Compensation Committee Interlocks and Insider Participation. During the last fiscal year, each of Messrs. Millard, Overlock and Wheeler, Ms. Williamson and Sir Simon Robertson served as members of our Compensation Committee, and no member of our Compensation Committee during fiscal year 2025 was an employee or officer or former employee or officer of the Company or had any interest in a transaction requiring disclosure under Item 404 of Regulation S-K during fiscal year 2025. None of our executive officers has served as a member of a board of directors or a compensation committee of a board of directors of any other entity which has an executive officer serving as a member of our Board or Compensation Committee, and there are no other matters regarding interlocks or insider participation that are required to be disclosed.

Nominating and Corporate Governance Committee

General. The Nominating and Corporate Governance Committee assists our Board in fulfilling its responsibilities relating to corporate governance by (1) identifying individuals qualified to become directors and recommending that our Board select the candidates for all directorships to be filled by our Board or by our shareholders, (2) overseeing the evaluation of the Board, (3) developing and recommending the content of our Corporate Governance Principles and Code of Business Conduct and Ethics to our Board, (4) overseeing the Company’s adherence to its Core Values and the implementation of its Environmental, Social and Governance program, and (5) otherwise taking a leadership role in shaping our corporate governance. In evaluating candidates for directorships, our Board, with the help of the Nominating and Corporate Governance Committee, takes into account a variety of factors it considers appropriate, which may include the following: strength of character and leadership skills; general business acumen and experience; knowledge of strategy, finance, international business, government affairs and familiarity with our business and industry; age; number of other board seats; diversity of viewpoints and experience; and willingness to commit the necessary time—all to ensure an active Board whose members work well together and possess the collective knowledge, and expertise, required to maximize the effectiveness of the Board. From time to time, the Nominating and Corporate Governance Committee and the Board have engaged a third-party search firm to assist in identifying potential nominees for our Board. Ms. Varney was identified by the Nominating and Corporate Governance Committee as a qualified candidate for joining the Board due to her breadth of experience and skills.

Shareholder Recommendations for Director Nominations. As noted above, the Nominating and Corporate Governance Committee considers recommendations for nomination to our Board, including nominations submitted by shareholders. Such recommendations should be sent to the attention of our Corporate Secretary. Any recommendations submitted to the Corporate Secretary should be in writing and should include any supporting material the shareholder considers appropriate in support of that recommendation, but must include the information that would be required under the rules of the SEC to be included in a Proxy Statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as one of our directors if elected.

The Nominating and Corporate Governance Committee evaluates all potential candidates in the same manner, regardless of the source of the recommendation. Based on the information provided to the Nominating and Corporate Governance Committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the Nominating and Corporate Governance Committee may conduct interviews, obtain additional background information and conduct reference checks of candidates. The Nominating and Corporate Governance Committee may also ask the candidate to meet with management and other members of our Board. When the Nominating and Corporate Governance Committee reviews a potential candidate, the Nominating and Corporate Governance Committee looks specifically at the candidate’s qualifications in light of our needs and the needs of the Board at that time, given the current mix of director attributes. In evaluating a candidate, our Board, with the assistance of the Nominating and Corporate Governance Committee, takes into account a variety of additional factors as described in our Corporate Governance Principles.

Meeting Attendance

During 2025, our Board met in full session nine times, and our Board’s standing committees held a total of 16 additional meetings (eight Audit Committee, five Compensation Committee and three Nominating and Corporate Governance Committee meetings). Each of our directors attended over 80% of the Board meetings and meetings of the Board committees on which he or she served (during the periods that he or she served). Our policy is that all of our directors, absent special circumstances, should attend our Annual Meeting of Stockholders. All of our then incumbent directors attended our 2025 Annual Meeting of Stockholders.

Executive Sessions, Role of the Chairman of Our Board, CEO and Lead Director

Our Corporate Governance Principles require our non-management directors, all of whom are also independent under applicable regulations and our Corporate Governance Principles, to have at least one meeting per year without management present. We complied with this requirement in 2025, as our non-management directors meet regularly in executive session.

We have no fixed policy with respect to the separation of the offices of the Chairman of the Board and CEO. The Board believes that the separation of the offices of the Chairman of the Board and CEO is best decided on a case-by-case basis from time to time. Mr. Weinberg has served as Chairman of the Board and Chief Executive Officer since February 2022, and served previously as Co-Chairman of the Board and Co-Chief Executive Officer from July 2020 to February 2022. In order to facilitate communications among non-management directors and management and to preside over executive sessions, the Board has selected Ms. Harris to serve as the lead director. As lead director, Ms. Harris is responsible for working with the Chairman and CEO to develop and approve Board agendas and meeting schedules, conducting executive sessions with the non-management members of the Board, leading Board and Committee evaluations and otherwise serving as a liaison amongst our non-management directors.

Under the guidance of the Nominating and Corporate Governance Committee, each year the Board reviews the structure of our Board and its committees as a part of its annual self-evaluation process and, as part of that process, considers, among other things, issues of structure, leadership and oversight needs and skills to guide the company in executing its long-term strategic objectives. The Board is satisfied that its current structure and processes are appropriate.

Oversight of Risk Management by the Board

We are exposed to a number of risks, and we regularly identify and evaluate these risks and develop plans to manage them effectively. The Audit Committee is charged with a majority of the risk oversight responsibilities on behalf of the Board (including risk associated with cybersecurity), our Compensation Committee is charged with the oversight responsibility related to our compensation programs and the Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with human capital, sustainability, board organization, membership and structure and succession planning for our directors. The Audit Committee also works with members of senior management to review our cybersecurity policies and procedures. The Board is aware of the threats presented by cybersecurity incidents (including the increased risk relating to the use of artificial intelligence and geopolitical issues) and is committed to preventing and mitigating the effects of any such incidents. The Board and the Audit Committee are updated regularly on cybersecurity matters. Our CFO and General Counsel both report directly to our CEO and meet with the Audit Committee at least four times a year in conjunction with a review of our quarterly and annual periodic SEC filings to discuss important risks we face, highlighting any new risks that may have arisen since they last met. Our CFO and General Counsel update our Audit Committee as to changes in our risks on a periodic basis. In addition, all non-management members of the Board are invited to attend all committee meetings, regardless of whether the individual sits on the specific committee. Outside of formal meetings, Board members have regular access to senior executives, including our CFO and General Counsel.

Each of our business unit leaders is responsible for various aspects of risk management associated with their business, and our executive officers, including our CEO, CFO and General Counsel, also have the primary responsibility for enterprise-wide risk management. Our CFO and General Counsel work closely with members of senior management, including our accounting staff, our internal audit department, our information technology department and our compliance department to monitor and manage risk.

Shareholder Engagement

As we have done in the past, in 2025 we engaged in extensive shareholder outreach. In our meetings and other engagement with shareholders, we primarily discussed financial performance, feedback on our executive compensation program, corporate governance initiatives, use of equity compensation, sustainability and other matters. Please see “Compensation Discussion & Analysis—2025 Say on Pay Vote” on page 51 for more information on our recent engagement efforts, as well as key shareholder feedback provided to us during the engagement process.

We are committed to having an open dialogue, and we proactively engage with shareholders in discussions regarding our objectives. We view an open dialogue with our shareholders as a valuable tool that allows us to better appreciate our shareholders’ perspective. Our senior management frequently meets face-to-face and communicates telephonically with our shareholders. We carefully consider the feedback we receive from our shareholders in meetings and through other communications. We also participate in investor conferences, and we make investor presentations available on our website at www.evercore.com under the “Investor Relations” link.

Communicating with the Board

Interested parties may communicate directly with our Board, our non-management directors or an individual director by writing to our Corporate Secretary and specifying whether such communication should be addressed to the attention of (1) the Board as a whole, (2) non-management directors as a group or (3) the name of the individual director, as applicable. Communications will be distributed to our Board, non-management directors as a group or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board has requested that certain items that are unrelated to its duties and responsibilities should be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. Any concerns relating to accounting, internal control over financial reporting or auditing matters will be brought to the attention of our Audit Committee. In addition, for such matters, shareholders and others are encouraged to use our hotline discussed below.

Hotline for Accounting, Auditing and Other Matters

As part of the Audit Committee’s role to establish procedures for the receipt of complaints regarding accounting, internal accounting controls or auditing matters, we established a hotline for the anonymous submission of concerns regarding questionable accounting, internal control over financial reporting, auditing matters, employee matters and other matters. Communications are distributed to the Board, or to any individual director as appropriate, depending on the facts and circumstances outlined in the communication. Any matters reported through the hotline that involve accounting, internal control over financial reporting, audit matters or any fraud involving management or persons who have a significant role in our internal control over financial reporting will be reported to the Chairman of our Audit Committee.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics applicable to all of our employees, including our CEO, our CFO, our Controller (or persons performing similar functions) and our Board. You can find a link to our Code of Business Conduct and Ethics on our website at www.evercore.com under the “Investor Relations” link, and we will provide a printed copy of our Code of Business Conduct and Ethics to any shareholder who contacts Investor Relations and requests a copy. To the extent required to be disclosed, we will post amendments to, or any waivers from, our Code of Business Conduct and Ethics at the same location on our website as our Code of Business Conduct and Ethics.

DIRECTOR COMPENSATION

Our policy is to not pay director compensation to directors who are also our employees. The Board’s non-employee director compensation policies provide for non-management directors to receive a one-time award of RSUs with a value of $50,000 upon initial appointment to the Board, which delivers on the second anniversary of the grant date. For 2025, non-management directors also receive an annual retainer and RSU grant, with amounts outlined below.

	($)	Key Payment and Vesting Features

✓Retainerpayable 100% in cash or RSUs, or 50% in cash and 50% in RSUs, at director’s election.

✓AnnualRSU grants deliver on the first anniversary of the grant date.

✓Annualcash payment for the Chairs of the Board Committees.

✓One-timeRSU grant upon joining the Board delivers on the second anniversary of the grant date.

Annual Compensation:
Retainer	125,000
RSU Grant	125,000
Committee Chairs	30,000
One-Time RSU Grant upon Joining the Board	50,000

The Board believes that our payment structure is consistent with the compensation practices of our peers and similarly situated companies.

Other Compensation. Non-management directors are further reimbursed for travel and related expenses associated with attendance at Board or committee meetings, as well as expenses for continuing education programs related to their role as members of the Board. For administrative ease in dealing with our transfer agent and our stock plan administrator, equity awards that would otherwise result in fractional shares are rounded up to the nearest whole share.

Details on 2025 RSU Grants. Each non-management director received, upon his or her re-election to the Board on June 11, 2025, an award of 527 RSUs with a value of approximately $125,000, based on the average of the high and low average share price during each day of the 10-trading-day period from May 28, 2025 through June 10, 2025, with the exception of Messrs. Overlock and Millard and Ms. Williamson, who elected to receive their retainer 100% in RSUs rather than cash, and accordingly received awards of 1,054 RSUs (for Mr. Overlock and Ms. Williamson) and 1,181 RSUs (for Mr. Millard to reflect his additional compensation for serving as the Chair of the Compensation Committee) with a value of approximately $250,000 and $280,000, respectively, based on the average of the high and low average share price during each day of the 10-trading-day period from May 28, 2025 through June 10, 2025. These RSUs will deliver on the first anniversary of the grant date.

Equity Ownership Guideline: 3x Most Recent Annual Retainer. Our Board has also adopted equity ownership guidelines that require our non-management directors to own shares of Class A common stock, including RSUs awarded in connection with service on the Board, shares beneficially owned by his or her immediate family members residing in the same household and shares held in trust for the benefit of the director or his or her immediate family members, with a value equal to or greater than three times the director’s most recently paid annual retainer. Until a director meets the required ownership level, he or she must retain 100% of shares received upon delivery of RSUs (other than shares sold to satisfy tax obligations associated with vesting and delivery of shares) awarded in connection with service on the Board. Compliance with these guidelines may be waived, at the discretion of our Nominating and Corporate Governance Committee, if compliance would create severe hardship for a non-management director or prevent him or her from complying with a court order. It is expected that these instances will be rare and, in these cases, our Nominating and Corporate Governance Committee will develop alternative ownership guidelines that reflect the intent of these guidelines and the director’s personal circumstances.

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our non-management directors for services rendered to us during 2025.

Director Compensation in 2025

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Pamela G. Carlton	125,000	130,548	255,548
Ellen V. Futter	125,000	130,548	255,548
Gail B. Harris	155,000	130,548	285,548
Robert B. Millard(2)	155,000	130,548	285,548
Willard J. Overlock, Jr(2).	125,000	130,548	255,548
Sir Simon M. Robertson	125,000	130,548	255,548
William J. Wheeler	155,000	130,548	285,548
Sarah K. Williamson(2)	125,000	130,548	255,548

(1)

The amounts reflected in the Stock Awards column represent the grant date fair value of the awards made during 2025, as computed in accordance with FASB ASC Topic 718. The grant date fair value of the awards reflected in the table above is based on the average of the high and low trading price of the Class A common stock on the date of grant, which was June 11, 2025 ($247.72) for the annual RSUs award granted to all directors. For non-management directors, the grant date fair value of the annual RSU awards differs from $125,000 because the number of RSUs granted to directors was determined based on the average of the high and low average share price during each day of the 10-trading-day period from May 28, 2025 through June 10, 2025 ($237.20). As of December 31, 2025, each of the directors listed above held 527 vested RSUs, which deliver on June 11, 2026, with the exception of Messrs. Overlock and Millard and Ms. Williamson, who hold 1,054 RSUs (for Mr. Overlock and Ms. Williamson) and 1,181 RSUs (for Mr. Millard) which deliver, as applicable, on June 11, 2026 due to their election to receive their retainer 100% in common stock rather than cash, as described in footnote 2 below.

(2)

Messrs. Overlock and Millard and Ms. Williamson elected to receive their cash retainer 100% in RSUs rather than cash. Therefore, they did not receive the cash payment shown in the table above, but received a total of 1,054 vested RSUs (for Mr. Overlock and Ms. Williamson) and 1,181 RSUs (for Mr. Millard), based on the average of the high and low average share price during each day of the 10-trading-day period from May 28, 2025 through June 10, 2025 ($237.20), representing both the amount they would have received in RSUs and the amount they received in RSUs in lieu of cash.

COMPENSATION DISCUSSION & ANALYSIS

The following discussions and tables provide summary information concerning compensation for our NEOs, who for 2025 are: Messrs. Altman, Weinberg, LaLonde, Lindsey-Clark and Klurfeld.

Introduction

Our executive compensation program reflects the Company’s commitment to pay for performance. Executives that serve in our business units, including those that are NEOs, are paid largely for their contribution to our success and the success of their respective business units, motivating them to conduct the business in a manner that produces superior results over the long term.

Consistent with our commitment to pay for performance, the Compensation Committee considered the Company’s performance, including its strong financial results, and the accomplishment of important strategic objectives. These included the continued diversification and geographic expansion of our business, the continued expansion of our client relationships and coverage universe across geographies, sectors and products, and the recruitment and promotion of senior talent. In 2025, the Company delivered record Adjusted Net Revenues* of $3.86 billion, Adjusted EPS* of $14.56 and Adjusted Net Income* of $646.3 million. In addition, the Company accomplished its capital return objectives, returning $812.4 million to shareholders during the year through dividends and equity repurchases. The Compensation Committee also considered our NEOs’ promotion of and adherence to our Core Values.

The following sections provide an overview of 2025 financial performance, compensation and incentive highlights, say on pay results and our related shareholder outreach efforts.

Overview of Organization and Key Considerations

2025 Performance (see page 41)

Delivering strong financial results

✓  Record Adjusted Net Revenues* for 2025 of $3.86 billion

✓  Adjusted EPS* of $14.56 and Adjusted Net Income* of $646.3 million for 2025

✓  Adjusted Operating Margin* of 21.6% for 2025

Returning significant capital to shareholders ✓ $812.4 million returned to shareholders during the year through dividends and equity repurchases

*	Adjusted Net Revenues, Adjusted EPS, Adjusted Net Income and Adjusted Operating Margin are non-GAAP measures. See Annex A for further information and a reconciliation to U.S. GAAP amounts.

Compensation of Named Executives (see page 44)

Links pay to performance and promotes alignment with shareholders

✓  NEO compensation is closely aligned with our performance in 2025

✓  No increases to base salaries for our NEOs since they became executive officers, and base salary continues to represent a relatively small share of total annual compensation

✓  No guaranteed bonuses for any of our NEOs

✓  At least 50% of 2025 NEO incentive compensation awarded in RSUs, which vest over four years, consistent with market practice

✓  Formal equity ownership guidelines and clawback and anti-hedging policies

2025 Say on Pay Vote and Shareholder Engagement (see pages 51-52)

Shareholder Engagement and Key Shareholder Feedback

✓  The proxy advisors and our shareholders have historically supported our executive compensation program. We believe this is due to the Company’s strong business performance and a close alignment between performance and pay

✓  Our executive compensation program has not changed in any material way since last year, when our shareholders supported our Say on Pay proposal at approximately the 94% level

✓  We believe, as evidenced by the results of our Say on Pay vote and shareholder outreach, that our shareholders support our executive compensation program

2025 Performance

As discussed throughout this Compensation Discussion & Analysis, in determining NEO compensation for 2025, our Compensation Committee considered the Company’s strong financial results, including its achievement of record Adjusted Net Revenues* of $3.86 billion, $14.56 of Adjusted EPS*, and $646.3 million of Adjusted Net Income*. The Compensation Committee also considered the accomplishment of several strategic initiatives. These included the continued diversification and geographic expansion of our business, the continued expansion of our client relationships and coverage universe across geographies, sectors and products, and the recruitment and promotion of senior talent, the contributions each individual NEO made to the Firm, the management of the Firm’s operational and reputational risks, and the value created and capital returned to our shareholders, including through dividends and repurchases during 2025. The Compensation Committee further took into account the promotion of and adherence to our Core Values, which are critical to our reputation, culture and maintaining a sustainable business with long-term success. The following are highlights of the Company’s 2025 performance.

*	Adjusted Net Revenues, Adjusted EPS and Adjusted Net Income are non-GAAP measures. See Annex A for further information and a reconciliation to U.S. GAAP amounts.

Creating Value for Shareholders

Our TSR continues to demonstrate the long-term positive growth in our share price1

1.

The Stock Performance graph and related table compares the performance of an investment in our Class A common stock from December 31, 2020, through December 31, 2025, with the S&P 500 Index, the S&P Financial Index, and the peer average index. The graph assumes $100 was invested at the opening of business on December 31, 2020, in each of our Class A common stock, the S&P 500 Index, the S&P Financial Index, and the peer average index. It also assumes that dividends were reinvested on the date of payment without payment of any commissions. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

2.	Equal weighted index methodology. Peer average includes Houlihan Lokey, Lazard, Moelis & Company, PJT Partners, and Perella Weinberg Partners.

Returning Significant Capital to Our Shareholders

✓	We returned $812.4 million of capital to shareholders during the year through dividends and equity repurchases.

✓	We have carefully managed and offset the dilutive effect of RSUs granted for incentive awards and new hire or replacement awards on a cumulative basis over the past three years.

Delivering Strong Financial Results

In 2025, we effectively served our clients while strengthening our franchise by continuing our investment in, and the diversification of, our business. This facilitated our achievement of record Net Revenues and strong Net Income, EPS, and Operating Margin.

✓ Net Revenues*	Record Net Revenues of $3.86 billion on a U.S. GAAP basis and $3.88 billion on an Adjusted basis.
✓ Net Income*	Net Income of $591.9 million on a U.S. GAAP basis and $646.3 million on an Adjusted basis.
✓ EPS*	EPS of $14.05 on a U.S. GAAP basis and $14.56 on an Adjusted basis.
✓ Operating Margin*	Operating Margin of 20.5% on a U.S. GAAP basis and 21.6% on an Adjusted basis.

*	Adjusted Net Revenues, Adjusted Net Income, Adjusted EPS, and Adjusted Operating Margin are non-GAAP measures. See Annex A for further information and a reconciliation to U.S. GAAP amounts.

2025 Compensation and Incentive Highlights

Our pay for performance compensation program is designed to reward performance and align the long-term interests of our executives with those of our shareholders — for example, through our equity ownership guidelines and by prohibiting hedging and pledging by our directors and executive officers. The following are highlights of our 2025 compensation and incentive structure, as determined by our Compensation Committee.

Performance-Based Compensation

✓	No Guaranteed Incentive Awards. We generally do not provide guaranteed incentive awards to any of our NEOs.

✓

No Change in Base Salaries. We have not increased base salaries for our NEOs since they became executive officers, and base salary continues to represent a relatively small share of their total annual compensation.

✓

Performance Drives Changes in Pay. Compensation is linked to the performance of Evercore and our executives’ individual performance, which motivates our executive leadership to conduct the business in a manner that produces superior results over the long term.

✓

CEO Compensation Reflects our Performance. Our CEO compensation is closely aligned with our performance in 2025. We delivered strong results, while accomplishing important strategic objectives, including the continued diversification and geographic expansion of our business, the continued expansion of our client relationships and coverage universe across geographies, sectors and products, and the recruitment and promotion of senior talent. We achieved record Adjusted Net Revenues* of $3.86 billion, while Adjusted EPS* increased to $14.56 and Adjusted Net Income* increased to $646.3 million. In light of this strong performance, our Compensation Committee determined that it was appropriate for our CEO’s compensation to increase for 2025 compared to 2024. The Compensation Committee considered that the increase for 2025 reflects both Evercore’s strong financial results and market-competitive levels of compensation. The Compensation Committee believes this appropriately aligns Mr. Weinberg’s compensation with shareholder outcomes and the long-term interests of the Company.

*	Adjusted Net Revenues, Adjusted Net Income, and Adjusted EPS are non-GAAP measures. See Annex A for further information and a reconciliation to U.S. GAAP amounts.

Shareholder Alignment

✓

Equity-Based Compensation Included in Incentive Awards, Not Additional. Our Compensation Committee determines the overall amount of incentive compensation to be awarded to our NEOs, inclusive of cash incentive distributions and RSUs.

✓

At least 50% of 2025 Incentive Awards Delivered in RSUs Subject to Four Year Deferred Vesting. For Messrs. Altman, Weinberg, LaLonde and Klurfeld (“U.S.-based NEOs”) 50% of annual incentive compensation was delivered in deferred form through RSUs. Mr. Lindsey-Clark’s compensation is structured pursuant to the compensation framework applicable to Evercore’s EMEA Investment Banking business, which, in order to comply with regulatory obligations, requires that 60% of his incentive compensation be delivered in RSUs. RSUs granted to our NEOs as a component of 2025 annual incentive awards vest over four years, which is consistent with market practice, and enhances ongoing alignment with our shareholders.

✓

Equity Ownership Guidelines and Significant Equity Ownership by NEOs. Each of our NEOs holds a meaningful amount of equity in our Company and met the formal equity ownership guidelines applicable to such NEO for 2025.

✓

No Hedging or Pledging. All employees, including our NEOs, are prohibited from hedging their equity securities, and our anti-pledging policy prohibits directors and executive officers from pledging their equity without Compensation Committee approval.

✓

Clawback Policy. The Company has adopted a clawback policy in accordance with the listing requirement of the NYSE to provide for the recovery or “clawback” of certain erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement. The policy was made effective December 1, 2023 and applies to incentive-based compensation received by current and former executive officers of the Company during the three fiscal years preceding an accounting restatement and after the effective date of the NYSE listing requirement, October 2, 2023. The Company also continues to maintain an additional clawback policy, which provides for the recapture of incentive awards provided to SMDs in the event of certain types of misconduct by that SMD or a restatement of the financial results of the Company due to material noncompliance with financial reporting requirements.

Accountability to Shareholders

✓	Annual Say on Pay Vote. Based on our Board’s recommendation and our shareholders’ advisory vote in 2022, we continue to hold an advisory vote each year on our executive compensation program.

✓	Strong Support for Executive Compensation Program. Our executive compensation program has not changed in any material way since last year, when our shareholders supported our Say on Pay proposal at approximately the 94% level. We believe this continued support is due to the Company’s strong business performance, a close alignment between performance and pay, our extensive shareholder engagement process and disclosure regarding our executive compensation program.

✓

Majority Voting Resignation Policy. Our majority voting resignation policy provides that a director that receives the support of less than a majority of votes cast must tender his or her resignation, which our Board will then determine whether to accept.

✓

Extensive Shareholder Engagement and Feedback. We engage extensively with our shareholders on an ongoing basis and welcome feedback regarding our performance, corporate governance practices and other matters of interest to our shareholders. The feedback we received continued to inform our Board, particularly with respect to our compensation program and equity plan.

Compensation of Named Executives

The goals of our executive compensation program are to align compensation and incentives with business objectives and performance, and in turn continue to create and sustain shareholder value over the long term. In addition, our program is designed to enable us to attract, retain and reward executives who contribute to our long-term success and growth in shareholder value. Our future success depends to a substantial degree on our ability to retain and recruit highly qualified personnel as opposed to the deployment and management of the Firm’s financial capital, as with other financial services firms. The market for highly qualified financial professionals has been and remains extremely competitive. In addition, although our NEOs and other SMDs have all entered into restrictive covenant agreements, their departure could still jeopardize our relationships with clients and result in the loss of client engagements. Accordingly, it is imperative for our compensation and incentive programs to be highly competitive and reward outstanding individual and Company achievement.

2025 NEO Compensation and Incentive Structure

2025 Incentive Awards and Determinations

Consistent with industry practice, incentive awards account for a majority of our NEOs’ total compensation and incentive opportunities. In our case, base salary averaged less than 10% of total 2025 compensation for our NEOs. For 2025, no guaranteed incentive awards were paid to any NEO, nor were any of our NEOs paid any compensation pursuant to formulaic or other pre-established performance targets or personal compensation arrangements. Rather, incentive awards paid to our NEOs were determined in the discretion of the Compensation Committee after taking into account the Company’s performance along with the NEO’s individual contributions, the NEO’s promotion of and adherence to our Core Values, and other factors.

Ultimately, for U.S.-based NEOs, 50% of total 2025 incentive award amounts were delivered in the form of deferred awards, with the remaining portion delivered in cash incentive distributions or payments. The deferred portion was delivered in the form of RSUs that vest over a four-year period, subject to retirement eligibility and other earlier vesting conditions. In order to comply with regulatory obligations, 60% of Mr. Lindsey-Clark’s 2025 annual incentive compensation was delivered in the form of RSUs that vest over a four-year period, subject to retirement eligibility and other earlier vesting conditions, with the remaining portion delivered in cash.

As in prior years, the Compensation Committee determined that the cash incentive compensation payments that may otherwise have been made to the U.S.-based NEOs in respect of their service in 2025 would be delivered in the form of distributions in respect of Class L Interests in Evercore LP, awarded to each of the U.S.-based NEOs in January 2025. Distributions payable with respect to the awards of Class L Interests granted in 2025 were determined by the Committee in its discretion and paid in the first quarter of 2026, and were subject to a maximum amount equal to a specified percentage of 2025 Adjusted Operating Income, as defined in the relevant subscription agreement. For Mr. Lindsey-Clark, the cash portion of his incentive compensation is delivered as a discretionary profit share pursuant to the terms of the Limited Liability Partnership Deed governing Evercore U.K. and his schedule of terms thereunder, and is determined in a manner consistent with the profit sharing principles applicable to members of Evercore U.K.

The Compensation Committee decided that 50% of Messrs. Altman, Weinberg, LaLonde and Klurfeld’s 2025 incentive awards and, in order to comply with regulatory obligations, 60% of Mr. Lindsey-Clark’s incentive award would be paid in RSUs and subject to future service-based vesting requirements, because awarding equity over a longer period aligns the interests of our executives with those of our shareholders. As a result, we believe our NEOs have a demonstrable and significant interest in increasing shareholder value over the long term.

We refer to the portion of our NEOs’ 2025 compensation granted in RSUs as “deferred compensation” because it will not be delivered until a future year (and then, only if applicable vesting requirements have been met). See “—Employment Agreements and Awards—Evercore Annual Equity Awards” on page 62 for a discussion of the terms of these awards.

Company Performance and Individual Contributions

As noted above, in determining incentive awards for our NEOs, the Compensation Committee took into account the Company’s performance along with the other NEO accomplishments, including the strong financial results achieved by the Company, the accomplishment of several strategic initiatives, the contributions each individual NEO made to the Firm, the management of the Firm’s operational and reputational risks, and the value created and capital returned to our shareholders, including through dividends and repurchases during 2025. The Compensation Committee noted, among other considerations, our Net Revenues, Net Income, EPS, and Operating Margin, in each case, on a U.S. GAAP and an Adjusted basis. See Annex A for further information and a reconciliation to U.S. GAAP amounts.

✓ Net Revenues*	Record Net Revenues of $3.86 billion on a U.S. GAAP basis and $3.88 billion on an Adjusted basis.
✓ Net Income*	Net Income of $591.9 million on a U.S. GAAP basis and $646.3 million on an Adjusted basis.
✓ EPS*	EPS of $14.05 on a U.S. GAAP basis and $14.56 on an Adjusted basis.
✓ Operating Margin*	Operating Margin of 20.5% on a U.S. GAAP basis and 21.6% on an Adjusted basis.

*	Adjusted Net Revenues, Adjusted Net Income, Adjusted EPS, and Adjusted Operating Margin are non-GAAP measures. See Annex A for further information and a reconciliation to U.S. GAAP amounts.

Below is a summary of the specific unique factors identified by the Compensation Committee for each NEO.

Mr. Altman. Mr. Altman was awarded a discretionary annual incentive award with a value of $20.5 million for 2025. In determining this amount, the Compensation Committee considered Mr. Altman’s continued leadership of the Firm, leadership in serving clients, and his contributions to pursuing and securing new business opportunities. Mr. Altman played a key role on our work with some of our largest and most strategically important clients on significant transactions. Mr. Altman remains a visible spokesman for Evercore, in public media, client meetings, and within the Firm. He also contributed to the recruitment and promotion of a strong recruiting class of SMDs and retention of key employees within the Firm, the advancement of several of our strategic initiatives, and was an exemplar of the Firm’s culture and core values.

Mr. Weinberg. Mr. Weinberg was awarded a discretionary annual incentive award with a value of $21.5 million for 2025. In determining this amount, the Compensation Committee considered the overall performance of Evercore and Mr. Weinberg’s responsibility for the management of the business, including setting and achieving objectives relating to Evercore’s most important strategic matters, the recruitment and retention of SMDs, cost management, and pursuing meaningful growth opportunities. Mr. Weinberg continued to create and deliver value for our shareholders in 2025, achieving the strong financial results described herein while remaining focused on upholding our core values and maintaining and strengthening our culture and community. In particular, the Compensation Committee considered Mr. Weinberg’s leadership in advancing our strategy of covering some of the largest and most well-respected companies, broadening our relationships with financial sponsors, and pursuing strategic transactions and the expansion of our business into new geographic regions. Mr. Weinberg also invests significant time developing and maintaining client relationships alongside other bankers, including playing an integral role in supporting our clients on their most important and strategic transactions. He was also instrumental in retaining key personnel and developing talent from within Evercore.

Mr. LaLonde. Mr. LaLonde was awarded a discretionary annual incentive award with a value of $8.5 million for 2025. In considering the amount of Mr. LaLonde’s annual incentive award, the Compensation Committee considered Mr. LaLonde’s responsibility for the Company’s financial, tax, internal audit, corporate strategy (with our CEO and business leaders), investor relations, real estate and facilities functions. Mr. LaLonde effectively oversaw the Company’s financial reporting processes, drove the Company’s messaging with shareholders around value creation, growth and financial discipline, and enhanced our investor relations efforts and connectivity with our shareholders. He played a critical role in many of the Firm’s strategic initiatives, including management of the Company’s liquidity and capital structure and strong balance sheet, compensation strategy, headcount and cost management, pursuing strategic transactions and the expansion of our business into new geographic regions, and the advancement of our technology initiatives and strategy. Together with Mr. Klurfeld, Mr. LaLonde was responsible for managing the Company’s operational and reputational risks, including the committee processes, new business selection and conflict management. In addition, on December 31, 2025, Mr. LaLonde’s 100,000 Class K-P units, which he was previously granted in December 2021 in connection with his prior role, vested and converted into 150,000 Class K units based on the achievement of the average of the daily average of the high and low trading price of Class A Common Stock being greater than $225 for a consecutive 40 trading day period between January 1, 2022 and December 31, 2025, as well as Mr. LaLonde satisfying the service vesting criteria. For more information, see “— Employment Agreements and Awards—Partnership Unit Awards to Mr. LaLonde” on page 60.

Mr. Lindsey-Clark. Mr. Lindsey-Clark was awarded an annual incentive award with a value of $4.43 million for 2025 (as converted from GBP at the applicable exchange rate). In determining this amount, the Compensation Committee considered the record performance of the EMEA business in 2025, as well as Mr. Lindsey-Clark’s leadership in setting strategy, overseeing recruitment, promotion and retention, and managing operational and reputational risk, including committee processes, new business selection, and conflict management, while ensuring alignment with the Firm’s broader global objectives. The Compensation Committee recognized his role in advancing the Firm’s geographic expansion and strengthening senior advisory capabilities in the region. The Compensation Committee also considered his alignment with the Firm’s global objectives and his contributions to the integration and coordination of the European business within Evercore’s broader global platform.

Mr. Klurfeld. Mr. Klurfeld was awarded a discretionary annual incentive award with a value of $6 million for 2025. In determining this amount, the Compensation Committee took into account his significant contributions to the Company and his advisement of the CEO and other business leaders on strategic and operational matters, reputational risk, and other critical matters for the Company. In 2025, Mr. Klurfeld was responsible for managing the global legal and compliance teams, maintaining a strong regulatory compliance and risk management culture and played a critical role in many of the Company’s strategic initiatives, including pursuing strategic transactions and the expansion of our business into new geographic regions. Mr. Klurfeld was responsible for corporate governance matters and is the Company’s primary liaison to the corporate governance representatives at our lead shareholders and investors. Together with Mr. LaLonde, Mr. Klurfeld was responsible for managing the Firm’s operational and reputational risks, including the committee processes, new business selection and conflict management. In addition, as previously disclosed, the Company made a one-time grant of 30,000 RSUs to Mr. Klurfeld on March 10, 2025 with a grant date fair value of $5,792,100. The Company decided to award this grant in light of competitive market dynamics for executive talent and to recognize Mr. Klurfeld’s substantial contributions to the Company. Subject to Mr. Klurfeld remaining in continuous service with the Company through the fourth anniversary of the grant date, the RSUs are scheduled to vest on the fourth anniversary of the grant date to reinforce retention and alignment. For more information, see “— Employment Agreements and Awards—Special Equity Award to Mr. Klurfeld” on page 61.

2025 NEO Annual Compensation and Incentives

The following table is presented to show how the Compensation Committee viewed annual compensation and incentive awards for our NEOs for their 2025 performance, and includes base salary as well as year-end cash and equity incentive awards for 2025 performance, paid or granted in February 2026. This table differs substantially from the Summary Compensation Table on page 53 and is not a substitute for that table. The Summary Compensation Table provides compensation information as required by SEC regulations, and therefore reflects for 2025 the grant date fair value of equity awards granted during the 2025 calendar year (that is, those awards granted in February 2025 for 2024 performance), while not including the equity awards granted in February 2026 for 2025 performance. The Summary Compensation Table also includes (i) the portion of Mr. Klurfeld’s deferred cash award that was earned in 2025, 2024 and 2023 but was initially granted in 2018, (ii) Mr. Klurfeld’s special equity award that was granted in 2025, (iii) the portion of Mr. LaLonde’s deferred cash awards that was earned in 2025 and 2024 but was initially granted prior to his becoming CFO, and (iv) the portion of Mr. Lindsey-Clark’s deferred cash awards that was earned in 2025 but was initially granted prior to his becoming an executive officer, each of which the Compensation Committee does not view as part of annual compensation and incentive awards as discussed above.

NEOs	Salary ($)	Incentive Awards		Total Compensation ($)
		Cash ($)	RSUs(1) ($)

Roger C. Altman Founder and Senior Chairman

2025	500,000	10,250,000	10,250,000	21,000,000
2024	500,000	4,250,000	4,250,000	9,000,000
2023	500,000	3,500,000	3,500,000	7,500,000

John S. Weinberg Chairman of the Board and CEO

2025	500,000	10,750,000	10,750,000	22,000,000
2024	500,000	6,125,000	6,125,000	12,750,000
2023	500,000	3,125,000	3,125,000	6,750,000

Tim LaLonde CFO

2025	500,000	4,250,000	4,250,000	9,000,000
2024	500,000	3,325,000	3,325,000	7,150,000
2023	500,000	3,000,000	3,000,000	6,500,000

Matthew Lindsey-Clark(2) Co-Head EMEA Investment Banking

2025	673,800	1,773,493	2,660,242	5,107,535

Jason Klurfeld General Counsel

2025(3)	500,000	3,000,000	3,000,000	6,500,000
2024	500,000	2,250,000	2,250,000	5,000,000
2023	500,000	1,875,000	1,875,000	4,250,000

(1)

RSUs vest in equal installments over four years, subject to early vesting conditions. The number of RSUs granted to each NEO for 2025 performance was determined by dividing the dollar value of the RSU allocation by the simple average of the high and low average share price during each day of the 10-trading-day period from February 5, 2026 through February 19, 2026 ($340.97). The grant date fair value of the RSUs granted in February 2026 in respect of 2025 performance will, in accordance with SEC rules, be reflected as Stock Awards for 2026 in next year’s Summary Compensation Table and Grants of Plan-Based Awards table.

(2)	Compensation for Mr. Lindsey-Clark is paid in GBP; amounts presented in the table above have been converted at the exchange rate of $1.3476:£1, based on the exchange rate as of December 31, 2025.
(3)

The amounts reflected in this row do not include the value of Mr. Klurfeld’s one-time grant of 30,000 RSUs in March 2025, as this award was non-recurring and was granted outside of the Company’s annual incentive compensation program.

Process for Compensation Decisions

Role of the Compensation Committee

Our Compensation Committee is responsible for implementing and administering all aspects of our compensation, incentive and benefit plans and programs for our NEOs. In establishing compensation and incentive awards for our NEOs, the Compensation Committee takes into account the fact that we generally do not provide significant retirement or similar benefits to our NEOs. The Compensation Committee also takes into account other economic relationships between the individual and us, including equity ownership.

Messrs. Altman and Weinberg each participated in discussions with the Compensation Committee and made recommendations to the Compensation Committee regarding compensation of senior employees (except as to their own compensation), but they do not vote or otherwise participate in the Compensation Committee’s ultimate determinations. Our Board believes that it is wise and prudent to have Messrs. Altman and Weinberg participate in these discussions because they possess unique insight regarding the day-to-day performance of our executives.

In connection with making 2025 NEO compensation and incentive award determinations, the Compensation Committee reviewed compensation and incentives to be awarded to certain other employees to assess internal balance and consistency in compensation levels, including: (a) for Mr. Weinberg, the incentive award amounts payable to other NEOs, (b) for Messrs. Altman, Lindsey-Clark and Weinberg, the incentive award amounts payable to other SMDs devoted to generating revenue through existing or new client relationships and (c) for Messrs. Klurfeld and LaLonde the incentive award amounts payable to SMDs who did not have client revenue-generating responsibilities. The Compensation Committee, however, did not fix internal pay ratios at any specified levels.

For 2025, the Compensation Committee also reviewed the performance and NEO compensation data from certain financial institutions. While many of the companies included in such data may be described as financial services companies where human capital is of critical importance, Evercore competes with only a small subset of these companies for employees and clients. The companies included in the peer group considered by the Compensation Committee include Bank of America, Citigroup, Goldman Sachs, Houlihan Lokey, JPMorgan Chase, Lazard, Moelis & Company, Perella Weinberg Partners, Morgan Stanley, PJT Partners, Jefferies, Piper Sandler, Raymond James and Stifel. The Compensation Committee has not set any specific metrics or targets relative to these competitors or any of the other companies comprising our compensation peer group.

Assessment of Risk

Our compensation and incentive programs are designed to discourage excessive risk-taking. The base salary component of compensation does not encourage risk-taking because it is a fixed amount. In addition, there are several other factors associated with our equity ownership, incentive award programs and CEO compensation and incentive awards that discourage inappropriate or excessive risk-taking:

•

While incentive compensation awarded to our Investment Banking business SMDs is generally determined with reference to Company financial performance and their individual performance, many of our SMDs hold equity stakes far in excess of annual incentive awards, which broadly aligns their economic interests with shareholders’ interests. Our Compensation Committee formalized our practice of encouraging equity retention by SMDs through the adoption of equity ownership guidelines applicable to all SMDs. See “—Linkage of Management and Shareholder Interests—Equity Ownership Guidelines” below (on page 50 for a description of these guidelines;

•	Incentive compensation is based on an overall review of a variety of factors, which removes incentives that an executive may have to incur risks in order to achieve specific benchmark metrics;

•	A substantial portion of most incentive compensation is paid in equity and, in general, the portion paid in equity increases with the seniority of the recipient and the size of the bonus;

•	Our RSUs, including those awarded as part of our annual incentive compensation program, generally vest over four years, which encourages an appropriately long-term focus;

•	Members of the Compensation Committee apply discretion in the establishment of the size of our incentive award pool, the percentage split between cash and equity and the terms of our equity awards;

•
Many of our senior investment management employees (none of whom are NEOs) have interests in their individual business units and thus are directly exposed to the risks inherent in their own decision making; and

•
We believe that RSUs are an appropriate form of deferred equity compensation because, unlike other forms of equity awards, such as options, they encourage the holder to think like a shareholder from the date of grant, including, for example, by being exposed to downside risk from stock price drops.

Insider Trading Policy
Since we went public in 2006, we have had an insider trading policy which, among other things, prohibits all employees and related persons and entities from hedging the economic risk of their company stock ownership and from trading in securities of the Company while in possession of material, nonpublic information in violation of applicable securities laws.
In addition, the Company has adopted insider trading policies and procedures and has implemented processes that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards. Our Personal Trading Policy prohibits our employees and related persons and entities from trading in securities of the Company and other companies while in possession of material, nonpublic information in violation of applicable securities laws. The Company also follows procedures for the repurchase of its securities. A copy of our Personal Trading Policy is filed as an exhibit to our Form
10-K
for the year ended December 31, 2025.
Clawback Policy
The Company has adopted a clawback policy in accordance with the listing requirement of the NYSE to provide for the recovery or “clawback” of certain erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement. The policy was made effective December 1, 2023 and applies to incentive-based compensation received by current and former executive officers of the Company during the three fiscal years preceding an accounting restatement and after the effective date of the NYSE listing requirement, October 2, 2023. The Company also continues to maintain an additional clawback policy, which provides for the recapture of incentive awards provided to SMDs in the event of certain types of misconduct by that SMD or a restatement of the financial results of the Company due to material noncompliance with financial reporting requirements.
Linkage of Management and Shareholder Interests—Equity Ownership Guidelines
Our formal equity ownership guidelines are applicable to all SMDs. The goal of these guidelines is to formalize our practice of encouraging executive officers to have a meaningful amount of Evercore equity at risk. In particular, we focused on developing a simple method of calculating required thresholds and concluded that adopting an ownership amount based on a number of shares rather than dollar value would be most effective. The equity ownership guidelines count Class A common stock, Evercore LP limited partnership units and vested and unvested
RSUs
as shares or share equivalents.

Title/Position	Required Amount of Equity at Risk

Chairman of the Board/CEO and Senior Chairman	200,000 shares or share equivalents

All other SMDs (including other Executive Officers)	Lesser of (i) 40,000 shares or share equivalents or (ii) 50% of the number of RSUs granted as part of annual bonuses over last four years (1)

(1)
Includes the period prior to their becoming an SMD, if applicable. By way of example, if over four years an SMD was granted at least 200,000 RSUs as part of annual bonuses, the required amount of equity at risk is 40,000 shares.

Policy Related to Timing of Grant of Certain Equity Awards
We historically have not granted, and currently have no plans to grant, stock option awards and, consequently, we do not have a policy with respect to the timing of stock option awards relative to the disclosure of material non-public
information.
Tax and Accounting Considerations
The Compensation Committee considers certain tax implications when designing our executive compensation program. The Compensation Committee believes that there are circumstances where the provision of compensation that is not fully tax deductible may be more consistent with our compensation philosophy and objectives and/or may be in our best interests and those of our shareholders. The Compensation Committee believes that retaining the ability to exercise discretion and the flexibility to attract, retain and motivate executives with a compensation program that aligns with our long-term business objectives, in many circumstances, outweighs the advantages of qualifying all compensation as deductible, or causing all compensation expenses to be accounted for in a particular fashion.
Section 162(m) of the Code denies a publicly held corporation a federal income tax deduction for compensation in excess of $1 million per year per person paid to its “covered employees,” subject to certain exceptions (including for certain arrangements in place as of November 2, 2017). In addition, the deductibility limit may also apply to any compensation paid by Evercore LP to Evercore’s covered employees, but only to the extent of Evercore’s allocable share of the otherwise deductible compensation paid by Evercore LP. Thus, if Evercore LP pays any compensation to Evercore’s covered employees, Evercore may be required to aggregate its allocable share of Evercore LP’s deduction for compensation paid to such covered employees with the deduction for compensation paid by Evercore when applying the deductible limit and if such limit is exceeded, Evercore would lose the excess deduction. The Compensation Committee continues to evaluate the impact of Section 162(m), including proposed changes to Section 162(m), and retains the ability to award compensation that is not fully tax deductible, or to revise our compensation programs in order to achieve tax efficiencies, in its discretion, in order to provide compensation consistent with our compensation philosophy and objectives.
2025 Say on Pay Vote
Historically, our shareholders have supported our overall executive compensation program. Our executive compensation program has not changed in any material way since last year, when our shareholders supported our Say on Pay proposal at approximately the 94% level. We believe this overwhelming support is due to the Company’s consistently strong business performance, a close alignment between performance and pay, our extensive shareholder engagement process and disclosure regarding our executive compensation program.

Shareholder Engagement and Feedback
As we have done in the past, in 2025 we engaged in extensive shareholder outreach. In our meetings and other engagement with shareholders, we primarily discussed feedback on our executive compensation program, financial performance, corporate governance initiatives, Board composition, use of equity compensation, sustainability and other matters. The feedback we received from our shareholders included the following, which informed Board actions throughout the course of the year:

✓	Support for our commitment to shareholder engagement , our willingness to provide pertinent information to our shareholders, and our response to feedback.

✓
Understanding of the costs and benefits of
investing in talent
, especially at the most senior levels of revenue producing professionals, and the link between this investment, our use of equity compensation, and our growth and expansion in a human capital intensive business.

✓	Support of our continued focus on alignment of pay and performance .

✓
Appreciation of our
broad-based equity compensation program
coupled with share repurchases and other anti-dilutive actions, together with an understanding of the benefits of using equity compensation to attract and retain
talent
and the alignment of interests between our shareholders and employees.

✓	Appreciation of our commitment to manage the dilutive impact of equity grants to employees and achieve our capital return objectives.

✓
Support for the
Board’s ongoing evaluation of its composition
(resulting in the
appointment of a new independent director
, Christine A. Varney) and its continued focus on identifying individuals with diverse professional experiences, perspectives and skills relevant to our business and strategic priorities.

✓	Recognition of our consistent performance and demonstrated commitment to creating shareholder value over the long term.

✓	Appreciation of how our core values inform our business strategy and culture, including support of our employee development programs and community involvement.
During our shareholder outreach in 2025, our shareholders were interested in, among other things, discussing our board composition, our broad-based equity compensation program, and understanding the purpose and mechanics of our anti-dilutive actions, including our share repurchase program. In particular, our shareholders were focused on the rationale for our use of equity compensation and its impact on our growth and expansion, as opposed to cash compensation, and why our program and circumstances differ from that of many other similarly sized publicly traded financial services companies. Shareholders also continued to focus on the alignment of pay and performance for the prior year and the Board’s approach to compensation decisions in light of the Company’s financial results.

Executive Compensation Tables

2025 Summary Compensation Table

Name and Principal Position	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Roger C. Altman
Founder and Senior Chairman
2025	500,000	10,250,000	4,085,803	—	—	14,835,803
2024	500,000	4,250,000	3,630,126	—	—	8,380,126
2023	500,000	3,500,000	3,854,506	—	—	7,854,506
John S. Weinberg
Chairman of the Board and CEO
2025	500,000	10,750,000	5,888,539	—	—	17,138,539
2024	500,000	6,125,000	3,241,138	—	—	9,866,138
2023	500,000	3,125,000	3,340,491	6,000,000	—	12,965,491
Tim LaLonde
CFO(5)
2025	500,000	5,088,043	3,196,657	—	—	8,784,700
2024	500,000	4,270,741	3,111,536	—	—	7,882,277
2023	500,000	3,812,885	2,505,470	—	—	6,818,355
Matthew Lindsey-Clark
Co-Head EMEA Investment Banking(6)
2025	673,800	1,989,531	1,194,136	—	58,958	3,916,425
Jason Klurfeld
General Counsel(7)
2025	500,000	3,210,000	7,955,279	—	—	11,665,279
2024	500,000	2,460,000	1,944,756	—	—	4,904,756
2023	500,000	2,085,000	1,927,253	—	—	4,512,253

(1)

The amounts reflected in the Bonus column represent the cash distributions paid in respect of the Class L Interests issued to our NEOs in 2025, 2024 and 2023, except for Mr. Lindsey-Clark, for whom the amount for 2025 represents the cash portion of the profit share paid to him in respect of his service for such years as described in footnote 6. For Mr. LaLonde and Mr. Klurfeld, the amounts reflected in the Bonus column also include the portion of their deferred cash awards that were earned, as described in footnotes 5 and 7, respectively.

(2)

The amounts reflected in the Stock Awards column represent the grant date fair value of the equity awards made during the identified fiscal year, as computed in accordance with FASB ASC Topic 718. Equity awards for 2025 performance were granted in 2026 and, therefore, in accordance with SEC rules, are not shown here but are described above in the table titled “2025 NEO Annual Compensation and Incentives” on page 48. The amounts shown in this column for 2025 reflect the grant date fair value of equity awards granted in 2025 for 2024 performance.

(3)

As described below, the amount reflected in the Non-Equity Incentive Plan Compensation column for Mr. Weinberg for 2023 reflects a long-term sign-on compensation arrangement agreed in 2016 with Mr. Weinberg, that vested on March 1, 2023.

(4)

All Other Compensation for 2025 consists of a £43,750 payment in lieu of pension contribution to Mr. Lindsey-Clark. See footnote 6 below for a description of the rate and methodology used to convert this amount to dollars. The incremental costs of perquisites and other personal benefits to each NEO were less than $10,000, and therefore information regarding perquisites and other personal benefits has not been included. Each of our NEOs also received accrued cash dividends on outstanding RSU awards. Consistent with SEC rules, the value of these dividend equivalents has not been included in this table because the right to receive future dividends was factored into the grant date fair value of the initial awards under FASB ASC Topic 718. See “—Outstanding Equity Awards at 2025 Fiscal Year-End”.

(5)

The amount reflected as Bonus for Mr. LaLonde includes the cash portion of the bonus earned by Mr. LaLonde in 2023 ($3,000,000) and 2024 ($3,325,000) and 2025 ($4,250,000), and the amount of Mr. LaLonde’s deferred cash that vested in 2023 ($812,885), 2024 ($945,741) and 2025 ($838,043).

(6)

The amount reflected as Bonus for Mr. Lindsey-Clark includes the cash portion of the profit share earned by Mr. Lindsey-Clark in 2025 ($1,773,493), and the amount of Mr. Lindsey-Clark’s deferred cash that vested in 2025 ($216,038). Compensation for Mr. Lindsey-Clark is paid in GBP; amounts presented in the table above have been converted at the exchange rate of 1.3476:£1, based on the exchange rate as of December 31, 2025.

(7)

The amount reflected as Bonus for Mr. Klurfeld includes the cash portion of the bonus earned by Mr. Klurfeld in 2023 ($1,875,000), 2024 ($2,250,000) and 2025 ($3,000,000) and the amount of Mr. Klurfeld’s deferred cash that vested in 2023 ($210,000), 2024 ($210,000) and 2025 ($210,000). The amount reflected as Stock Awards for Mr. Klurfeld includes a one-time grant of 30,000 RSUs on March 10, 2025 with a grant date fair value of $5,792,100.

Grants of Plan-Based Awards in 2025

Name	Grant Date	Estimated Future Payments under Non-Equity Incentive Plan Awards			Estimated Future Payments under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(1) ($)
		Threshold ($)	Target (#)	Maximum (#)	Threshold ($)	Target (#)	Maximum (#)
Roger C. Altman	2/20/2025	—	—	—	—	—	—	15,711	4,085,803
John S. Weinberg	2/20/2025	—	—	—	—	—	—	22,643	5,888,539
Tim LaLonde	2/20/2025	—	—	—	—	—	—	12,292	3,196,657
Matthew Lindsey-Clark	2/20/2025	—	—	—	—	—	—	4,593	1,194,136
Jason Klurfeld	2/20/2025	—	—	—	—	—	—	8,318	2,163,179
	3/10/2025	—	—	—	—	—	—	30,000	5,792,100

(1)	Represents the grant date fair value of the awards, as computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at 2025 Fiscal Year-End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(7) ($)
Roger C. Altman	54,037 (2)	18,386,089
John S. Weinberg	58,947 (3)	20,056,717
Tim LaLonde	37,463 (4)	12,746,786
Matthew Lindsey-Clark	17,919 (5)	6,096,940
Jason Klurfeld	58,604 (6)	19,940,011

(1)

All RSUs are subject to accelerated vesting upon a change in control, qualifying retirement, the executive’s death or the executive’s disability. See “—Employment Agreements and Awards—Evercore Annual Equity Awards” below for a further discussion on the terms of the RSUs.

(2)	25,238 of Mr. Altman’s RSUs vested on February 4, 2026; 15,978 RSUs vest on February 4, 2027; 8,893 RSUs vest on February 4, 2028; and 3,928 RSUs vest on February 4, 2029.

(3)	26,958 of Mr. Weinberg’s RSUs vested on February 4, 2026; 16,234 RSUs vest on February 4, 2027; 10,094 RSUs on February 4, 2028; and 5,661 RSUs on February 4, 2029.

(4)	15,128 of Mr. LaLonde’s RSUs vested on February 4, 2026; 11,933 RSUs vest on February 4, 2027; 7,329 RSUs vest on February 4, 2028; and 3,073 RSUs vest on February 4, 2029.

(5)	7,608 of Mr. Lindsey-Clark’s RSUs vested on February 4, 2026; 5,676 RSUs vest on February 4, 2027; 3,486 RSUs vest on February 4, 2028; and 1,149 RSUs vest on February 4, 2029

(6)

11,206 of Mr. Klurfeld’s RSUs vested on February 4, 2026; 731 RSUs vest on February 13, 2026; 8,283 RSUs vest on February 4, 2027; 782 RSUs vest on February 13, 2027; 4,739 RSUs vest on February 4, 2028; 783 RSUs vest on February 13, 2028; 2,080 RSUs vest on February 4, 2029; and 30,000 RSUs vest on March 10, 2029.

(7)	The market value is based upon the closing price of our Class A common stock on December 31, 2025 ($340.25).

Options Exercised and Stock Vested in 2025

Although we have had the authority to issue stock options since our IPO, we have not done so. Accordingly, the table below is with respect to the vesting of RSUs and other stock-based awards.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Roger C. Altman	29,299	$8,369,626
John S. Weinberg	30,349	$8,669,571
Tim LaLonde(2)	164,642	$55,553,920
Matthew Lindsey-Clark	7,303	$2,086,193
Jason Klurfeld	11,721	$3,334,301

(1)

The value of the awards is based on the average of the high and low trading price of the Class A common stock on the vesting date (or if such date was not a trading day, on the trading day immediately preceding the vesting date).

(2)

On December 31, 2025, Mr. LaLonde’s 100,000 Class K-P units, which he was previously granted in December 2021 in connection with his prior role, vested and converted into 150,000 Class K units based on the achievement of the average of the daily average of the high and low trading price of Class A Common Stock being greater than $225 for a consecutive 40 trading day period between January 1, 2022 and December 31, 2025, as well as Mr. LaLonde satisfying the service vesting criteria.

Nonqualified Deferred Compensation for 2025

Generally, we provide SMDs (other than our NEOs) an election to receive a portion of their deferred incentive compensation in the form of deferred cash rather than RSUs, which have a similar four-year vesting schedule to RSUs. Deferred cash is credited under this arrangement when annual bonuses are declared (generally, in February of the year following the year to which the bonus relates). Pending distribution, these deferred cash amounts are notionally invested in one or more registered mutual funds or fixed income options selected by the executive from a list of funds established by us. For more information, please see the information described in Note 18 to our consolidated financial statements in our Form 10-K for the year ended December 31, 2025. There were no deferred cash awards granted to any NEOs for 2025 performance.

Potential Payments upon Termination of Employment or Change in Control

The following table describes the potential incremental payments and benefits to which our NEOs would be entitled upon termination of employment or a change in control. All calculations in this table are based on an assumed termination date of December 31, 2025 and the completion of a full fiscal year, and all defined terms are as defined in the respective employment agreements of each NEO, which are summarized below under “—Employment Agreements and Awards.”

The amounts shown in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as continuation of health care benefits through the end of the month of the termination of employment. While our NEOs’ rights in respect of RSUs granted in connection with bonuses and deferred cash awards are subject to continued vesting upon a qualifying retirement, as described above, none of our NEOs have satisfied the advance notice required for such qualifying retirement as of December 31, 2025. Accordingly, none of our

NEOs would have been eligible for this benefit as of December 31, 2025 and this benefit is therefore not illustrated in the table below for those awards.

Name	Lump Sum Cash Severance Payment ($)		2025 Fiscal Year Bonuses ($)		Continuation of Medical Benefits ($)		Accelerated Vesting of Equity Awards ($)	Accelerated Vesting of Cash Awards ($)		Other ($)		Total ($)
	(dollars in thousands, except share data)
Roger C. Altman
Termination due to death or disability	—		20,500	(1)	—		18,386(2)	—		—		38,886
Termination by us without “cause” or by the executive for “good reason” or if we elect not to extend term (“Qualifying Terminations”)	25,000	(3)	20,500	(1)	12	(4)	18,386(2)	—		—		63,898
Qualifying Termination within six months prior to or anytime following a change in control	37,500	(5)	20,500	(1)	18	(6)	18,386(2)	—		41,646	(7)	118,050
Change in control (regardless of whether executive’s employment terminates)	—		—		—		18,386(2)	—		—		18,386	(2)
John S. Weinberg
Change in control (regardless of whether executive’s employment terminates), termination due to death, disability, termination by us without “cause” or resignation for “good reason”	—		—		—		20,057(8)	—		—		20,057
Tim LaLonde
Change in control (regardless of whether executive’s employment terminates), termination due to death or disability, or termination by us without cause	—		—		—		12,747(9)	904	(10)	—		13,651
Matthew Lindsey-Clark
Change in control (regardless of whether executive’s employment terminates), termination due to death or disability, or termination by us without cause	—		—		—		6,097(11)	694	(12)	—		6,791
Jason Klurfeld
Change in control (regardless of whether executive’s employment terminates), termination due to death or disability, or termination by us without cause	—		—		—		19,940(13)	660	(14)	—		20,600

(1)

This amount consists of Mr. Altman’s annual bonus for the 2025 fiscal year; Mr. Altman would otherwise be required to remain employed through the bonus payment date in order to receive these amounts. Note that approximately 50% of the annual bonus payable to Mr. Altman would have been paid in the form of restricted securities, subject to time-based vesting over a period of up to four years, but we have assumed for illustrative purposes only that when paid in connection with a severance event, Mr. Altman would have been paid the entire annual bonus in cash with no grants of equity securities subject to vesting.

(2)	This amount represents the value of 54,037 otherwise unvested RSUs based on the closing price of our Class A common stock on December 31, 2025 ($340.25).

(3)

This amount is equal to two times the greater of: (i) the sum of (A) Mr. Altman’s base salary and (B) Mr. Altman’s average annual bonus for the three most recently completed fiscal years; or (ii) the average of the aggregate amount of cash compensation payable to our three most highly paid executive officers in the fiscal year preceding the year of termination.

(4)	This amount represents the estimated present value of the employer-paid portion of premium payments for 24 months of medical, dental and vision insurance coverage.

(5)

This amount is equal to three times the greater of: (i) the sum of (A) Mr. Altman’s base salary and (B) Mr. Altman’s average annual bonus for the three most recently completed fiscal years; or (ii) the average of the aggregate amount of cash compensation payable to our three most highly paid executive officers in the fiscal year preceding the year of termination.

(6)	This amount represents the estimated present value of the employer-paid portion of premium payments for 36 months of medical, dental and vision insurance coverage.

(7)

If payments or benefits provided to Mr. Altman in connection with a change in control result in an “excess parachute payment” excise tax being imposed on Mr. Altman, he is entitled to a gross-up payment equal to the amount of the excise tax, as well as the excise tax and income tax on the gross-up payment. This amount represents the estimated gross-up payment that would be made to Mr. Altman in the event his employment is terminated by us without “cause” or by Mr. Altman for “good reason” on December 31, 2025, within six months prior to or anytime following a change in control. The actual amount of a gross-up payment, if any, will depend on the facts in existence at the time of any change in control and/or employment termination.

(8)	This amount represents the value of 58,947 otherwise unvested RSUs, based on the closing price of our Class A common stock on December 31, 2025 ($340.25).

(9)	This amount represents the value of 37,463 otherwise unvested RSUs, based on the closing price of our Class A common stock on December 31, 2025 ($340.25).

(10)	This amount represents the value of the otherwise unvested deferred cash awards on December 31, 2025.

(11)	This amount represents the value of 17,919 otherwise unvested RSUs, based on the closing price of our Class A common stock on December 31, 2025 ($340.25).

(12)

This amount represents the value of the otherwise unvested deferred cash awards on December 31, 2025. Deferred cash awards for Mr. Lindsey-Clark is paid in GBP, and the amount presented in the table above has been converted at the exchange rate of $1.3476:£1, based on the exchange rate as of December 31, 2025.

(13)	This amount represents the value of 58,604 otherwise unvested RSUs, based on the closing price of our Class A common stock on December 31, 2025 ($340.25).

(14)	This amount represents the value of the otherwise unvested deferred cash awards on December 31, 2025.

Employment Agreements and Awards

Our Rationale for Agreements that Provide for Payments to Executives upon the Occurrence of Specified Events

The employment agreements we entered into with some of our NEOs provide for severance payments. In addition, some of those agreements provide for additional payments in connection with a change in control or a termination that occurs after a change in control (including, for Mr. Altman, a payment to compensate him for excise taxes that could arise in such circumstances). In December 2019, we confirmed our agreement to pay each of our NEOs at the time their current base salaries during their employment with the Company.

We believe that these severance and change in control arrangements mitigate some of the risk that exists for executives working in a public company, while also appropriately balancing incentives and providing certainty to our executives, and, for Mr. Altman, will make him whole in the case of any potential tax penalty in connection with a change of control. In addition, due to the fact that there has historically been significant acquisition activity in the financial services industry, there is a possibility that we could be acquired in the future. Accordingly, we believe that severance and change in control arrangements are necessary to enable key executives to evaluate objectively the benefits to our shareholders of a proposed transaction, notwithstanding its potential effects on their own job security.

Employment Agreement with Mr. Altman

Pursuant to the terms of Mr. Altman’s employment agreement, Mr. Altman will have automatic, successive one-year extensions of his employment expiring on August 10 of the relevant year, unless either party gives the other 60 days’ prior notice that the term will not be extended.

Mr. Altman’s employment agreement provides for an annual base salary of $500,000, and an annual bonus as determined in the discretion of the Compensation Committee. According to Mr. Altman’s employment agreement, up to 50% of the annual bonus payable to him may be payable in the form of our restricted securities, with such restricted securities vesting in four equal annual installments (or at such faster rate and subject to acceleration upon certain specified events as may be applicable to restricted securities issued in the same fiscal year to our other SMDs).

Pursuant to his employment agreement, if Mr. Altman’s employment terminates prior to the expiration of the term due to his death or disability, he would be entitled to receive (1) any base salary earned but unpaid through the date of termination; (2) reimbursement for any unreimbursed business expenses properly incurred by him; (3) such employee benefits, if any, to which he may be entitled under our employee benefit plans (the payments and benefits described in (1) through (3) are referred to as the “accrued rights”); (4) lump sum payments equal to his earned but unpaid annual bonus, if any, payable in respect of the fiscal year immediately preceding the fiscal year in which the termination occurs, to be paid when such bonus would have otherwise been payable had his employment not terminated; and (5) a pro-rated portion of the annual bonus, calculated based on the number of months (and any fraction thereof) he is employed during the fiscal year in which a termination of employment occurs and in respect of which such bonus is payable, relative to 12 months.

If Mr. Altman’s employment is terminated prior to the expiration of the term (or such extension thereof) by us without “cause” (as defined below) or by him for “good reason” (as defined below) or if we elect not to extend the term (each a “qualifying termination”), he would be entitled, subject to his compliance with specified restrictive covenants, to (A) a lump sum payment equal to two times (three times in the case of a qualifying termination that occurs on or following our “change in control” (as defined in the employment agreement)) the greater of (x) the sum of (1) his annual base salary and (2) his average annual bonus for the three most recently completed fiscal years and (y) the average of the aggregate amount of cash compensation payable to our three most highly paid executives in the most recently completed fiscal year; (B) any “accrued rights” (as defined above); (C) lump sum payments equal to Mr. Altman’s earned but unpaid annual bonus, if any, payable in respect of the fiscal year immediately preceding the fiscal year in which the termination occurs, to be paid when such bonuses would have otherwise been payable had Mr. Altman’s employment not terminated; and (D) a pro-rated portion of the annual bonus, calculated based on the number of months (and any fraction thereof) Mr. Altman is employed during the fiscal year in which a termination of employment occurs and in respect of which such bonus is payable, relative to 12 months. Mr. Altman would also be entitled to receive continued coverage for himself and his spouse and dependents under our medical plans for two years (three years in the case of a qualifying termination that occurs on or following a change in control), subject to payment by him of the same premiums he would have paid during such period of coverage if he were an active employee. Any termination by us without cause within six months prior to the occurrence of a change in control would be deemed to be a termination of employment on the date of such change in control. The severance benefits payable to Mr. Altman are conditioned on his continued compliance with specified confidentiality, non-solicitation and proprietary information covenants following his termination of employment with us. For purposes of Mr. Altman’s employment agreement, “cause” means the occurrence of: (1) Mr. Altman’s breach of a material obligation under the governing documents of our entities, (2) Mr. Altman’s conviction of, or plea of guilty or nolo contendere in respect of, any felony, (3) Mr. Altman’s perpetration of a fraud against us, (4) Mr. Altman’s willful and continued failure to perform his duties to us or (5) any willful misconduct by Mr. Altman which could reasonably have an adverse effect on his ability to function as our employee or on our business or reputation. For purposes of Mr. Altman’s employment agreement, “good reason” means: (1) our failure to pay Mr. Altman’s base salary and annual bonus (if such amounts become payable to Mr. Altman), (2) any diminution in Mr. Altman’s title or authority with us, (3) our failure to provide Mr. Altman with the employee benefits or perquisites provided for in the employment agreement, or (4) the failure to re-elect him as a member of the Board.

In the event of a termination of Mr. Altman’s employment which is not a qualifying termination or a termination due to his death or disability (including if Mr. Altman resigns without good reason), Mr. Altman would be entitled to receive any “accrued rights” (as defined above).

Mr. Altman has also entered into confidentiality, non-solicitation and proprietary information agreements with us. Pursuant to these agreements, he is subject to a covenant not to (1) compete with us while employed and for 24 months following his termination of employment for any reason or (2) solicit our employees, consultants and certain actual and prospective clients while employed and for 12 months following his termination of employment for any reason, in each case, subject to certain specified exclusions.

If a dispute arises out of the employment agreement with Mr. Altman, we would pay his reasonable legal fees and expenses incurred in connection with such dispute if he prevails on substantially all issues in dispute.

In addition, if payments or benefits provided to Mr. Altman under an employment agreement or any other plan or agreement in connection with a change in control result in an “excess parachute payment” excise tax being imposed on him, he would be entitled to a gross-up payment equal to the amount of the excise tax, as well as the excise tax and income tax on the gross-up payment.

Employment Agreement with Mr. Weinberg

We entered into an employment agreement with Mr. Weinberg, the initial term of which expired on March 1, 2023. Mr. Weinberg continues to be employed by us as an at-will employee, subject to certain rights which survive the expiration of the initial term.

Pursuant to his employment agreement, Mr. Weinberg received an initial sign-on restricted cash award with a target payment amount of $35 million, and the final portion of which vested on March 1, 2023, subject to Mr. Weinberg’s continued employment through such vesting date. Approximately 75% of the sign-on and replacement awards granted to Mr. Weinberg were intended to replace deferred compensation (a portion of which was variable) from Mr. Weinberg’s former employer that he forfeited as a result of joining Evercore, with the remaining approximately 25% of such awards granted as part of the recruitment of Mr. Weinberg as an inducement to join the Company.

Mr. Weinberg’s employment agreement further provides that if Mr. Weinberg’s employment is terminated by us without “cause,” by Mr. Weinberg for “good reason” or as a result of death or “disability” (each as defined in the employment agreement), then, subject to his execution, delivery and non-revocation of a release of claims with respect to the Company and its affiliates, Mr. Weinberg is entitled to receive, in addition to certain accrued rights, his annual bonus for any completed fiscal year preceding the termination date, provided that the Company may issue up to 50% of such amount in shares of fully vested Class A common stock.

If Mr. Weinberg retires and satisfies the one-year prior written notice requirement associated with retirement eligibility, Mr. Weinberg will be deemed to have satisfied the age and service requirements necessary for full vesting of all deferred compensation and then-unvested equity awards (including equity awards granted to Mr. Weinberg in respect of his annual bonuses, if any), with such deferred compensation and equity awards generally to be paid out or settled, as applicable, in accordance with the original payment or vesting schedule. The right to receive deferred compensation and equity awards following retirement is subject to continued compliance with the restrictive covenants set forth in his restrictive covenant agreement (as described below), regardless of whether the applicable time limits have otherwise expired.

In connection with the employment agreement, Mr. Weinberg also entered into a confidentiality, non-solicitation and proprietary information agreement with the Company. Pursuant to this agreement, Mr. Weinberg is subject to a covenant not to (1) compete with the Company or its affiliates while employed and for 12 months following his termination of employment for any reason or (2) solicit our employees, consultants and certain actual and prospective clients while employed and for 12 months following his termination of employment for any reason, in each case, subject to certain specified exclusions. This agreement also contains a covenant not to disclose confidential information and an assignment of property rights provision.

Employment Agreement with Mr. LaLonde

We entered into an employment agreement with Mr. LaLonde on January 19, 2023. Mr. LaLonde’s employment agreement provides for him to serve as the CFO and Senior Managing Director.

The employment agreement provides for annual compensation as follows: (1) an annual base salary in an amount equal to $500,000, (2) an annual incentive bonus for 2023 (and thereafter at the discretion of the Company), payable in 50% cash and 50% RSUs, subject to continued employment through the payment date except as noted below. Pursuant to his employment agreement, Mr. LaLonde’s compensation for 2023 was not to be less than $6.5 million.

The employment agreement further provides that if Mr. LaLonde’s employment is terminated by us without “cause,” by Mr. LaLonde for “good reason” or as a result of death or “disability” (each as defined in the employment agreement), then, subject to his execution, delivery and non-revocation of a release of claims with respect to the Company and its affiliates, Mr. LaLonde would be entitled to receive, in addition to certain accrued rights, (i) any unpaid portion of his 2023 annual incentive bonus; and (ii) to the extent not already vested, full vesting of any RSUs granted in satisfaction of any portion of his 2023 annual incentive bonus.

Mr. LaLonde has also entered into a confidentiality, non-solicitation, non-competition and proprietary information agreement with the Company. Pursuant to this agreement, Mr. LaLonde is subject to a covenant not to (1) compete with us while employed or (2) solicit our employees and consultants for 12 months, and certain actual and prospective clients while employed and for six months, following termination of employment for any reason, in each case, subject to certain specified exclusions.

Partnership Unit Awards to Mr. LaLonde

In addition, on December 12, 2021, the Company, Evercore LP and Mr. LaLonde entered into an incentive subscription agreement pursuant to which Mr. LaLonde subscribed for a one-time award of 100,000 Class K-P units, which are structured as “profits interests” under applicable tax rules. The Class K-P units were eligible to convert into a number of Class K units ranging from 0-200% of the Class K-P unit award based on the achievement of cumulative net revenue-based performance metrics applicable for the Investment Banking business during the 2021-2025 performance period and/or the satisfaction of certain share price-based performance criteria, subject to, among other conditions, satisfaction of a service vesting condition. The service vesting condition was satisfied if Mr. LaLonde remained a full-time employee in good standing through December 31, 2025 or, if prior to such date, (i) Mr. LaLonde’s employment with the Company terminated due to death or “disability,” (ii) Mr. LaLonde’s employment was terminated by the Company without “cause,” (iii) the Company underwent a “change in control” or (iv) the Company materially diminished Mr. LaLonde’s title, role, responsibilities or reporting line (each such event is as defined in the Partnership Agreement and referred to here as a “qualifying termination”). In the event of a qualifying termination, the number of Class K units would generally be based on actual performance. The Class K-P units were also subject to forfeiture in the event of a breach of the terms of Mr. LaLonde’s restrictive covenant agreement.

On December 31, 2025, Mr. LaLonde’s 100,000 Class K-P units vested and converted into 150,000 Class K units based on the achievement of the average of the daily average of the high and low trading price of Class A Common Stock being greater than $225 for a consecutive 40 trading day period between January 1, 2022 and December 31, 2025, as well as Mr. LaLonde satisfying the service vesting criteria.

Schedule of Terms with Mr. Lindsey-Clark

Mr. Lindsey-Clark serves as Co-Head of Evercore’s EMEA Investment Banking business and is an individual member of Evercore U.K. His service relationship is governed by the Limited Liability Partnership Deed of Evercore U.K., described in more detail below, and his schedule of terms (the “Schedule of Terms”) thereunder. Mr. Lindsey-Clark entered into the Schedule of Terms with Evercore U.K. on August 19, 2011, under which he became a member of Evercore U.K. The Schedule of Terms provides that Mr. Lindsey-Clark will be entitled to monthly drawings of a minimum of £41,666.67 and a discretionary amount of distributable cash in accordance with the Members’ Agreement, alongside other benefits, including pension and insurance benefits.

Pursuant to the Schedule of Terms, Mr. Lindsey-Clark is subject to a covenant not to (1) compete with us while a member and for six months following his termination of membership or (2) solicit actual and prospective clients while a member, and certain actual and prospective clients for six months following his termination of membership, or (3) solicit employees or members while a member and for six months following his termination of membership in each case, subject to certain specified exclusions.

Limited Liability Partnership Deed in Relation to Evercore Partners International LLP

Under the Limited Liability Partnership Deed in Relation to Evercore U.K. dated as of April 6, 2024 (the “Deed”), upon termination of membership for any reason, Mr. Lindsey-Clark would be entitled to receive (i) any drawings or other benefits to which he is entitled under his schedule of terms, (ii) the balance standing to the credit of his capital account and current account, and (iii) any deferred compensation award in respect of any financial period ending prior to the date of termination and any other amounts considered in the executive committee of Evercore LLP’s sole and absolute discretion to be reasonable in regards to profit sharing principles and Mr. Lindsey-Clark’s performance; provided that, the executive committee will be entitled to retain a sum sufficient to (i), if Mr. Lindsey-Clark is a “good leaver” (as defined in the Deed), discharge any tax for which Evercore LLP may be liable in respect of Mr. Lindsey-Clark’s share of the profits or any other amounts payable to Mr. Lindsey-Clark and (ii) cover the proportion of any claim against Evercore LLP for which Mr. Lindsey-Clark may be liable, which the executive committee reasonably expects, will or may be made and for which Mr. Lindsey-Clark will or may be responsible.

Agreement with Mr. Klurfeld

Mr. Klurfeld is employed by us as an at-will employee. Mr. Klurfeld entered into a confidentiality, non-solicitation and proprietary information agreement with us that remains in effect. Pursuant to his agreement, Mr. Klurfeld is subject to a covenant not to (1) compete with us while employed or (2) solicit our employees and consultants for 12 months, and certain actual and prospective clients while employed and for six months, following termination of employment for any reason, in each case, subject to certain specified exclusions.

Deferred Cash and Incentive Deferred Cash Awards to Mr. Klurfeld

Generally, we provide SMDs (other than our NEOs) an election to receive a portion of their deferred incentive compensation in the form of deferred cash rather than RSUs, as described above under “Nonqualified Deferred Compensation for 2025.”

In addition, in connection with his appointment as General Counsel, Mr. Klurfeld was granted an incentive deferred cash award in February 2018 in the amount of $1.5 million. The incentive deferred cash award vests as follows, subject to continued service through the applicable vesting date: $210,000 vested on each of February 13, 2022, 2023, 2024, 2025, and 2026; and $225,000 will vest on each of February 13, 2027 and 2028. Any unvested portion of the incentive deferred cash award will vest in full upon a change in control, Mr. Klurfeld’s death or disability or termination without cause (subject, in the case of death, disability or termination without cause, to execution of a release). Distributions generally occur within two and a half months following the applicable vesting date.

Mr. Klurfeld’s deferred cash was, and incentive deferred cash awards will be, reported in the Summary Compensation Table in the years earned.

Special Equity Award to Mr. Klurfeld

The Company made a one-time grant of 30,000 RSUs to Mr. Klurfeld on March 10, 2025. Subject to Mr. Klurfeld remaining in continuous service with the Company through such date, the RSUs are scheduled to vest on the fourth anniversary of the grant date. In addition, any otherwise unvested RSUs shall become fully vested upon (i) a “change in control” (as defined in the Third Amended Plan), (ii) Mr. Klurfeld’s death or “disability” (as defined in the Third Amended Plan), or (iii) a termination of Mr. Klurfeld’s employment by the Company without cause (as defined below under “Evercore Annual Equity Awards”) or for good reason. For purposes of Mr. Klurfeld’s special award agreement, “good reason” means: (i) the material diminution of his title, position, duties, reporting line to the CEO, authority or responsibilities as in effect from time to time, (ii) any relocation of his primary place of employment to a location more than fifty (50) miles from his primary place of employment, (iii) material breach by the Company of Mr. Klurfeld’s offer letter or employment agreement or other compensatory agreement, or (iv) the reduction of the Mr. Klurfeld’s annual base salary (other than in connection with a Company-wide reduction for similarly situated employees).

Evercore Annual Equity Awards

Our RSUs granted in connection with annual incentive awards vest in substantially equal annual installments over four years, subject to accelerated vesting upon death, disability, change in control, qualifying retirement or termination without cause. When deferred compensation is awarded in the form of RSUs, the RSUs include dividend equivalent rights payable in the form of cash or additional RSUs, at the Company’s election, which will vest and be settled on the same terms as the original RSUs to which they relate.

The RSUs will continue to have the underlying stock distributed (or released from restriction) on the original vesting schedule following a qualifying retirement as long as the recipient complies with his or her non-competition commitments, gives the minimum advanced notice of his or her decision to retire, which is generally six months to one year, and, at the time of retirement, (i) (a) is at least 55 years old and has completed at least five years of continuous service with the Company and (b) his or her age plus years of service exceeds 65 or (ii) is at least 60 years old and has completed at least 10 years of continuous service with the Company. If a qualified retiree violates his or her non-competition commitments at any time before a scheduled release date, the undelivered shares will be forfeited. Because the general vesting period of these awards is four years, this will provide an incentive for qualified retirees to refrain from competition or client solicitation for up to four years.

The vesting of deferred compensation awards is also subject to accelerated vesting upon a termination of the recipient’s service by us without “cause,” subject to his or her execution of a general release of claims against us and our affiliates. For this purpose, “cause” for U.S. partners and employees generally means (1) the employee’s material breach of any restrictive covenants or any of our published policies (including our Code of Business Conduct and Ethics); (2) any act or omission by the employee that causes us or the employee to be subject to discipline under any law, rule or regulation related to our business, or any rule of any exchange or association of which we are a member; (3) the employee’s conviction of, or plea of guilty or no contest to, any felony; (4) the employee’s participation in any fraud or embezzlement; (5) gross negligence or willful misconduct by the employee in the course of employment or the employee’s deliberate and continuous disregard of his or her material duties; or (6) the employee’s commission of any act or making of any statement that impairs, impugns, denigrates, disparages or otherwise negatively reflects on us or our reputation or business interests. For non-U.S. partners and employees, the cause definition is substantively similar. The RSUs are subject to the terms of our clawback policy and our anti-hedging and anti-pledging policies.

Evercore LP Class L Interest Subscription Agreements

In January 2025, the Compensation Committee issued Class L Interests in Evercore LP, to each of the named executive officers other than Mr. Lindsey-Clark pursuant to a subscription agreement. The Class L Interests granted in January 2025 entitled the applicable named executive officers to a discretionary distribution of profits from Evercore LP in the first quarter of 2026, and were subject to a maximum amount equal to a specified percentage of 2025 “adjusted operating income,” as defined in the subscription agreements, which in the case of (i) Messrs. Altman and Weinberg was 2.00%, (ii) Mr. LaLonde was 1.25% and (iii) Mr. Klurfeld was 1.00%.

The Class L Interests and any distributions thereon, are subject to the Company’s clawback policies as in effect from time to time and compliance with the restrictive covenant agreements applicable to the named executive officer. In addition, the Class L Interests are cancelled in the event the employment of the named executive officer is terminated for any reason prior to the date of the distribution, and will otherwise be cancelled immediately following the distribution. The Compensation Committee anticipates it will cause the issuance of Class L Interests to named executive officers for subsequent years on substantially similar terms.

PAY RATIO

Set forth below is the annual total compensation of our median employee, the annual total compensation of Mr. Weinberg, and the ratio of those values:

•	The 2025 annual total compensation of our median employee was $425,073;

•	The 2025 annual total compensation of our current Chairman of the Board and CEO, Mr. Weinberg, was $17,138,539; and

•	For 2025, the ratio of Mr. Weinberg’s annual total compensation to the annual total compensation of our median employee was 40.32 to 1.

Background

To identify our median employee, we used our entire employee population, excluding Mr. Weinberg, independent contractors and consultants, as of November 1, 2023 and measured compensation based on total pay (including the value of equity awards received in 2023, cash bonus, overtime pay, commissions and pensions) actually received over the period from January 1, 2023 through December 31, 2023. The original median employee left the company during 2025. As permitted by SEC rules, the median employee selected for 2025 is an employee whose compensation was substantially similar to the compensation of the original median employee identified in 2023, and was identified based on the compensation measure used to select the original median employee. There has been no change in our employee population, our employee compensation arrangements or our median employee’s circumstances that we believe would significantly impact our pay ratio disclosure.

As required by SEC rules, after determining that our median employee (who is located in the U.S.) will be the median employee for purposes of this pay ratio, we calculated 2025 annual total compensation for both our median employee and Mr. Weinberg using the same methodology that we use to determine our named executive officers’ annual total compensation for the Summary Compensation Table.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll, employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt various methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE
Our pay for performance compensation program is designed to reward performance and align the long-term interests of our executives with those of our shareholders. As discussed in more detail in “Compensation Discussion & Analysis,” above, compensation of our executive officers is linked to the performance of Evercore and their individual performance, which motivates our executive leadership to conduct the business in a manner that produces superior results over the long term.
As required by Item 402(v) of Regulation
S-K,
the following disclosure is provided about the relationship between executive compensation and the Company’s performance on select financial metrics. For a description regarding the Company’s compensation program and the factors considered by the Committee in making its compensation decisions, please see “Compensation Discussion & Analysis.”
2025 Performance Measures
For 2025, none of our NEOs were paid pursuant to formulaic or other pre-established
performance targets or personal compensation arrangements. Rather, incentive awards paid to our NEOs were determined at the discretion of the Compensation Committee after taking into account the Company’s performance along with the NEO’s individual contributions, the NEO’s promotion of and adherence to our Core Values, and other factors. In making its determinations, the Compensation Committee considered these factors in a holistic manner (including qualitative factors), without ascribing any specific weight to any single factor or metric. However, as required by the SEC rules, the performance measures identified in the tabular list below are the financial performance measures used by the Compensation Committee to link our NEOs’ 2025 “Compensation Actually Paid” to performance:

•	Adjusted Net Revenues

•	Adjusted EPS

•	Adjusted Net Income

•	Adjusted Operating Margin
2025 Pay Versus Performance Table

	Summary Compensation Table (SCT) Total for PEO(1)		Compensation Actually Paid (CAP) to PEO(2)		Average SCT Total for Non-PEO NEOs(1)	Average CAP to Non- PEO NEOs (2)(4)	Value of Initial Fixed $100 Investment Based on:
Year	John Weinberg(3)	Ralph Schlosstein	John Weinberg(3)	Ralph Schlosstein			Company TSR	Peer Group TSR(5)	Net Income ($ in millions)	Adjusted Net Revenue ($ in millions)(6)
2025	$17,138,539	N/A	$21,611,090	N/A	$9,800,552	$15,840,099	$341	$203	$592	$3,884
2024	$9,866,138	N/A	$17,138,320	N/A	$5,897,401	$15,694,583	$275	$177	$378	$3,003
2023	$12,965,491	N/A	$18,668,990	N/A	$4,241,797	$6,784,875	$167	$135	$255	$2,449
2022	$15,176,726	$7,676,726	$5,693,292	$5,502,692	$5,028,826	$3,900,059	$104	$121	$477	$2,786
2021	$16,282,195	$10,282,195	$38,025,295	$12,841,786	$5,443,744	$6,610,145	$126	$135	$740	$3,317

(1)
The PEO in the 2025, 2024, and 2023 reporting years is John S. Weinberg. The PEOs in the 2022 and 2021 reporting years are John S. Weinberg and Ralph L. Schlosstein (Mr. Schlosstein stepped down as
Co-Chairman
of the Board and
Co-CEO
effective February 25, 2022). The
non-PEO
NEOs in the 2025 reporting year are Roger C. Altman, Jason Klurfeld, Tim LaLonde, and Matthew Lindsey-Clark. The
non-PEO
NEOs in the 2024 reporting year are Roger C. Altman, Edward S. Hyman, Jason Klurfeld, and Tim LaLonde. The
non-PEO
NEOs in the 2023 reporting year are Roger C. Altman, Edward S. Hyman, Jason Klurfeld, Tim LaLonde, Celeste Mellet, and Paul Pensa. The
non-PEO
NEOs in the 2022 reporting year are Roger C. Altman, Edward S. Hyman, Jason Klurfeld, and Celeste Mellet. The
non-PEO
NEOs in the 2021 reporting year are Roger C. Altman, Edward S. Hyman, Jason Klurfeld, Celeste Mellet, and Robert B. Walsh.

(2)
SEC rules require certain adjustments be made to Summary Compensation Table values to determine “Compensation Actually Paid”, or CAP. The amounts reported as CAP to our
PEOs and average CAP to
non-PEO
NEOs were calculated in accordance with Item 402(v) of Regulation
S-K,
as shown in the table below. NEOs do not participate in any defined benefit plan and as such, no adjustment for pension is included in the following table. The following table details adjustments made to calculate CAP.

		Deduction from SCT Total	Additions (Deductions) to SCT Total
Year	SCT Total	Grant Date Fair Value of Equity Awards	Fair Value of Current Year Equity Awards Unvested at FY End	Change in Fair Value of Prior Year Equity Awards Unvested at FY End	Change in Fair Value of Prior Year Equity Awards that Vested in the Year	Fair Value at end of Prior Year of Equity Awards Forfeited in the Year	Dividends on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	CAP
PEO SCT Total to CAP Reconciliation (Mr. Weinberg)
2025	$17,138,539	$5,888,539	$7,704,281	$2,289,330	$171,775	$0	$195,704	$21,611,090
2024	$9,866,138	$3,241,138	$4,914,856	$5,192,581	$195,260	$0	$210,623	$17,138,320
2023	$12,965,491	$3,340,491	$4,200,817	$3,603,246	$991,815	$0	$248,112	$18,668,990
2022	$15,176,726	$5,426,726	$4,679,314	$(1,463,864)	$(7,708,408)	$0	$436,250	$5,693,292
2021	$16,282,195	$4,282,195	$4,919,129	$18,076,120	$2,089,618	$0	$940,429	$38,025,295
PEO SCT Total to CAP Reconciliation (Mr. Schlosstein)
2025	N/A	—	—	—	—	—	—	—
2024	N/A	—	—	—	—	—	—	—
2023	N/A	—	—	—	—	—	—	—
2022	$7,676,726	$5,426,726	$4,679,314	$(1,463,864)	$(239,888)	$0	$277,130	$5,502,692
2021	$10,282,195	$4,282,195	$4,919,129	$1,458,980	$220,209	$0	$243,469	$12,841,786
Average Non-PEO NEOs SCT Total to CAP Reconciliation
2025	$9,800,552	$4,107,969	$6,032,122	$1,530,923	$2,451,011	$0	$133,459	$15,840,099
2024	$5,897,401	$2,677,216	$4,059,725	$8,164,859	$112,177	$0	$137,637	$15,694,583
2023	$4,241,797	$1,816,352	$2,284,145	$2,196,985	$347,395	$(569,052)	$99,958	$6,784,875
2022	$5,028,826	$2,571,521	$2,217,351	$(759,806)	$(154,846)	$0	$140,056	$3,900,059
2021	$5,443,744	$2,264,559	$2,535,885	$689,931	$90,370	$0	$114,774	$6,610,145

(3)
The amounts shown for Mr. Weinberg’s CAP for 2021-2023 include as a component of the SCT Total, the portion of Mr. Weinberg’s initial long-term sign-on
restricted cash award that vested during the applicable year. The amounts shown for Mr. Weinberg’s CAP for 2021-2022 include the change in the fair value of Mr. Weinberg’s initial long-term sign-on
equity awards granted in 2016 that were unvested at fiscal year end or vested during the applicable fiscal year. These awards, which were granted in 2016, were not a part of Mr. Weinberg’s discretionary annual bonus in respect of any year of his service and the vast majority were intended to replace deferred compensation from Mr. Weinberg’s previous employer that was at risk of forfeiture as a result of joining Evercore.

(4)
The fair value of performance-based equity awards reported for CAP purposes reflects calculated performance at the end of the fiscal year for internal metrics, in accordance with FASB ASC 718. Performance-based equity awards subject to internal metrics will ultimately vest, if at all, based on measured performance through the end of the performance period.

(5)	Reflects the total shareholder return indexed to $100 per share for the S&P 500 Financials Index, which is the industry line peer group reported in our annual report to shareholders.

(6)	Adjusted Net Revenues is a non-GAAP financial measure. See Annex A for further information and a reconciliation to U.S. GAAP amounts.

Relationship between “Compensation Actually Paid” and Performance Measures
In accordance with Item 402(v) of Regulation
S-K,
we are providing the following graphic descriptions of the relationships between information presented in the Pay Versus Performance Table.

Comparison of Cumulative 5-Year TSR
$400
$350
$300
$250
$200
$150
$100
$50
$0
Evercore Inc.
S&P 500 Financials Index
$341
$275
$167
$135
$121
$126
$104
$135
$177
$203
2020
2021
2022
2023
2024
2025

CAP vs. TSR
$90
$75
$60
$45
$30
$15
$0
Compensation Actually Paid ($MM)
$420
$350
$280
$210
$140
$70
$0
Cumulative TSR
(Value of Fixed $100 Investment)
$38.0
$126
$12.8
$6.6
$5.7
$5.5
$3.9
$104
$18.7
$167
$6.8
$17.1
$275
$15.7
$21.6
$341
$15.8
2021
2022
2023
2024
2025
PEO (Weinberg) CAP
2nd PEO (Schlosstein) CAP
Non-PEO NEO Avg. CAP
EVR TSR

CAP vs. Net Income
Compensation Actually Paid ($MM)
Net Income ($MM)
$90
$75
$60
$45
$30
$15
$0
$900
$750
$600
$450
$300
$150
$0
$740
$477
$255
$378
$592
$38.0
$12.8
$6.6
$5.7
$5.5
$3.9
$18.7
$6.8
$17.1
$15.7
$21.6
$15.8
2021
2022
2023
2024
2025
PEO (Weinberg) CAP
2nd PEO (Schlosstein) CAP
Non-PEO NEO Avg. CAP
EVR Net Income

CAP vs. Adjusted Net Revenues
Compensation Actually Paid ($MM)
Adjusted Net Revenues ($MM)
$90
$75
$60
$45
$30
$15
$0
$4,200
$3,500
$2,800
$2,100
$1,400
$700
$0
$3,317
$2,786
$2,449
$3,003
$3,884
$38.0
$12.8
$6.6
$5.7
$5.5
$3.9
$18.7
$6.8
$17.1
$15.7
$21.6
$15.8
2021
2022
2023
2024
2025
PEO (Weinberg) CAP
2nd PEO (Schlosstein) CAP
Non-PEO NEO Avg. CAP
EVR Adj. Net Revenues

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion & Analysis with management. Based on our review and discussion with management, we recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement issued in connection with our Annual Meeting and in our Form 10-K for the year ended December 31, 2025.

Compensation Committee

Robert B. Millard, Chairman

Willard J. Overlock, Jr.

Sir Simon M. Robertson

William J. Wheeler

Sarah K. Williamson

The information in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

PROPOSAL 2—NON-BINDING, ADVISORY VOTE

ON EXECUTIVE COMPENSATION

Summary of Proposal

✓	What is being voted on. An advisory vote to approve the 2025 compensation of our NEOs (“Say on Pay”).

✓	Board recommendation. Our Board unanimously recommends that you vote “FOR” the resolution approving the 2025 compensation of our NEOs.

Our Say on Pay Vote gives our shareholders the opportunity to cast an advisory vote to approve the compensation of all of our NEOs. We currently include this advisory vote on an annual basis. While the results of this vote are non-binding and advisory in nature, the Board values our shareholders’ opinions and will consider the results of the vote when making future decisions regarding the compensation of our NEOs.

We encourage you to review the following sections of this Proxy Statement for further information on our key compensation practices and the effect of shareholder feedback on NEO compensation:

✓	“2025 Compensation and Incentive Highlights” in our Compensation Discussion & Analysis (see page 42)

✓	“2025 Incentive Awards and Determinations” in our Compensation Discussion & Analysis (see page 44)

✓	“2025 Say on Pay Vote” in our Compensation Discussion & Analysis (see page 51)

Please note that these sections should be read in conjunction with our entire Compensation Discussion & Analysis (beginning on page 39), as well as the executive compensation tables and related disclosures that follow (beginning on page 48).

2026 Say on Pay Vote

In accordance with the requirements of Section 14A of the Exchange Act and Exchange Act Rule 14a-21(a), the below resolution gives shareholders the opportunity to cast an advisory vote on the compensation of our NEOs, as disclosed in this Proxy Statement, including the Compensation Discussion & Analysis, the executive compensation tables and related disclosures.

Accordingly, we are asking our shareholders to vote on the following resolution:

RESOLVED, that the compensation paid to the company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion & Analysis, executive compensation tables and any related narrative discussion, is hereby APPROVED.

Proxies will be voted FOR the approval of the resolution unless otherwise specified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth, as of April 13, 2026, information regarding the beneficial ownership of Voting Units and our Class A common stock and Class B common stock held by (1) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Class A common stock or Class B common stock, (2) each of our directors, (3) each of our NEOs and (4) all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Percentage of beneficial ownership is based upon (1) 38,679,971 shares of our Class A common stock issued and outstanding and (2) 2,586,611 votes associated with Class B common stock and Voting Units outstanding, excluding general partnership units held by the Company, in each case, as of April 13, 2026. Generally, all holders of Voting Units hold one or more shares of our Class B common stock. To our knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Evercore, 55 East 52nd Street, New York, New York 10055.

	Shares of Class A Common Stock Beneficially Owned		Voting Units Beneficially Owned†
Name of Beneficial Owner	Number of Shares of Class A Common Stock	Percentage of Class A Common Stock	Number of Voting Units††	Percentage of Voting Units	Total Combined Voting Power of Evercore
5% Shareholders
The Vanguard Group(1)	3,840,147	9.93%	—	—	9.31%
BlackRock, Inc.(2)	3,459,048	8.94%	—	—	8.38%
Directors
Roger C. Altman(3)	25,291	*	103,734	4.01%	*
Pamela G. Carlton(4)	3,481	*	—	—	*
Ellen V. Futter(4)	6,948	*	—	—	*
Gail B. Harris(4)	39,787	*	—	—	*
Robert B. Millard(4)	52,682	*	—	—	*
Willard J. Overlock, Jr.(4).	14,552	*	—	—	*
Sir Simon M. Robertson(4)	9,351	*	—	—	*
Christine A. Varney(4)	157	*	—	—	*
John S. Weinberg (5)	573,373	1.48%	400,000	15.5%	2.18%
William J. Wheeler(4)	12,278	*	—	—	*
Sarah K. Williamson(4)	13,345	*	—	—	*
Named Executive Officers who are not Directors
Matthew Lindsey-Clark(6)	9,898	*	—	—	*
Jason Klurfeld(7)	2,327	*	1,200	*	*
Tim LaLonde(8)	7,808	*	151,000	5.84%	*
Directors and Executive Officers as a Group (14 Persons)	771,278	1.99%	655,934	25.4%	3.46%

*	Less than 1%.

(†)

The Voting Units are ultimately exchangeable for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Beneficial ownership of Voting Units reflected in this table has not also been reflected as beneficial ownership of the shares of our Class A common stock for which such units may be exchanged.

(††)	Generally, holders of Voting Units hold one or more shares of Class B common stock, which entitles such holder to one vote for each Voting Unit.

(1)

Based solely on information set forth in the Schedule 13F-HR, dated January 29, 2026 (the “Vanguard 13F”), filed with the SEC by Vanguard with respect to holdings as of December 31, 2025. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. According to the Vanguard 13F, Vanguard has shared voting power over 242,541 shares, sole dispositive power over 3,548,535 shares and shared dispositive power over 291,612 shares. On March 26, 2026, The Vanguard Group filed a

Schedule 13G/A in connection with an internal reorganization that reported beneficial ownership of 0.0% of our Class A common stock as of March 13, 2026. In the March 26, 2026 Schedule 13G/A, The Vanguard Group noted that certain subsidiaries or business divisions of The Vanguard Group that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group.

(2)

Based solely on information set forth in the Schedule 13F-HR, dated February 12, 2026 (the “BlackRock 13F”), filed with the SEC by BlackRock with respect to holdings as of December 31, 2025. The address of BlackRock is 50 Hudson Yards, New York, NY 10001. According to the BlackRock 13F, BlackRock has sole voting power over 3,313,390 shares and sole dispositive power over 3,459,048 shares.

(3)

Some of the Evercore LP Class A limited partnership units, shares of Class A common stock and shares of Class B common stock listed as beneficially owned by Mr. Altman are held by trusts benefiting his family and as to which Mr. Altman has voting and/or investment power. Mr. Altman disclaims beneficial ownership of the Evercore LP limited partnership units, shares of Class A common stock and shares of Class B common stock held by these trusts. Does not include 58,861 unvested RSUs granted to Mr. Altman under the 2006 Plan, the 2016 Plan, the First Amended 2016 Plan, the Second Amended 2016 Plan and the Third Amended 2016 Plan.

(4)

Includes 527 vested but undelivered RSUs (1,054 RSUs in the case of Mr. Overlock and Ms. Williamson, and 1,181 RSUs in the case of Mr. Millard) who elected to receive their retainer 100% in RSUs rather than cash) granted to each non-management director (other than Ms. Varney), as director compensation under the 2006 Plan, the 2016 Plan, the First Amended 2016 Plan, the Second Amended 2016 Plan and the Third Amended 2016 Plan, and 157 vested but undelivered RSUs granted to Ms. Varney in connection with her appointment to the Board under the Third Amended 2016 Plan.

(5)	Does not include 63,517 unvested RSUs granted to Mr. Weinberg under the 2006 Plan, the 2016 Plan, the First Amended 2016 Plan, the Second Amended 2016 Plan and the Third Amended 2016 Plan.

(6)	Does not include 17,949 unvested RSUs granted to Mr. Lindsey-Clark under the 2006 Plan, the 2016 Plan, the First Amended 2016 Plan, the Second Amended 2016 Plan and the Third Amended 2016 Plan.

(7)	Does not include 55,466 unvested RSUs granted to Mr. Klurfeld under the 2006 Plan, the 2016 Plan, the First Amended 2016 Plan, the Second Amended 2016 Plan and the Third Amended 2016 Plan.

(8)	Does not include 34,800 unvested RSUs granted to Mr. LaLonde under the 2006 Plan, the 2016 Plan, the First Amended 2016 Plan, the Second Amended 2016 Plan and the Third Amended 2016 Plan.

REPORT OF THE AUDIT COMMITTEE

The duties and responsibilities of the Audit Committee are set forth in our Audit Committee Charter which can be found on our website, www.evercore.com, under the “Investor Relations” link. The Audit Committee has:

•	selected the independent registered public accounting firm to audit our books and records;

•

reviewed and discussed our audited financial statements for 2025 with management and with Deloitte, our independent registered public accounting firm, and has held, as appropriate, executive sessions with Deloitte without the presence of management;

•

discussed with our independent registered public accounting firm the matters required by the applicable standards of the Public Company Accounting Oversight Board in Rule 3200T and the SEC, including the quality of our accounting principles, the reasonableness of management’s significant judgments and the clarity of disclosures in the financial statements;

•

received from Deloitte the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence; and

•

reviewed and discussed with management and with our independent registered public accounting firm management’s evaluation and the independent registered public accounting firm’s assessment of the effectiveness of our internal controls over financial reporting.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews our respective quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of:

•

our management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements and other reports; and

•

the independent registered public accounting firm, which is engaged to audit and report on our and our subsidiaries’ consolidated financial statements and the effectiveness of our internal control over financial reporting.

Based on these reviews and discussions, and the reports of the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in our Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC.

Audit Committee:

William J. Wheeler, Chairman

Pamela G. Carlton

Gail B. Harris

Willard J. Overlock, Jr.

Christine A. Varney

Sarah K. Williamson

The information in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

PROPOSAL 3—RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte served as our independent registered public accounting firm for 2025. Our Audit Committee has selected Deloitte as our independent registered public accounting firm to perform the audit of our consolidated financial statements for 2026, as well as an audit of our internal control over financial reporting for 2026. Representatives of Deloitte are expected to be present at our Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Board Recommendation

The appointment of Deloitte as our independent registered public accounting firm is being submitted to our shareholders for ratification at the Annual Meeting. Our Board recommends that the shareholders vote “FOR” the ratification of the selection of Deloitte as our independent registered public accounting firm. The submission of the appointment of Deloitte is required neither by law nor by our Amended and Restated Bylaws. Our Board is nevertheless submitting it to our shareholders to ascertain their views. If our shareholders do not ratify the appointment, the selection of another independent registered public accounting firm may be considered by our Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Fees

The following table sets forth the aggregate fees earned by Deloitte for services provided to us in 2025 and 2024:

	2025	2024
	(in thousands)
Audit Fees	$4,973	$4,542
Audit-Related Fees	35	33
Tax Fees	—	—
All Other Fees	729	5

Total	$5,737	$4,580

Audit Fees for 2025 include fees for the audit of the effectiveness of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, and professional services rendered for the audit and quarterly review of our consolidated financial statements. In addition, the fees include professional services for audit opinions issued related to statutory and regulatory filings. The fees also include accounting consultations related to various transactions and assistance with various reviews of documents filed with the SEC.

Audit-Related Fees include services related to regulatory and compliance reviews.

All Other Fees include assistance with transaction-related due diligence, services associated with preparation for upcoming sustainability reporting requirements, subscription fees for Deloitte’s accounting research tool and other related services.

Pre-Approval Policies and Procedures

Our Audit Committee does not permit the engagement of our auditors without pre-approval by the Audit Committee. The engagement of Deloitte for non-audit accounting and tax services is limited to circumstances where these services are considered integral to the audit services that Deloitte provides or where there is another compelling rationale for using Deloitte. All audit, audit-related and permitted non-audit services for which Deloitte was engaged for 2024 and 2025 were pre-approved by the Audit Committee in compliance with applicable SEC requirements.

Proxies will be voted FOR the ratification of the selection of Deloitte as our independent registered public accounting firm unless otherwise specified.

PROPOSAL 4—APPROVAL OF THE FOURTH AMENDED AND RESTATED

2016 EVERCORE INC. STOCK INCENTIVE PLAN

Summary of Proposal

What is being voted on. The approval of the Fourth Amended and Restated 2016 Evercore Inc. Stock Incentive Plan (the “Fourth Amended 2016 Plan”).

Board recommendation. Our Board unanimously recommends that you vote “FOR” the approval of the Fourth Amended 2016 Plan.

Importance of the Fourth Amended and Restated 2016 Evercore Inc. Stock Incentive Plan

✓

Equity Compensation Facilitates Long-Term Investment in our Strategic Growth and Compensation Planning. Our prudent use of equity compensation has been an important driver of our success and is necessary for the operation of our business, our continued growth and the execution of our strategic initiatives. In the past, we have requested share reserves intended to last approximately two to three years. However, over the past decade, our business has grown significantly in both scale and complexity. While we currently have approximately 4.85 million shares remaining, we are requesting an additional 5 million shares to provide greater certainty for a longer planning horizon. We intend to revisit equity compensation practices and norms with shareholders on a regular basis, and do not intend to make any material changes in the operation of our equity compensation program. Rather, this additional reserve is intended to provide greater certainty in managing our compensation program and to support a long-term, strategic approach to planning—consistent with a firm of our size and complexity.

✓

Human Capital Intensive Business. Our people are our principal asset, and our revenue and profits are tied to the number, quality and performance of our people. Our ability to pay appropriate and competitive levels of equity-based compensation has enabled us to recruit, retain and motivate high-performing, revenue-generating, and client-facing professionals necessary to support our continued long-term objectives and success. By maintaining a meaningful equity component within our compensation structure, we can: (i) more closely align compensation outcomes with Evercore’s long-term stock price; (ii) promote a strong ownership culture among senior professionals and across our broader employee base; and (iii) preserve cash for capital return, including share repurchases, each of which supports our strategic and growth priorities.

✓

Anti-Dilutive Actions offset Share Issuances. We recognize that equity-based compensation can be dilutive to existing shareholders. However, we have actively managed our capital return and share repurchase programs to mitigate this impact, historically repurchasing at least as many shares as necessary to effectively neutralize dilution. We intend to continue this approach, as described in more detail herein.

✓

Equity-Based Compensation is Preferable to Cash-Based Compensation. A reduction in equity-based compensation would require increased reliance on alternative forms of deferred compensation to remain competitive, introduce uncertainty in our recruiting efforts, which we believe would be less effective, diminish alignment between employees and shareholders, and reduce cash available for capital return, including share repurchases. Moreover, any material reduction in compensation would impair our ability to execute our business and growth strategies, and to recruit, retain, promote, and motivate key employees. If the Fourth Amended 2016 Plan is not approved, we may be compelled to adopt such alternatives due to the uncertain availability of future shares.

Our Board Unanimously Recommends a Vote FOR Approval of the Fourth Amended 2016 Plan

On April 28, 2026, upon the recommendation of the Compensation Committee, our Board of Directors unanimously adopted the Fourth Amended 2016 Plan, in the form attached hereto as Annex B, subject to the approval of our shareholders at this Annual Meeting. The Fourth Amended 2016 Plan would replace the Third Amended and Restated 2016 Evercore Inc. Stock Incentive Plan (the “Third Amended 2016 Plan”), approved by shareholders at our annual meeting that took place on June 18, 2024. The Fourth Amended 2016 Plan would apply to awards granted on or after the date of our Annual Meeting. The terms of the Fourth Amended 2016 Plan are substantively identical to those of the shareholder-approved Third Amended 2016 Plan, other than an increase of 5,000,000 in the number of shares authorized for issuance under the plan. If the Fourth Amended 2016 Plan is approved by our shareholders, it will become immediately effective as of June 11, 2026, with approximately 5,000,000 shares available for future awards (plus the number of shares remaining available for future awards).

Highlights of the Fourth Amended 2016 Plan and Equity Compensation Practices

✓

Prudent Use of Equity Compensation. We have a track record of prudent equity compensation management. We have carefully considered the share request to allow the business to run with stability and certainty, and to execute our compensation program and growth strategy. The increase in shares we are requesting is consistent with our past requests after taking into account the increase in the size of our business. We intend to revisit equity compensation practices and norms with shareholders on a regular basis, and do not intend to make any material changes in the operation of our equity compensation program.

•

Equity-based incentive awards continue to be delivered as a component of an employee’s annual incentive awards. Equity awards are generally granted in the form of RSUs that vest over multiple years, reinforcing retention and long-term alignment with shareholders. Annual bonus awards are generally based on services already performed and, for award recipients who have client facing responsibilities, revenue already generated, rather than for future potential performance.

•

By making equity a significant portion of our employees’ incentive awards, we are linking our employees’ incentive awards to the performance of the Company as well as individual performance. Through our use of equity compensation (as opposed to simply deferred cash compensation), we encourage our employees to behave like shareholders, and therefore motivate them to conduct business in a manner that produces superior returns over the long term. We grant equity awards in the form of RSUs that expose the award recipient to both the downside and upside of our stock performance.

✓

Strong Track Record of Mitigating Dilution. We have consistently offset the potential dilutive effect of equity incentive compensation. By repurchasing at least as many shares as we expect to ultimately issue as a result of deferred year-end equity incentive compensation granted in respect of the prior year, we have protected our shareholders by essentially neutralizing any dilutive effect of such bonus equity awards. This has the effect of increasing employee and shareholder alignment while protecting shareholders—a benefit which would be unavailable if we pursued purely cash-based forms of compensation.

•

In 2024, we reaffirmed our 2022 and 2020 commitments to carefully managing our shares by offsetting the dilutive effect of bonus equity awards through share repurchases, including through net settlement of outstanding awards, subject to our future earnings and our need to maintain a strong liquidity position and reserve the necessary flexibility to address unusual circumstances that may arise.

•

As indicated in the below chart, we have delivered on our 2024 commitment, achieving an average negative Net Burn Rate over a three year period, with repurchases offsetting not just bonus equity awards but also new hire and replacement awards. This year, we reaffirm our 2024, 2022 and 2020 commitments to shareholders.

•

We remain committed to carefully managing our shares by offsetting the dilutive effect of bonus equity awards through share repurchases, including through net settlement of outstanding awards, subject to our future earnings and our need to maintain a strong liquidity position and reserve the necessary flexibility to address unusual circumstances that may arise.

(Shares in 000’s)	2023	2024	2025	3-Year Average
Equity Grants:
Incentive Award Grants(1)	2,469	2,422	1,869	2,254
New Hire/Retention/Special Equity(2)	107	243	297	216
Forfeitures	(190)	(135)	(83)	(136)
Net Grants	2,386	2,530	2,084	2,333
Shares Repurchased	3,001	2,311	2,398	2,570
Net Grants less Shares Repurchased	(615)	219	(314)	(237)
Percentage of Net Grants repurchased	126%	91%	115%	111%
Weighted Common Shares Outstanding and Vested Evercore LP Partnership Units	40,766	40,680	41,313	40,919
Burn Rate (Taking into account Weighted Common Shares Outstanding, Vested Evercore LP Partnership Units and Forfeitures)	5.9%	6.2%	5.0%	5.7%
Net Burn Rate (Also taking into account share repurchases)	-1.5%	0.5%	-0.8%	-0.6%

(1)	This amount reflects RSU grants and certain performance-based special incentive equity awards but does not include the deferred cash compensation awards granted to certain employees.

(2)	This amount reflects new hire awards, retention awards and special equity awards that were issued to certain employees and for which the Company reserved shares under the Third Amended 2016 Plan.

✓

Our Approach to Managing Equity Compensation Warrants a Tailored Assessment. Traditional burn rate and dilution models, including those employed by proxy advisory firms, do not take into account our anti-dilution efforts of our repurchase programs or the unique aspects of our business that drive our compensation philosophy. Many of our shareholders therefore recognize the need to tailor their assessment and consideration of these metrics when circumstances warrant. In our conversations with shareholders, they have expressed support for our prudent use of share repurchases to offset the dilutive effect of equity awards as well as the need to use equity compensation broadly in our business.

•

In our case, the primary drivers of this recognition stem from an understanding that we are a human-capital business that uses equity much differently than more financial or capital intensive firms, including several of our financial services peers.

•

Our equity compensation practices, including our burn rate and dilution calculations, are often compared to peers with significantly different compensation systems, cost structures and businesses. Many of these peers produce significant revenue from their capital or compensate employees by direct participation in funds they manage, and are therefore less inclined to issue the same relative volume of equity compensation as us.

•

By comparison, our revenues are produced predominantly by our revenue generating employees, and we effectively use our equity compensation program as a form of capital expenditure to invest in, retain and grow the business through our people. As a result, we rely to a greater extent on our equity compensation programs than many of our peer firms and use our equity plan to compensate a broader base of employees.

•

In light of these distinctions, our shareholders have appreciated and endorsed our use of stock repurchases to mitigate the dilutive effect of equity compensation issuances and have understood the benefits of using equity-based compensation rather than cash-based compensation.

•

We believe that our careful use of equity compensation is further evidenced by an analysis of our 2023-2025 average stock compensation expense as a percentage of various three-year average operating measures, which is in line with our independent public peers who disclose equity-only compensation expense. Our independent public peers share our human capital-intensive business model, and are a better comparison for equity compensation program purposes than certain members of our broader financial services peer group, which generate revenue from financial or other capital and do not grant equity as broadly.

	Three-Year Average Stock Compensation Expense (in 000’s)(1)	As a Percentage of U.S. GAAP Net Revenue(2)	Per Employee(3)
Evercore	$368,627	11.94%	$154,777
Lazard	$296,000	10.25%	$90,033
Moelis	$183,298	15.42%	$141,507
PJT Partners	$207,355	14.27%	$184,097
Houlihan Lokey	$163,991	8.05%	$62,173
Perella Weinberg Partners	$183,477	24.17%	$263,364

(1)

Calculated as the three-year average of the equity compensation expense for the fiscal years ended December 31, 2023, 2024 and 2025 as reported in the company’s 2025 10-K (2022, 2023, and 2024 for Houlihan Lokey). For Houlihan Lokey, includes both equity-classified and liability-classified awards. Liability classified awards may be settled in stock or cash.

(2)

Calculated as (i) Three-Year Average Stock Compensation Expense, divided by (ii) the three-year average U.S. GAAP Net Revenue for the fiscal years ended December 31, 2023, 2024 and 2025 as reported in each company’s 2025 10-K.

(3)	Calculated as (i) Three-Year Average Stock Compensation Expense, divided by (ii) the three year-average of the employee headcount disclosed in each company’s 2023, 2024 and 2025 10-K.

•

In addition, while we do not believe that traditional burn rate calculations that are calculated without taking into account repurchases are a meaningful metric for us on a standalone basis, these metrics do demonstrate that our equity compensation practices are in line with our most direct independent public peers. While our direct independent public peers each have differing equity compensation programs and organizational structures that limit direct comparisons, the below chart illustrates a comparison of equity compensation practices using publicly available information consistent with the methodology described below.

Three-Year Average Burn Rate (Not Adjusted for Repurchases)(1)
Evercore	5.7%
Lazard	8.7%
Moelis	5.0%
PJT Partners	5.7%
Perella Weinberg Partners	7.6%

(1)

Calculated for (i) Evercore as shown on page 76, (ii) for Lazard as the three-year average of its burn rate (taking into account forfeitures) disclosed in its Preliminary Proxy Statement, filed on March 23, 2026, and (iii) for each other peer shown in the table as (i) the three-year average number of equity grants (including RSUs, partnership units, performance-based awards, etc.) over the three most recently reported fiscal years (less forfeitures), which are reported as equity-based compensation in each company’s 10-K for such years, divided by (ii) the three-year average weighted average basic shares of common stock outstanding plus vested equity interests convertible into shares of common stock (e.g., partnership units) over the three most recently reported fiscal years, as reported in each company’s 10-K for such years. Information regarding Houlihan Lokey is not included, as the number of shares associated with liability-classified equity awards is not disclosed in its 10-K.

✓

Impact on Compensation and Incentive Practices. A reduction in equity-based compensation would require a corresponding increase in alternative forms of deferred compensation to remain competitive for talent, which we believe would diminish the alignment of interests between our employees and shareholders.

•

We seek to deliver compensation at competitive levels and at levels correlated with employee productivity. A material reduction in compensation would impair our ability to recruit, retain, promote and motivate key employees, and would therefore threaten our business and our growth initiatives.

•

If the Fourth Amended 2016 Plan is not approved, we may be compelled to consider alternative forms of deferred compensation due to the uncertain availability of future shares. We do not believe such alternative forms of deferred compensation would be as effective or in the best interests of our shareholders, and would diminish the alignment of interests between our employees and shareholders.

•

We believe the substitution of deferred cash for equity would diminish the alignment of interests between employees and shareholders. It would not, however, change our need to appropriately compensate our employees and would therefore reduce cash otherwise available for capital return, including share repurchases.

✓	Fourth Amended 2016 Plan Includes Features Designed to Protect Shareholder Interests. The Fourth Amended 2016 Plan, together with our equity compensation practices, demonstrates many best practices:

×  No “evergreen” provision

×  No liberal share recycling

×  No repricing (or cash buybacks) of underwater stock options or stock appreciation rights

×  No “reload” equity awards

×  No equity grants below fair market value

×  Prohibition on hedging Evercore equity holdings

✓ Fixed maximum share limit

✓ Four-year deferred vesting of RSUs, subject to early vesting events

✓ Equity granted under the Third Amended 2016 Plan and its predecessor has been broad-based, with more than 90% of all equity awards granted in the past three years issued to employees other than our executive officers and more than 90% were issued to employees with direct revenue-generating and client-facing responsibilities

✓ Equity ownership guidelines for executive officers and SMDs

✓ Separate annual compensation limit of $500,000 for non-employee directors

✓ NEO awards are subject to a clawback

✓	Support of Executive Compensation Program. Our executive compensation and performance are well aligned and have been strongly supported by our shareholders.

•

As further discussed under “Compensation Discussion and Analysis – 2025 Say on Pay Vote,” in 2025, our shareholders approved our executive compensation program with approximately 94% of voted shares cast in favor of the say on pay proposal.

•

We believe these results inherently reflect strong shareholder support for our pay-for-performance linkage and the associated compensation structure. Our overall compensation program has not changed in any material way since our 2025 say on pay vote and has remained constant in its implementation methodology and fundamental philosophy.

Burn Rate and Dilution Calculations

Traditional burn rate and dilution calculations do not take into account our human capital-based cost structure or our compensation and repurchase practices.

The proxy advisory firms have generally not taken into account our historical practice of offsetting the dilutive effect of equity compensation grants through stock repurchases. Without taking repurchases (a corporate action our shareholders have overwhelmingly supported) into account in determining the dilutive effect of our equity grants, the calculations overstate our burn rate and dilution because, for purposes of the calculations, the total shares outstanding are reduced by stock buybacks, but the shares granted are not. The proxy advisory firms have also compared us to peers who have significantly different cost structures and businesses, and have used dilution calculations that penalize us for having longer vesting periods and granting RSU awards, which we believe result in greater retention. Paying compensation with equity while using cash to repurchase stock puts us in the same economic position as, for example, a manufacturing company that uses its cash to pay compensation and other business costs, but gives us the added benefit of aligning employee and investor interests and permits us to use cash to repurchase shares.

Burn Rate Calculation

See page 76 for an overview of our grant history and burn rate calculation during the past three years with and without the effect of stock repurchases.

Dilution Calculation

While we believe that burn rate, adjusted to take into account share repurchases, is the best measure of the dilutive effect of annual equity-based compensation, certain proxy advisors and shareholders focus on total potential equity awards that may be made under a plan, together with outstanding unvested awards, as a measure of dilution, without taking into account our historical practices and our commitment to repurchase shares to offset the dilution.

We do not believe this methodology accurately captures the dilutive effect of our annual equity-based compensation because it penalizes us for share repurchases (since share repurchases reduce the amount of the total shares and share equivalents without similarly offsetting the shares issued as part of our equity-based compensation). However, for completeness, below is a summary of the potential dilution associated with the Fourth Amended 2016 Plan pursuant to such methodology. The Class A Shares and Voting Units listed in the table are as of April 13, 2026.

Share Allocation & Potential Dilution
Requested shares	5,000,000
Shares remaining available under the Third Amended 2016 Plan	4,857,343
Shares reserved under the Third Amended 2016 Plan	6,042,721
Total Potential Unvested Equity Awards	15,900,064
Class A shares outstanding	38,679,971
Voting Units outstanding	2,586,611
Requested shares	5,000,000
Shares remaining available under the Third Amended 2016 Plan	4,857,343
Shares reserved under the Third Amended 2016 Plan	6,042,721
Total Shares and Share Equivalents	57,166,646
Potential Dilution from Fourth Amended 2016 Plan	28%

Description of the Fourth Amended 2016 Plan

The following description of the Fourth Amended 2016 Plan is not complete and is qualified by reference to the full text of the Fourth Amended 2016 Plan, which is attached hereto as Annex B.

Administration. The Compensation Committee of our Board will administer the Fourth Amended 2016 Plan. The Compensation Committee is composed entirely of “non-employee directors,” as that term is defined in Rule 16b-3 under the Exchange Act, and “outside directors,” as that term is defined for purposes of Section 162(m) of the Code. The Board may also designate another committee of the Board composed of one or more directors, who may also be officers, to administer awards under the Fourth Amended 2016 Plan to persons other than non- employee directors and officers. In addition, to the extent permitted by Delaware law, the Board may designate a committee of one or more officers to administer certain employee awards under the Fourth Amended 2016 Plan. If the Board designates a committee described in the preceding two sentences, references herein to the Compensation Committee will apply equally to the designated committee.

Shares Subject to the Fourth Amended 2016 Plan. The Fourth Amended 2016 Plan would authorize a total number of 5,000,000 additional shares of our Class A common stock to be issued. Awards with respect to no more than 900,000 shares of our Class A common stock may be issued per year, per participant, in the form of incentive stock options, non-qualified stock options, stock appreciation rights or certain performance-based awards denominated in our Class A common stock. The maximum dollar value payable in respect to performance-based awards valued in cash or with reference to property other than our Class A common stock and granted to any participant in any one calendar year is $15 million.

We will make available the number of shares of our Class A common stock necessary to satisfy the maximum number of shares that may be issued under the Fourth Amended 2016 Plan. The shares of our Class A common stock underlying any award granted under the Fourth Amended 2016 Plan that expires, terminates or is cancelled or forfeited for any reason will again become available for awards under the Fourth Amended 2016 Plan.

Eligibility. Employees of the Company or any subsidiary, non-employee directors of the Company, or any other natural person who provides services (other than capital raising services) to the Company or a subsidiary will be eligible to be granted awards under the Fourth Amended 2016 Plan. As of April 13, 2026, an aggregate of 2,688 persons (including 2,670 employees, 9 non-employee directors and 9 consultants) were eligible to participate in the Fourth Amended 2016 Plan. The Compensation Committee selects participants for the Fourth Amended 2016 Plan from among the eligible persons.

Separate Compensation Limits for Non-Employee Directors. Consistent with developing market practice, the Fourth Amended 2016 Plan imposes annual limits on the aggregate value of compensation granted to any one non-employee director in respect of any calendar year with respect to his or her service as a non-employee director. Under the Fourth Amended 2016 Plan, the aggregate grant date value of equity awards plus annual cash compensation may not exceed $500,000.

Stock Options and Stock Appreciation Rights. The Compensation Committee may award non-qualified or incentive stock options under the Fourth Amended 2016 Plan. As noted above, the Fourth Amended 2016 Plan does not permit the repricing of options or stock appreciation rights or the granting of discounted options or stock appreciation rights. Stock options granted under the Fourth Amended 2016 Plan will become vested and exercisable at such times and upon such terms and conditions as may be determined by the Compensation Committee at the time of grant, but an option will generally not be exercisable for a period of more than 10 years after it is granted.

The exercise price per share of our Class A common stock for any stock option awarded will not be less than the fair market value of a share of our Class A common stock on the day the stock option is granted. To the extent permitted by the Compensation Committee, the exercise price of a stock option may be paid in cash or its equivalent; in shares of our Class A common stock having a fair market value equal to the aggregate stock option exercise price and satisfying such other requirements as may be imposed by the Compensation Committee; partly in cash and partly in shares of our Class A common stock; or through the delivery of irrevocable instructions to a broker to sell shares of our Class A common stock obtained upon the exercise of the stock option and to deliver promptly to us an amount out of the proceeds of the sale equal to the aggregate stock option exercise price for the shares of our Class A common stock being purchased.

The Compensation Committee may grant stock appreciation rights independent of or in conjunction with a stock option. The exercise price of a stock appreciation right will not be less than the fair market value of a share of our Class A common stock on the date the stock appreciation right is granted; except that, in the case of a stock appreciation right granted in conjunction with a stock option, the exercise price will not be less than the exercise price of the related stock option. Each stock appreciation right granted independent of a stock option shall entitle a participant to receive, upon exercise, an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of our Class A common stock over (B) the exercise price per share of our Class A common stock, multiplied by (ii) the number of shares of our Class A common stock covered by the stock appreciation right, and each stock appreciation right granted in conjunction with a stock option will entitle a participant to surrender to us the stock option and to receive such amount. Payment will be made in shares of our Class A common stock and/or cash (with any share of our Class A common stock valued at fair market value), as determined by the Compensation Committee.

Other Stock-Based Awards. The Compensation Committee, in its sole discretion, may grant or sell shares of our Class A common stock and awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, our Class A common stock. Any of these other stock-based awards may be in such form, and dependent on such conditions, as the Compensation Committee determines, including, without limitation, the right to receive, or vest with respect to, one or more shares of our Class A common stock (or the equivalent cash value of such shares of our Class A common stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. The Compensation Committee may in its discretion determine whether other stock-based awards will be payable in cash, shares of our Class A common stock, or a combination of both cash and shares.

Certain stock awards, stock-based awards and non-stock denominated awards may be granted under the Fourth Amended 2016 Plan. Performance goals applicable to such awards may be based upon one or more of the following performance criteria: (i) net income; (ii) operating income; (iii) earnings or book value per share; (iv) stock price; (v) return on equity; (vi) expense management; (vii) return on investment; (viii) improvements in capital structure; (ix) profitability of an identifiable business unit or product; (x) profit margins; (xi) consolidated earnings before or after taxes (including EBITDA); (xii) return on assets; (xiii) revenues or sales; (xiv) working capital; (xv) market share; (xvi) costs; and (xvii) cash flow. The foregoing criteria may relate to us, one or more of our subsidiaries or one or more of our divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, as the Compensation Committee shall determine. The Compensation Committee may specify that any performance goal is to be calculated on an adjusted basis, to exclude extraordinary items. The Compensation Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, shall so certify and ascertain the amount of the applicable performance-based award. No performance-based awards will be paid to any participant for a given period of service until the Compensation Committee certifies that the objective performance goals (and any other material terms) applicable to such period have been satisfied. The amount of the performance-based award actually paid to a given participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Compensation Committee.

Adjustments upon Certain Events. In the event of any change in the outstanding shares by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off,

combination, transaction, exchange of shares or other corporate exchange, any distribution to shareholders of shares or cash other than regular cash dividends, or any transaction similar to the foregoing, the Compensation Committee in its sole discretion and without liability to any person will make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of shares or other securities issued or reserved for issuance pursuant to the Fourth Amended 2016 Plan or pursuant to outstanding awards, (ii) the maximum number of shares for which performance-based awards denominated in shares, stock options or stock appreciation rights may be granted during a calendar year to any participant, (iii) the option price of any option or exercise price of any stock appreciation right and/or (iv) any other affected terms of such awards.

Change in Control. In the event of a change in control of us (as defined in the Fourth Amended 2016 Plan), the Fourth Amended 2016 Plan provides that (i) if determined by the Compensation Committee in the applicable award agreement or otherwise, some or all outstanding awards then held by participants which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such change in control and (ii) the Compensation Committee may, but shall not be obligated to, (A) cancel some or all awards for fair value, (B) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of some or all affected awards previously granted under the Fourth Amended 2016 Plan as determined by the Compensation Committee in its sole discretion, or (C) provide that, with respect to awards that are stock options and/or stock appreciation rights, for a period of at least 15 days prior to the change in control, such awards will be exercisable as to all shares subject thereto and that upon the occurrence of the change in control, such stock options and/or stock appreciation rights will terminate.

Subplans. The Compensation Committee may adopt Sub-Plans to the Fourth Amended 2016 Plan which reflect the requirements of applicable foreign laws and tax regimes with respect to certain types of awards and apply to are non-U.S. participants. The Compensation Committee has previously adopted Sub-Plans for participants in Israel and France, which are attached as Appendices to the Fourth Amended 2016 Plan.

Transferability. Unless otherwise determined by our Compensation Committee, no award granted under the Fourth Amended 2016 Plan will be transferable or assignable by a participant in the Fourth Amended 2016 Plan, other than by will or by the laws of descent and distribution.

Effectiveness. The Fourth Amended 2016 Plan will become effective only upon its approval by shareholders and will remain in effect until the tenth anniversary of such approval. Irrespective of whether it is so approved, the 2016 Plan will continue in effect in accordance with its terms.

Amendment and Termination. Our Board may amend or terminate the Fourth Amended 2016 Plan, but no amendment or termination shall be made (i) without the approval of our shareholders, if such action would, except as permitted in order to adjust the shares as described above under the section “-Adjustments upon Certain Events” on page 81, increase the total number of shares reserved for the purposes of the Fourth Amended 2016 Plan or increase the annual per participant limit on certain awards under the Fourth Amended 2016 Plan, or (ii) without the consent of a participant, if such action would diminish any of the rights of the participant under any award previously granted under the Fourth Amended 2016 Plan. However, the Compensation Committee may amend the Fourth Amended 2016 Plan and/or any outstanding awards in such manner as it deems necessary to permit the Fourth Amended 2016 Plan and/or any outstanding awards to satisfy applicable requirements of the Code or other applicable laws.

No Repricing. The repricing of options or stock appreciation rights is not permitted without the approval of our shareholders. “Repricing” means changing the terms of an option or stock appreciation right to lower its exercise price (other than on account of a capital adjustment) or any other action that is treated as a “repricing” under generally accepted accounting principles.

Market Value. As of April 13, 2026, the per share closing sale price of Evercore’s Class A common stock on the NYSE was $350.54.

U.S. Income Tax Consequences. The following is a brief summary of the principal U.S. income tax consequences under current law of awards under the Fourth Amended 2016 Plan. This summary is not intended to be exhaustive and, among other things, does not describe non-U.S., state or local tax consequences or withholding and other payroll tax matters.

Stock Options and Stock Appreciation Rights.

The grant of an option or a stock appreciation right will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an incentive stock option, except that alternative minimum tax may apply. Upon exercising an option which is not an incentive stock option, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable shares acquired on the date of exercise. Upon exercising a stock appreciation right, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

Upon a disposition of shares acquired upon exercise of an incentive stock option before the end of the applicable incentive stock option holding periods (two years from the date the option was granted and one year from the date the shares were transferred upon the exercise of the option), the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the incentive stock option shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the incentive stock option shares minus the exercise price. Any gain realized in excess of the fair market value at the time of exercise will be short or long-term capital gain, as applicable. Upon disposition of shares acquired upon exercise of an incentive stock option after the end of the applicable holding periods, no ordinary income is recognized and any gain or loss relative to the option exercise price will be long-term capital gain or loss.

A participant’s sale of shares acquired by exercise of an option that was not an incentive stock option or a stock appreciation right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax “basis” in the shares, which generally is the amount he or she recognized as ordinary income in connection with the option’s or stock appreciation right’s exercise.

Restricted Stock.

A participant will generally not recognize federal taxable income when he or she receives a grant of restricted stock, and the Company will not be entitled to a deduction, until the stock is transferable by the participant or is not subject to a substantial risk of forfeiture. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time (less any amounts paid for the shares). Any gain or loss recognized by the participant upon a later disposition of the shares will be capital gain or loss. A participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date the stock became transferable or ceased to be subject to a substantial risk of forfeiture.

A participant may elect to recognize ordinary income in the year when the share award is granted in an amount equal to the fair market value of the shares subject to the award (less any amounts paid for such shares) at the time of grant, determined without regard to any restrictions. This election is referred to as a Section 83(b) election. In that event, the Company will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon a later disposition of the shares will be capital gain or loss. A participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date of the original transfer to the participant. The participant may not claim a credit for any tax previously paid on stock that is later forfeited.

RSUs.

If a participant is granted a RSU, he or she will not be required to recognize any taxable income at the time of grant. Upon distribution of shares in respect of RSUs, the fair market value of those shares will be taxable to the participant as ordinary income. The subsequent disposition of shares acquired pursuant to a restricted stock unit will result in capital gain or loss based on the difference between the price received on disposition and the participant’s basis in those shares (generally, the market value of the shares at the time of their issuance). A participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date the stock is issued to the participant.

Tax Consequences to Evercore.

Subject to Section 162(m) of the Code, Evercore normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an award granted under the Fourth Amended 2016 Plan, but no tax deduction relating to a participant’s capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the applicable incentive stock option holding period before selling the shares.

In general, Section 162(m) of the Code denies a publicly held corporation a federal income tax deduction for compensation in excess of $1 million per year per person paid to its “covered employees,” subject to certain exceptions. The deductibility limit related to compensation paid to certain covered employees may also apply to any compensation paid by Evercore LP to Evercore’s covered employees, but only to the extent that Evercore allocates a share of the otherwise deductible compensation as a result of its ownership in Evercore LP.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Fourth Amended 2016 Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Fourth Amended 2016 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply to variations on transactions that are permitted under the Fourth Amended 2016 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). In addition, we reserve the authority to award compensation that may not be fully deductible or deductible at all.

New Plan Benefits

The amounts that will be awarded under the Fourth Amended 2016 Plan cannot currently be determined because awards made by the Compensation Committee are based on several factors, as described above in “Compensation of Named Executives” (on page 44). Simply to illustrate potential future use of the Fourth Amended 2016 Plan, the following table shows the grant date fair value and number of shares subject to awards that were received by our NEOs, other executive officers, non-employee directors and employees (including senior advisors and consultants) who are not executive officers of Evercore in 2025, pursuant to the Third Amended 2016 Plan. These amounts do not reflect grants made in 2026 for 2025 performance. The awards granted in 2025 would not have changed if the Fourth Amended 2016 Plan had been in place instead of the Third Amended 2016 Plan.

Name and Position	Grant Date Fair Value(1) ($)	Number of Shares (#)
Roger C. Altman, Founder and Senior Chairman	4,085,803	15,711
John S. Weinberg, Chairman and CEO	5,888,539	22,643
Tim LaLonde, CFO	3,196,657	12,292
Matthew Lindsey-Clark, Co-Head EMEA Investment Banking	1,194,136	4,593
Jason Klurfeld, General Counsel	7,955,279	38,318
Executive officers as a group (5 individuals)	22,320,735	93,557
Non-employee directors as a group (9 individuals)	1,467,491	5,924
Non-executive officer employees as a group (i.e., all employees, including senior advisors and consultants, other than the executive officers listed in this table)	478,169,963	1,827,868

(1)

The amounts in the column under “Grant Date Fair Value” represent the grant date fair value of the awards, as computed in accordance with FASB ASC Topic 718. The grant date fair value of the awards is based on the average of the high and low trading price of the Class A common stock on the grant date. Totals for groups may not add due to rounding.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes Evercore’s equity compensation plans as of December 31, 2025 and does not reflect grants made in 2026 for 2025 performance and other grants made in 2026:

Plan Description	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(2)
Equity compensation plans approved by shareholders (Third Amended 2016 Plan)	6,397,848	—	6,570,249
Equity compensation plans not approved by shareholders	—	—	—
Total	6,397,848		6,570,249

(1)	The only awards presently outstanding are RSUs and similar stock-based awards, which by their nature have no exercise price.

(2)

The figures shown are as of December 31, 2025 and do not reflect, among other things, grants made in 2026 for 2025 performance and other grants made in 2026. As of April 13, 2026 (after giving effect to grants made in 2026 for 2025 performance and other 2026 awards), the number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) was 4,857,343.

The Board unanimously recommends that our shareholders vote to approve the Fourth Amended 2016 Plan for the reasons discussed in this “PROPOSAL 4-APPROVAL OF THE FOURTH AMENDED AND RESTATED 2016 EVERCORE INC. STOCK INCENTIVE PLAN,” and more generally in “Compensation Discussion and Analysis—2025 Performance” and “Compensation Discussion and Analysis-2025 Compensation and Incentive Highlights.”

SHAREHOLDER PROPOSALS AND NOMINATIONS

FOR 2027 ANNUAL MEETING

In order for a shareholder proposal to be included in our Proxy Statement to be issued in connection with our 2027 Annual Meeting, that proposal must be received by our Corporate Secretary no later than December 30, 2026 (which is 120 calendar days before the anniversary of the date this Proxy Statement was first mailed to shareholders).

In addition to including a proposal in our proxy materials, eligible shareholders may wish to submit director nominations and other proposals at the 2027 Annual Meeting. In order for such director nominations and other proposals to be deemed timely, such director nominations and other proposals must be received by our Corporate Secretary (A) no earlier than February 10, 2027 and no later than March 12, 2027 or (B) in the event that our 2027 Annual Meeting of Stockholders is held prior to May 11, 2027 or after August 19, 2027, notice by the shareholder must be so received no earlier than the 120th day prior to such Annual Meeting and no later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of the Annual Meeting is first made, and, in each case, must satisfy the notification, timeliness, consent and information requirements set forth in our Amended and Restated Bylaws.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 11, 2027.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other holders of record may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy materials may have been sent to multiple shareholders in your household. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other holder of record, or you may contact the Corporate Secretary. See “How can I contact our Corporate Secretary?” for information on how to contact the Corporate Secretary.

OTHER MATTERS

Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matter arise at the Annual Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Jason Klurfeld Corporate Secretary

Dated: April 29, 2026

GLOSSARY OF KEY DEFINED TERMS

2006 Plan	Amended and Restated 2006 Evercore Inc. Stock Incentive Plan

2016 Plan	2016 Evercore Inc. Stock Incentive Plan, effective as of June 15, 2016

2027 Annual Meeting	2027 Annual Meeting of Stockholders

Alliance	Alliance Advisors LLC

Annual Meeting	2026 Annual Meeting of Stockholders

Annual Report	Annual Report to Shareholders for the fiscal year ended December 31, 2025

Beneficial owner	Shareholder of shares held in street name through a bank, broker or other holder of record

BlackRock	BlackRock, Inc.

Board	Board of Directors of Evercore

Broker non-vote	When the beneficial owner of stock held in street name does not provide the broker voting instructions with respect to proposals that are considered non-discretionary under current NYSE rules

Code	Internal Revenue Code of 1986, as amended

Company	Evercore Inc.

Cravath	Cravath, Swaine & Moore LLP

Deloitte	Deloitte & Touche LLP

EPS	Earnings Per Share

Evercore	Evercore Inc.

EWM	Evercore Wealth Management, LLC

Exchange Act	Securities Exchange Act of 1934, as amended

FASB ASC Topic 718	Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation

First Amended 2016 Plan	Amended and Restated 2016 Evercore Inc. Stock Incentive Plan, effective as of June 16, 2020

Form 10-K	Annual Report on Form 10-K for the fiscal year ended December 31, 2025

Fourth Amended 2016 Plan	Fourth Amended and Restated 2016 Evercore Inc. Stock Incentive Plan, effective immediately upon approval by our shareholders

GCP II	Glisco Capital Partners II, L.P., formerly Evercore Mexico Partners II, L.P.

Glisco	Glisco Partners, Inc.

Glisco II	Glisco Partners II, L.P., formerly Evercore Mexico Capital Partners II, L.P.

Glisco III	Glisco Partners III, L.P., formerly Evercore Mexico Capital Partners III, L.P.

IPO	Evercore’s 2006 initial public offering

ISI	International Strategy & Investment Group

Mexico Private Equity Funds	Glisco II and Glisco III

MIT	Massachusetts Institute of Technology

NEO	Named Executive Officer

Notice	Notice of Internet Availability of Proxy Materials

NYSE	New York Stock Exchange

Partnership Agreement	Seventh Amended and Restated Partnership Agreement of Evercore LP, as amended

RSUs	Restricted stock units

Say on Pay	Non-binding, advisory shareholder vote on executive compensation

SEC	Securities and Exchange Commission

Second Amended 2016 Plan	Second Amended and Restated 2016 Evercore Inc. Stock Incentive Plan, effective as of June 16, 2022

Securities Act	Securities Act of 1933, as amended

SMD	Senior Managing Director

Street name	Shares held through a bank, broker or other holder of record

Third Amended 2016 Plan	Third Amended and Restated 2016 Evercore Inc. Stock Incentive Plan, effective as of June 18, 2024

Trilantic	Trilantic Capital Partners

Trilantic IV	Trilantic Capital Partners Associates IV L.P.

Trilantic V	Trilantic Capital Partners Associates V L.P.

Trilantic Funds	Trilantic IV and Trilantic V

TSR	Total Shareholder Return

UPREIT	Umbrella Partnership Real Estate Investment Trust

U.S. GAAP or GAAP	Generally accepted accounting principles in the United States of America

Vanguard	The Vanguard Group

Voting Units	Evercore LP Class A, Class E, Class I, and Class K limited partnership units.

ANNEX A: U.S. GAAP RECONCILIATIONS

This Proxy Statement includes certain adjusted measures that are calculated on a non-GAAP basis. We believe that these measures are useful to compare our results across several periods and facilitate an understanding of our operating results. We use these measures to evaluate our operating performance, and the Compensation Committee uses Adjusted measures as part of its assessment of the performance of our NEOs. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP, which are included in the reconciliations below. The U.S. GAAP and Adjusted results present the continuing operations of the Company.

U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS

(UNAUDITED)

(dollars in thousands, except per share data)

	Twelve Months Ended December 31,
	2025	2024	2023	2022	2021
Net Revenues – U.S. GAAP	$3,855,820	$2,979,593	$2,425,949	$2,762,048	$3,289,499
Income from Equity Method Investments (1)	3,872	6,231	6,655	7,999	14,161
Interest Expense (2)	24,264	16,768	16,717	16,850	17,586
Release of Foreign Exchange Losses from Luminis Redemption (3)	-	658	-	-	-
Gain on Sale of Interests in ABS (4)	-	(615)	-	(1,294)	-
Gain on Redemption of G5 Debt Security (5)	-	-	-	-	(4,374)

Net Revenues – Adjusted	$3,883,956	$3,002,635	$2,449,321	$2,785,603	$3,316,872

Operating Income – U.S. GAAP	$789,942	$526,914	$359,135	$696,042	$1,102,438
Income from Equity Method Investments (1)	3,872	6,231	6,655	7,999	14,161
Interest Expense (2)	24,264	16,768	16,717	16,850	17,586
Release of Foreign Exchange Losses from Luminis Redemption (3)	-	658	-	-	-
Gain on Sale of Interests in ABS (4)	-	(615)	-	(1,294)	-
Gain on Redemption of G5 Debt Security (5)	-	-	-	-	(4,374)
Intangible Asset Amortization (7)	3,660	-	-	-	-
Acquisition-related Compensation Charges (8)	7,040	-	-	-	-
Special Charges, Including Business Realignment Costs (9)	-	7,305	2,921	3,126	8,554
Acquisition and Transition Costs (10)	9,858	-	-	-	7

Operating Income – Adjusted	$838,636	$557,261	$385,428	$722,723	$1,138,372

Net Income Attributable to Evercore Inc. – U.S. GAAP	$591,922	$378,279	$255,479	$476,520	$740,116
Interest Expense (2)	1.400	-	-	-	-
Release of Foreign Exchange Losses from Luminis Redemption (3)	-	658	-	-	-
Gain on Sale of Interests in ABS (4)	-	(615)	-	(1,294)	-
Gain on Redemption of G5 Debt Security (5)	-	-	-	-	(4,374)
Income Taxes (6)	(8,590)	(2,312)	(5,739)	(108)	(18,602)
Intangible Asset Amortization (7)	3,660	-	-	-	-
Acquisition-related Compensation Charges (8)	7,040	-	-	-	-
Special Charges, Including Business Realignment Costs (9)	-	7,305	2,921	3,126	8,554
Acquisition and Transition Costs (10)	9,858	-	-	-	7
Noncontrolling Interest (11)	41,044	32,446	24,263	50,502	117,484

Net Income Attributable to Evercore Inc. – Adjusted	$646,334	$415,761	$276,924	$528,746	$843,185

Diluted Shares Outstanding – U.S. GAAP	42,131	41,646	40,099	41,037	43,321
LP Units (12)	2,238	2,499	2,769	2,970	4,854
Unvested Restricted Stock Units – Event Based (12)	12	12	12	12	12

Diluted Shares Outstanding – Adjusted	44,381	44,157	42,880	44,019	48,187

A-1

	Twelve Months Ended December 31,
	2025	2024	2023	2022	2021
Key Metrics: (a)

Diluted Earnings Per Share – U.S. GAAP	$14.05	$9.08	$6.37	$11.61	$17.08
Diluted Earnings Per Share – Adjusted	$14.56	$9.42	$6.46	$12.01	$17.50
Operating Margin – U.S. GAAP	20.5%	17.7%	14.8%	25.2%	33.5%
Operating Margin – Adjusted	21.6%	18.6%	15.7%	25.9%	34.3%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components.

1.	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.

2.

Interest Expense on Debt, Lines of Credit and Other Financing Arrangements is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP Basis. The Adjusted results also reflect the reduction of interest expense accrued for deferred acquisition consideration issued in the acquisition of Robey Warshaw.

3.	The release of cumulative foreign exchange losses in the third quarter of 2024 resulting from the redemption of the Company’s interest in Luminis is excluded from the Adjusted presentation.

4.	The gain on the sale of the Company’s interests in ABS in the first quarter of 2022 and the third quarter of 2024 is excluded from the Adjusted presentation.

5.	The gain resulting from the redemption of the G5 debt security in the second quarter of 2021 is excluded from the Adjusted presentation.

6.

Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.

7.	The exclusion from the Adjusted presentation of expenses associated with amortization of intangible assets from the acquisition of Robey Warshaw.

8.	Expenses associated with awards granted in conjunction with the Company’s acquisition of Robey Warshaw are excluded from the Adjusted presentation.

9.

Expenses during 2024 that are excluded from the Adjusted presentation relate to the write-off of the remaining carrying value of the Company’s investment in Luminis in connection with the redemption of the Company’s interest. Expenses during 2023 that are excluded from the Adjusted presentation relate to the write-off of non-recoverable assets in connection with the wind-down of the Company’s operations in Mexico. Expenses during 2022 that are excluded from the Adjusted presentation relate to charges associated with the prepayment of the Company’s Series B Notes during the second quarter, as well as certain professional fees, separation benefits and other charges related to the wind-down of the Company’s operations in Mexico. Expenses during 2021 that are excluded from the Adjusted presentation relate to the write-down of certain assets associated with a legacy private equity investment relationship which, consistent with the Company’s investment strategy, the Company decided to wind down during the third quarter.

10.

The exclusion from the Adjusted presentation of professional fees and certain costs incurred related to the acquisition of Robey Warshaw and transitioning acquisitions or divestitures, as well as transfer taxes and professional fees incurred resulting from the Company’s reorganization of businesses within the Europe, Middle East and Africa legal entity structure.

11.

Reflects an adjustment to eliminate noncontrolling interest related to substantially all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.

12.

Assumes the vesting, and exchange into Class A shares, of substantially all Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.

A-2

ANNEX B:

FOURTH AMENDED AND RESTATED 2016 EVERCORE INC.

STOCK INCENTIVE PLAN

(As Amended and Restated Effective June 10, 2026)

1.	Purpose of the Plan; Effect on Prior Plan

(a)

Purpose. The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors or other persons of outstanding ability to provide services to the Company or its Affiliates and to motivate such persons to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such persons will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

(b)

Effect on Prior Plan. The Plan amends and restates the Prior Plan. The Plan replaces the Prior Plan for Awards granted on or after the Effective Date, but does not affect the terms or conditions of any outstanding awards granted under the Prior Plan prior to the Effective Date.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)

Affiliate: With respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

(c)	Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

(d)	Beneficial Owner: A “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e)	Board: The Board of Directors of the Company.

(f)

Change in Control: The occurrence of any of the following: (1) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions, of all or substantially all of the assets of the General Partner or the Partnership to any Person if any Person or affiliated group of Persons (other than the General Partner, a Founding Limited Partner or any of their respective Affiliates) will be, immediately following the consummation of such transaction or transactions, the beneficial owner, directly or indirectly, of more than 50% of the then outstanding securities or voting securities of such Person; (2) the dissolution of the General Partner or the Partnership (other than by way of merger, consolidation or a reorganization transaction); (3) the consummation of any transaction (including, without limitation, any merger, consolidation or a reorganization transaction) the result of which is that any Person or affiliated group of Persons (other than the General Partner, a Founding Limited Partner or any of their respective Affiliates) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding Partnership Units and/or more than 50% of the voting power of the General Partner’s voting securities; or (4) the consummation of any transaction subject to Rule 13e-3 under the Exchange Act.

(g)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h)	Committee: The Compensation Committee of the Board.

(i)	Company: Evercore Inc., a Delaware corporation.

(j)

Control (including the terms “Controlled by” and “under common Control with”): The possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

(k)	Director: A member of the Board or a member of the board of directors of a consolidated subsidiary of the Company.

(l)

Disability: Inability of a Participant to perform in all material respects his duties and responsibilities to the Company, or any Subsidiary of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Committee may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Committee and a Participant (or his representative) shall furnish the Committee with medical evidence documenting the Participant’s disability or infirmity which is satisfactory to the Committee.

(m)	Effective Date: June 10, 2026 or such later date this Plan is duly approved by the stockholders of the Company.

(n)

Employment: (i) A Participant’s employment, if the Participant is an employee of the Company or any of its Affiliates, or (ii) a Participant’s services, if the Participant is engaged in the performance of services for the Company or its Affiliates as a non- employee member of the Board or in any other bona fide capacity.

(o)

Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(p)	Founding Limited Partner: Each of Mr. Roger C. Altman, Mr. Austin M. Beutner and Mr. Pedro Aspe.

(q)	General Partner: The Company or any successor general partner admitted to the Partnership in accordance with the terms of the Partnership Agreement.

(r)	ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

(s)	LSAR: A limited stock appreciation right granted pursuant to Section 7(d) of the Plan.

(t)	Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(u)	Option: A stock option granted pursuant to Section 6 of the Plan.

(v)	Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(w)

Participant: Employees of the Company, its Subsidiaries and its Parent Corporation (as defined in Section 424(e) of the Code (or any successor section thereto)), including Directors, will be eligible to receive Awards hereunder. For this purpose, “employee” will have the same meaning as defined in the General Instructions to Form S-8 under the Securities Act of 1933, as amended (or any successor to such instructions or such form). Any such person selected by the Committee to participate in this Plan will be known as a Participant.

(x)	Partnership: Evercore LP, a Delaware limited partnership.

(y)	Partnership Agreement: The Seventh Amended and Restated Limited Partnership Agreement of Evercore LP, dated as of November 1, 2017 and as amended as of April 30, 2021 and from time to time.

(z)	Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.

(aa)

Person: Any individual, corporation, partnership, limited partnership, limited liability company, limited company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof).

(bb)	Plan: This Fourth Amended and Restated 2016 Evercore Inc. Stock Incentive Plan, effective as of the Effective Date, as may be further amended from time to time.

(cc)	Prior Plan: The Third Amended and Restated 2016 Evercore Inc. Stock Incentive Plan, effective June 18, 2024.

(dd)	Restricted Stock: An award of Shares which are subject to certain restrictions and to a risk of forfeiture.

(ee)	Shares: Shares of Class A common stock of the Company.

(ff)	Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

(gg)	Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.	Shares Subject to the Plan

(a)

Shares Available for Issuance. The total number of Shares which may be issued under the Plan is 5,000,000, plus any Shares remaining available for grant under the Prior Plan as of the Effective Date (including pursuant to the operation of Section 3(b) thereof). The Shares may consist, in whole or in part, of unissued Shares or treasury Shares.

(b)

Shares Added Back to Reserve. If and to the extent an Option or Stock Appreciation Right expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares subject to that Award will again become available for grant under the Plan. Similarly, if and to the extent any Other Stock-Based Award is canceled, forfeited or terminated for any reason, the Shares subject to that Award will again become available for grant under the Plan.

(c)

Shares Not Added Back to Reserve. Notwithstanding anything to the contrary contained in this Section 3, including Section 3(b) above, the following Shares shall not be added to the Shares available for grant under the Plan: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option under the Plan, or, after the Effective Date, in payment of the exercise price of an option under the Prior Plan; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award under the Plan, or, after the Effective Date, to satisfy any tax withholding obligation with respect to an award under the Prior Plan; (iii) Shares subject to a SAR under the Plan, or, after the Effective Date, a stock appreciation right under the Prior Plan, that are not issued in connection with the settlement of such stock appreciation rights on exercise thereof; or (iv) Shares purchased on the open market or otherwise with the cash proceeds from the exercise of Options under the Plan, or, after the Effective Date, from the exercise of options under the Prior Plan.

4.	Administration; Interpretation

(a)

Administration. The Plan shall be administered by the Committee, which shall consist of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto). However, the Board may also delegate to any committee of the Board, which committee may include one or more members of the Board who are also officers of the Corporation, the authority to grant Awards under the Plan to Participants who are neither Non-Employee Directors nor “officers” of the Company within the meaning of Section 16 of the Act. Similarly, the Board may also delegate the authority to grant Awards under the Plan to a committee of one or more officers of the Company, who need not be members of the Board, to the extent and in the manner permitted by Section 157(c) of the Delaware General Corporation Law (or any successor statute or rule). With respect to Awards granted by the above-described delegates, references herein to the “Committee” will also be deemed to include the delegate. Subject to Section 16, Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. Subject to Section 3(b), the number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

(b)

Interpretation. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan (including the adoption of any sub-plan under the Plan), and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

(c)

Terms of Awards. The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

(d)

Withholding Taxes. The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares with a Fair

Market Value equal to the minimum amount of such withholding taxes withheld by the Company from any Shares that would have otherwise been received by the Participant.

5.	Limitations

(a)	No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

(b)	The maximum number of Shares for which Performance-Based Awards denominated in Shares, Options or Stock Appreciation Rights may be granted during a calendar year to any Participant shall be 900,000.

(c)

The maximum dollar value payable with respect to Performance-Based Awards that are valued in cash or with reference to property other than Shares and granted to any Participant in any one calendar year is $15,000,000.

(d)

Notwithstanding anything to the contrary, the aggregate value of (i) any cash compensation received from the Company or an Affiliate by any Director who is not also an employee of the Company or an Affiliate for services to the Company, plus (ii) any Awards, determined based on the grant date Fair Market Value of such Award(s) granted to any such Director, may not exceed $500,000 in any calendar year.

6.	Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)	Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)

Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)

Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares, or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such Sale equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)

ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. ISOs may be granted with respect to all the shares reserved for issuance under this Plan. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or potion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO. The aggregate number of Shares with respect to which ISOs may be granted under the Plan shall be 5,000,000. No ISO may be granted under the Plan after the tenth anniversary of the earlier of the Effective Date and the date the Plan was adopted by the Board.

(e)

Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares otherwise issuable upon the exercise of the Option.

7.	Terms and Conditions of Stock Appreciation Rights

(a)

Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)

Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) the minimum amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share of the Stock Appreciation Right, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)	Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

(d)

Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term “Stock Appreciation Right” is used in the Plan, such term shall include LSARs.

8.	Other Stock-Based Awards

(a)

Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of Restricted Stock and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b)

Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 8 may be granted in a manner intended to satisfy the requirements for treatment as “qualified performance-based compensation” under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

9.	Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)

Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares or cash other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Performance-Based Awards denominated in Shares, Options or Stock Appreciation Rights may be granted during a calendar year to any Participant, (iii) the Option Price of any Option or exercise price of any Stock Appreciation Right and/or (iv) any other affected terms of such Awards.

(b)

Change in Control. In the event of a Change in Control after the Effective Date, (i) if determined by the Committee in the applicable Award agreement or otherwise, some or all outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control and (ii) the Committee may, but shall not be obligated to, (A) cancel some or all Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights, (B) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of some or all affected Awards previously granted hereunder, as determined by the Committee in its sole discretion and/or (C) provide that, for a period of at least 15 days prior to the Change in Control, some or all Options and/or Stock Appreciation Rights shall be exercisable as to all the Shares subject thereto and that, upon the occurrence of the Change in Control, such Options and/or Stock Appreciation Rights shall terminate and be of no further force and effect.

10.	No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the Employment of a Participant and shall not lessen or affect the Company’s or Subsidiary’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12.	Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13.	Amendments or Termination

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the stockholders of the Company, if such action would (except as is provided in Section 9 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

14.	International Participants

With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Board may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law. The approval of the Plan by the stockholders of the Company includes authorization for the Board to adopt foreign participant terms and to grant Awards under such foreign participant terms, until no later than six years following the Effective Date. The Company has adopted sub-plans governing awards taxable in the State of Israel and the Republic of France, which sub-plans are attached hereto as Appendix A and Appendix B, as may be amended from time to time in accordance with the terms of the Plan.

15.	Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws.

16.	No Repricing

The repricing of Options or Stock Appreciation Rights shall not be permitted without the approval of the stockholders of the Company. For this purpose, a “repricing” means changing the terms of an Option or a Stock Appreciation Right to lower its exercise price, any other action that is treated as a “repricing” under generally accepted accounting principles or any other action that has the same effect as the foregoing, and includes, for the avoidance of doubt, any cancellation in conjunction with the grant of a new Option, SAR or other Award or repurchase for cash or other consideration in a manner that has the effect of reducing the exercise price.

17.	Effectiveness of the Plan

The Plan shall be effective as of the Effective Date.

APPENDIX A

ISRAEL APPENDIX AND SUB-PLAN TO THE FOURTH AMENDED AND RESTATED 2016 EVERCORE INC. STOCK INCENTIVE PLAN

This Israel Appendix (the “Appendix”) to the Fourth Amended and Restated 2016 Stock Incentive Plan (as amended from time to time, the “Plan”) of Evercore Inc. (the “Company”) shall apply only to persons who are, or are deemed to be, residents of the State of Israel for Israeli tax purposes.

1. GENERAL

1.1. The Committee, in its discretion, may grant Awards to eligible Participants and shall determine whether such Awards are intended to be 102 Awards or 3(9) Awards. Each Award shall be evidenced by an Award agreement, which shall expressly identify the Award type, and be in such form and contain such provisions, as the Committee shall from time to time deem appropriate.

1.2. The Plan shall apply to any Awards granted pursuant to this Appendix, provided, that the provisions of this Appendix shall supersede and govern in the case of any inconsistency or conflict, either explicit or implied, arising between the provisions of this Appendix and the Plan.

1.3. Unless otherwise defined in this Appendix, capitalized terms contained herein shall have the same meanings given to them in the Plan.

2. DEFINITIONS.

2.1. “102 Affiliate” means, for purpose of 102 Trustee Award, an “employing company” within the meaning and subject to the conditions of Section 102(a) of the Ordinance.

2.2. “3(9) Award” means any Award representing a right to purchase Shares granted by the Company to any Participant who is not a 102 Employee pursuant to Section 3(9) of the Ordinance.

2.3. “102 Award” means any Award intended to qualify (as set forth in the Award agreement) and which qualifies under Section 102, provided it is settled only in Shares.

2.4. “102 Capital Gain Track Award” means any Award granted by the Company to an Employee pursuant to Section 102(b)(2) or (3) (as applicable) of the Ordinance under the capital gain track.

2.5. “102 Employee” means an “employee” within the meaning of Section 102(a) of the Ordinance (which as of the date of the adoption of this Appendix means (i) an individual employed by an Israeli company or any Israeli branch being a 102 Affiliate, and (ii) an individual who is serving and is engaged personally (and not through an entity) as an “office holder” by a 102 Affiliate, excluding any Controlling Stockholder).

2.6.  “102 Non-Trustee Award” means any Award granted by the Company to a 102 Employee pursuant to Section 102(c) of the Ordinance without a Trustee.

2.7. “102 Ordinary Income Track Award” means any Award granted by the Company to a 102 Employee pursuant to Section 102(b)(1) of the Ordinance under the ordinary income track.

2.8.  “102 Trustee Awards” means, collectively, 102 Capital Gain Track Awards and 102 Ordinary Income Track Awards.

2.9. “Controlling Stockholder” has the meaning set forth in Section 32(9) of the Ordinance.

2.10. “Election” has the meaning set forth in Section 3.2 below.

2.11. “Participant” means a person who has been granted an Award(s) under this Appendix.

2.12.  “ITA” means the Israel Tax Authority.

2.13.  “Ordinance” means the Israeli Income Tax Ordinance (New Version), 1961, including the Rules and any other regulations, rules, orders or procedures promulgated thereunder, as may be amended or replaced from time to time.

2.14. “Required Holding Period” has the meaning set forth in Section 3.5.1 below.

2.15. “Rules” means the Income Tax Rules (Tax Benefits in Stock Issuance to Employees) 5763-2003.

2.16. “Section 102” means Section 102 of the Ordinance.

2.17. “Trust Agreement” means the agreement to be signed between the Company, a 102 Affiliate and the Trustee for the purposes of Section 102.

2.18. “Trustee” means the trustee appointed by the Company’s Board of Directors and/or by the Committee to hold the Awards and approved by the ITA.

2.19. “Withholding Obligations” as defined in Section 5.5 below.

3. 102 AWARDS

3.1. Tracks. Awards granted pursuant to this Section 3 are intended to be granted as either 102 Capital Gain Track Awards or 102 Ordinary Income Track Awards. 102 Trustee Awards shall be granted subject to the special terms and conditions contained in this Section 3 and the general terms and conditions of the Plan, except for any provisions of the Plan applying to Awards under different tax laws or regulations.

3.2. Election of Track. Subject to applicable law, the Company may grant only one type of 102 Trustee Award at any given time to all Participants who are to be granted 102 Trustee Awards pursuant to this Appendix, and shall file an election with the ITA regarding the type of 102 Trustee Award it elects to grant before the date of grant of any 102 Trustee Award (the “Election”). Such Election shall also apply to any other securities received by any Participant as a result of holding the 102 Trustee Awards. The Company may change the type of 102 Trustee Award that it elects to grant only after the expiration of at least 12 months from the end of the year in which the first grant was made in accordance with the previous Election, or as otherwise provided by applicable law. Any Election shall not prevent the Company from granting 102 Non-Trustee Awards.

3.3. Eligibility for Awards. Subject to applicable law, 102 Awards may only be granted to102 Employees. Such 102 Awards may either be granted to a Trustee or granted under Section 102 without a Trustee.

3.4. 102 Award Grant Date.

3.4.1. Each 102 Award will be deemed granted on the date determined by the Committee, subject to the provisions of the Plan, provided that (i) the Participant has signed all documents required by the Company or pursuant to applicable law, and (ii) with respect to any 102 Trustee Award, the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA.

3.4.2. Unless otherwise permitted by the Ordinance, any grants of 102 Trustee Awards that are made on or after the date of the adoption of the Plan and this Appendix or an amendment to the Plan or this Appendix, as the case may be, that may become effective only at the expiration of thirty (30) days after the filing of the Plan and this Appendix or any amendment thereof (as the case may be) with the ITA in accordance with the Ordinance shall be conditional upon the expiration of such 30-day period, and such condition shall be read and is incorporated by reference into any corporate resolutions approving such grants and into any Award agreement evidencing such grants (whether or not explicitly referring to such condition), and the date of grant shall be at the expiration of such 30-day period, whether or not the date of grant indicated therein corresponds with this Section. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in any corporate resolution or Award agreement.

3.5. 102 Trustee Awards.

3.5.1. Each 102 Trustee Award, each Share issued pursuant to the grant, exercise or vesting of any 102 Trustee Award and any rights granted thereunder, shall be allocated or issued to and registered in the name of the Trustee and shall be held in trust or controlled by the Trustee for the benefit of the Participant for the requisite period prescribed by the Ordinance (the “Required Holding Period”). In the event that the requirements under Section 102 to qualify an Award as a 102 Trustee Award are not met, then the Award may be treated as a 102 Non-Trustee Award or 3(9) Award (as determined by the Company), all in accordance with the provisions of the Ordinance. After the expiration of the Required Holding Period, the Trustee may release such 102 Trustee Awards and any such Shares, provided that (i) the Trustee has received an acknowledgment from the ITA that the Participant has paid any applicable taxes due pursuant to the Ordinance, or (ii) the Trustee and/or the Company and/or the 102 Affiliate withhold(s) all applicable taxes and compulsory payments due pursuant to the Ordinance arising from the 102 Trustee Awards and/or any Shares issued upon exercise or (if applicable) vesting of such 102 Trustee Awards. The Trustee shall not release any 102 Trustee Awards or Shares issued upon exercise or (if applicable) vesting thereof prior to the payment in full of the Participant’s tax and compulsory payments arising from such 102 Trustee Awards and/or Shares or the withholding referred to in (ii) above.

3.5.2. Each 102 Trustee Award shall be subject to the relevant terms of the Ordinance, the Rules and any determinations, rulings or approvals issued by the ITA, which shall be deemed an integral part of the 102 Trustee Awards and shall prevail over any term contained in the Plan, this Appendix or the Award agreement that is not consistent therewith. Any provision of the Ordinance, the Rules and any determinations, rulings or approvals by the ITA not expressly specified in the Plan, this Appendix or Award agreement that are necessary to receive or maintain any tax benefit pursuant to Section 102 shall be binding on the Participant. The Participant granted a 102 Trustee Award shall comply with the Ordinance and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. The Participant shall execute any and all documents that the Company and/or the 102 Affiliate and/or the Trustee determine from time to time to be necessary in order to comply with the Ordinance and the Rules.

3.5.3. During the Required Holding Period, the Participant shall not release from trust or sell, assign, transfer or give as collateral, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Trustee Award and/or any securities issued or distributed with respect thereto, until the expiration of the Required Holding Period. Notwithstanding the above, if any such sale, release or other action occurs during the Required Holding Period it may result in adverse tax consequences to the Participant under Section 102 and the Rules, which shall apply to and shall be borne solely by such Participant. Subject to the foregoing, the Trustee may, pursuant to a written request from the Participant, but subject to the terms of the Plan and this Appendix, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such release or transfer: (i) payment has been made to the ITA of all taxes and compulsory payments required to be paid upon the release and transfer of the Shares, and confirmation of such payment has been received by the Trustee and the Company, and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, any agreement governing the Shares, the Plan, this Appendix, the Award agreement and any applicable law.

3.5.4. If a 102 Trustee Award is exercised or (if applicable) vested, the Shares issued upon such exercise or (if applicable) vesting shall be issued in the name of the Trustee for the benefit of the Participant.

3.5.5. Upon or after receipt of a 102 Trustee Award, if required, the Participant may be required to sign an undertaking to release the Trustee from any liability with respect to any action or decision duly taken and executed in good faith by the Trustee in relation to the Plan, this Appendix, or any 102 Trustee Awards granted to such Participant hereunder.

3.6. 102 Non-Trustee Awards. The foregoing provisions of this Section 3 relating to 102 Trustee Awards shall not apply with respect to 102 Non-Trustee Awards, which shall, however, be subject to the relevant provisions of Section 102 and the applicable Rules. The Committee may determine that 102 Non-Trustee Awards, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Award and/or any securities issued or distributed with respect thereto, shall be allocated or issued to the Trustee, who shall hold such 102 Non-Trustee Award and all accrued rights thereon (if any) in trust for the benefit of the Participant and/or the Company, as the case may be, until the full payment of tax arising from the 102 Non-Trustee Awards, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Award and/or any securities issued or distributed with respect thereto. The Company may choose, alternatively, to require the Participant to provide the Company with a guarantee or other security, to the satisfaction of each of the Trustee and the Company, until the full payment of the applicable taxes.

3.7. Written Participant Undertaking. With respect to any 102 Trustee Award, as required by Section 102 and the Rules, by virtue of the receipt of such Award, the Participant is deemed to have undertaken and confirmed in writing the following (and such undertaking is deemed incorporated into any documents signed by the Participant in connection with the employment or service of the Participant and/or the grant of such Award). The following written undertaking shall be deemed to apply and relate to all 102 Trustee Awards granted to the Participant, whether under the Plan and this Appendix or other plans maintained by the Company, and whether prior to or after the date hereof:

3.7.1. The Participant shall comply with all terms and conditions set forth in Section 102 with regard to the “Capital Gain Track” or the “Ordinary Income Track”, as applicable, and the applicable rules and regulations promulgated thereunder, as amended from time to time;

3.7.2. The Participant is familiar with, and understands the provisions of, Section 102 in general, and the tax arrangement under the “Capital Gain Track” or the “Ordinary Income Track” in particular, and its tax consequences; the Participant agrees that the 102 Trustee Awards and Shares that may be issued upon exercise or (if applicable) vesting of the 102 Trustee Awards (or otherwise in relation to the Awards), will be held by a trustee appointed pursuant to Section 102 for at least the duration of the “Holding Period” (as such term is defined in Section 102) under the “Capital Gain Track” or the “Ordinary Income Track”, as applicable. The Participant understands that any release of such 102 Trustee Awards or Shares from trust, or any sale of the Shares prior to the termination of the Holding Period, as defined above, will result in taxation at the marginal tax rate, in addition to deductions of appropriate social security, health tax contributions or other compulsory payments; and

3.7.3. The Participant agrees to the trust deed signed between the Company, his employing company and the trustee appointed pursuant to Section 102.

4. 3(9) AWARDS

4.1. Awards granted pursuant to this Section 4 are intended to constitute 3(9) Awards and shall be granted subject to the general terms and conditions of the Plan, except for any provisions of the Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 4 and the other terms of the Plan, this Section 4 shall prevail.

4.2. To the extent required by the Ordinance or the ITA or otherwise deemed by the Committee to be advisable, the 3(9) Awards and/or any Shares or other securities issued or distributed with respect thereto granted pursuant to the Plan and this Appendix shall be issued to a trustee nominated by the Committee in accordance with the provisions of the Ordinance. In such event, the trustee shall hold such Awards and/or any Shares or other securities issued or distributed with respect thereto in trust, until exercised by the Participant or (if applicable) vested, and the full payment of tax arising therefrom, pursuant to the Company’s instructions from time to time as set forth in a trust agreement, which will have been entered into between the Company and the trustee. If determined by the Committee, and subject to such trust agreement, the Trustee shall be responsible for withholding any taxes to which a Participant may become liable upon issuance of Shares, whether due to the exercise or (if applicable) vesting of Awards.

4.3. Shares pursuant to a 3(9) Award shall not be issued, unless the Participant delivers to the Company payment in cash or by bank check or such other form acceptable to the Committee of all withholding taxes due, if any, on account of the Participant acquiring Shares under the Award or the Participant provides other assurance satisfactory to the Committee of the payment of those withholding taxes.

5. AGREEMENT REGARDING TAXES; DISCLAIMER

5.1. If the Committee shall so require, as a condition of exercise of an Award or the release of Shares by the Trustee, a Participant shall agree that, no later than the date of such occurrence, the Participant will pay to the Company (or the Trustee, as applicable) or make arrangements satisfactory to the Committee and the Trustee (if applicable) regarding payment of any applicable taxes and compulsory payments of any kind required by applicable law to be withheld or paid.

5.2. Tax Liability. All tax consequences under any applicable law which may arise from the grant of any awards or the exercise thereof, the sale or disposition of any shares granted hereunder or issued upon exercises or (if applicable) vesting of any award. The Assumption, substitution, cancellation or payment in lieu of awards or from any other action in connection with the foregoing (including without limitation any taxes and compulsory payments, such as social security or health tax payable by the participant or the company in connection therewith, shall be borne and paid solely by the participant ant the participant shall indemnify the company, the 102 affiliate and the trustee, and shall hold them harmless against and from any liability for any suck tax or payment or any penalty, interest or indexation thereon. Each participant agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the company.

5.3. No tax advice. The participant is advised to consult with a tax advisor with a tax advisor with respect to the tax consequences of receiving, exercising or disposing of awards hereunder. The company does not assume any responsibility to advise the participant on such matters, which shall remain solely the responsibility of the participant.

5.4. Tax Treatment. The Company does not undertake or assume any liability or responsibility to the effect that any award shall quality with any particular tax regime or rules applying to particular tax treatment, or benefit from any particular tax treatment or tax advantage of any type and the company shall bear no liability in connection with the manner in which any award is eventually treated for tax purposes, regardless of whether the award was granted or was intended to qualify under any particular tax regime or treatment. This provision shall supersede any designation of awards or tax qualification indicated in any corporation resolution or award agreement, which shall at all times be subject to the requirements of applicable law. The company foes not undertake and shall not be required to take any action in order to quality any award with the requirement of any particular tax treatment and no indication in any document to the effect that any award is intended to qualify for any tax treatment shall imply such an undertaking. No assurance is made by the company or the 102 affiliate that any particular tax treatment on the date of grant will continue to exist or that the award will qualify at the time of exercises or disposition thereof with any particular tax treatment. The company and the 102 affiliate shall not have any liability or obligation of any nature in the event that an award does not qualify for any particular tax treatment, regardless whether the company could have taken any action to cause such qualification to be met and such qualification remains at all times and under all circumstances at the risk of the participant. The company does not undertake or assume any liability to connect a determination or interpretation (whether written or unwritten) of any tax authority, including in respect of the qualification under any particular tax regime or rules applying to particular tax treatment. If the awards do not qualify under any particular tax treatment, it could result in adverse tax consequences to the participant.

5.5. The Company or the 102 Affiliate may take such action as it may deem necessary or appropriate, in its discretion, for the purpose of or in connection with withholding of any taxes and compulsory payments which the Trustee, the Company or the 102 Affiliate is required by any applicable law to withhold in connection with any Awards (collectively, “Withholding Obligations”). Such actions may include (i) requiring Participants to remit to the Company in cash an amount sufficient to satisfy such Withholding Obligations and any other taxes and compulsory payments, payable by the Company in connection with the Award or the exercise or (if applicable) vesting thereof; (ii) subject to applicable law, allowing the Participants to provide Shares, in an amount that at such time, reflects a value that the Committee determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding Shares otherwise issuable upon the exercise of an Award at a value which is determined by the Committee to be sufficient to satisfy such Withholding Obligations; or (iv) any combination of the foregoing. The Company shall not be obligated to allow the exercise of any Award by or on behalf of a Participant until all tax consequences arising from the exercise of such Award are resolved in a manner acceptable to the Company.

5.6. Each Participant shall notify the Company in writing promptly and in any event within ten (10) days after the date on which such Participant first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Awards granted or received hereunder or Shares issued thereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, a Participant shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

5.7. With respect to 102 Non-Trustee Awards, if the Participant ceases to be employed by the Company or any 102 Affiliate, the Participant shall extend to the Company and/or the 102 Affiliate with whom the Participant is employed a security or guarantee for the payment of taxes due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the Rules.

6. RIGHTS AND OBLIGATIONS AS A STOCKHOLDER

6.1. A Participant shall have no rights as a stockholder of the Company with respect to any Shares covered by an Award until the Participant exercises the Award, pays the exercise price therefor (if applicable) and becomes the record holder of the subject Shares. In the case of 102 Awards or 3(9) Awards (if such Awards are being held by a Trustee), the Trustee shall have no rights as a stockholder of the Company with respect to the Shares covered by such Award until the Trustee becomes the record holder for such Common Stock for the Participant’s benefit, and the Participant shall not be deemed to be a stockholder and shall have no rights as a stockholder of the Company with respect to the Shares covered by the Award until the date of the release of such Shares from the Trustee to the Participant and the transfer of record ownership of such Shares to the Participant (provided however that the Participant shall be entitled to receive from the Trustee any cash dividend or distribution made on account of the Shares held by the Trustee for such Participant’s benefit, subject to any tax withholding and compulsory payment). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date on which the Participant or Trustee (as applicable) becomes the record holder of the Shares covered by an Award, except as provided in the Plan. Notwithstanding the aforementioned, the provisions of section 7(b) of the grant letter shall apply, if applicable.

6.2. With respect to Shares issued upon the exercise or (if applicable) vesting of Awards hereunder, any and all voting rights attached to such Common Stock shall be subject to the provisions of the Plan, and the Participant shall be entitled to receive dividends distributed with respect to such Shares, subject to the provisions of the Company’s Certificate of Incorporation, as amended from time to time, and subject to any applicable law.

6.3. The Company may, but shall not be obligated to, register or qualify the sale of Shares under any applicable securities law or any other applicable law.

6.4. Shares issued pursuant to an Award shall be subject to the Company’s Restated Certificate of Incorporation, any limitation, restriction or obligation applicable to stockholders included in any stockholders agreement applicable to all or substantially all of the holders of Shares (regardless of whether or not the Participant is a formal party to such stockholders agreement), any other governing documents of the Company, and all policies, manuals and internal regulations adopted by the Company from time to time, in each case, as may be amended from time to time, including any provisions included therein concerning restrictions or limitations on disposition of Shares (such as, but not limited to, right of first refusal and lock up/market stand-off) or grant of any rights with respect thereto, forced sale and bring along provisions, any provisions concerning restrictions on the use of inside information and other provisions deemed by the Company to be appropriate in order to ensure compliance with applicable laws. Each Participant shall execute such separate agreement(s) as may be requested by the Company relating to matters set forth in this Section 6.4. The execution of such separate agreement(s) may be a condition by the Company to the exercise of any Award.

7. GOVERNING LAW

This Appendix shall be governed by, construed and enforced in accordance with the laws of the State of New York, without reference to conflicts of law principles, except that applicable Israeli laws, rules and regulations (as amended) shall apply to any mandatory tax matters arising hereunder.

APPENDIX B

FRANCE APPENDIX AND SUB-PLAN TO THE FOURTH AMENDED AND RESTATED 2016 EVERCORE INC. STOCK INCENTIVE PLAN

1. Introduction. The Company has established the Fourth Amended and Restated 2016 Evercore Inc. Stock Incentive Plan (the “Plan”), for the benefit of certain beneficial owners, including any such beneficial owners of a French Subsidiary who are French Participants. Section 14 of the Plan authorizes the Board to adopt foreign sub-plans to obtain favorable tax treatment for Participants. This French sub-plan (“French Sub-Plan”) has been produced to comply with the provisions set forth in Articles L. 225-197-1 to L. 225-197-6, L. 22-10-59 and L. 22-10-60 of the French Commercial Code for the purpose of permitting Awards to qualify for special tax and Social Security treatment in France (“French-Qualified Share Awards”). The French-Qualified Share Awards may be granted to all or part of the employees and/or corporate officers of a French Subsidiary. When they are granted to all the employees and corporate officers of a French Subsidiary, they may be granted uniformly amongst French Participants, or proportionally to their salary income or proportionally to their period of employment or following a combination of several of the previous criteria thus meeting the conditions of Article 217 quinquies of the French Tax Code.

Capitalized terms in this French Sub-Plan that are not otherwise defined shall have the meanings set forth in the Plan. The terms of the Plan will, subject to the amendments in the following terms and conditions of this French Sub-Plan, be applicable to French-Qualified Share Awards. Where there is any conflict between the provisions of the Plan and the French Sub-Plan, the provisions of the French Sub-Plan shall prevail.

2. Definitions.

(a) “Award” means an unfunded, unsecured right to receive, at the end of the Vesting Period, Shares which are subject to certain vesting conditions, other restrictions and to a risk of forfeiture, provided that nothing contained in the Plan, the French Sub-Plan or the Board’s decision granting the Award, and no action taken pursuant to their provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a French Participant and the Company or any of its Subsidiaries or any other person. Subject to clause 5(d), the Award is not transferable.

(b) “Award Date” means the date on which the decision to grant the relevant

Award to the French Participant(s) is taken by the Board.

(c) “Closed Period” (fenêtres négatives) means, in relation to French-Qualified Share Awards and as set forth in Article L. 22-10-59, II of the French Commercial Code, as amended:

(i) thirty calendar days before the announcement of an annual financial report or interim financial report that the Company is obligated to make public; and

(ii) for individuals holding a corporate office (mandat social) in at least one of the Subsidiaries, or salaried employees employed under the terms and conditions of an employment contract with a Subsidiary, the period as from the date they possess inside information as defined by Article 7 of Regulation (EU) No. 596/2014 of the European Parliament and of the Council of 16 April 2014 and repealing Directive 2003/6/EC of the European Parliament and of the Council and Commission Directives 2003/124/EC, 2003/125/EC and 2004/72/EC, which has not been made public.

If French law or regulations are amended after adoption of this French Sub-Plan to modify the definition or applicability of the Closed Period to French-Qualified Share Awards, such amendment will become applicable to any French-Qualified Share Awards granted under this French Sub-Plan to the extent permitted or required by French law.

(d) “Disability” means disability (invalidité) as determined in categories 2 and 3 under Article L. 341-4 of the French Social Security Code, as amended, and subject to the fulfillment of related conditions.

(e) “Dividend Equivalent Right” means a right granted under the Plan entitling the Participants to compensation measured by dividends paid to stockholders with respect to Shares.

(f) “French Commercial Code” means the French code de commerce, as amended.

(g) “French Participant” means an individual who (i) is a current salaried employee employed under the terms and conditions of an employment contract (contrat de travail) by a French Subsidiary or a corporate officer (mandataire social, i.e., président du conseil d’administration, directeur général, directeur général délégué, membre du directoire, gérant d’une société par actions, président d’une société par actions simplifiée) of a French Subsidiary under the terms and conditions of a corporate officer agreement (mandat social) or equivalent agreement with the relevant Subsidiary, (ii) is resident of France for French tax purposes or subject to the French Social Security contribution regime, and (iii) receives an Award under the French Sub-Plan (and any permitted transferee of an Award or Shares).

(h) “French Social Security Code” means the French code de la sécurité sociale, as amended.

(i) “French Subsidiary” means a Subsidiary incorporated under the laws of France or any French Branch of a Subsidiary incorporated in any jurisdiction other than France.

(j) “Holding Period” (période de conservation) means a period equal to two (2) years as from the Award Date minus the relevant Vesting Period, provided that such difference is positive. For the avoidance of doubt, should such difference be negative or equal to zero, no Holding Period would be applicable to the relevant Shares.

(k) “Subsidiary” means a Subsidiary (as defined in the Plan), provided that the Company holds (directly or indirectly) at least 10% of the capital or voting rights of such Subsidiary.

(l) “Terms and Conditions” means the Restricted Stock Unit Award Terms and Conditions attached to the notice of award of restricted stock units which shall be deemed to be a part of this French Sub-Plan, and any references to the French Sub-Plan shall be deemed to include the same for the purpose of qualifying for special tax and Social Security treatment in France. In case of conflict between the terms herein and the Terms and Conditions, the terms herein shall prevail.

(m) “Vesting Period” means the vesting periods (périodes d’acquisition) as described in the applicable Award starting on the Award Date.

3. Plan Limit.

(a) No French-Qualified Share Awards may be granted to any French Participant holding more than ten per cent (10%) of the share capital of the Company at the Award Date, or to any French Participant who would come to hold more than ten per cent (10%) of the share capital of the Company as a result of being granted a French-Qualified Share Award, taking into account, as the case may be, in each case, the French-Qualified Share Awards granted to, and/or acquired by, the relevant French Participant. (it being specified that this threshold will be calculated taking into account Shares directly held by the French Participants for less than seven years).

(b) The aggregate number of French-Qualified Share Awards granted (together with any other awards granted by the Company for no consideration) shall not exceed fifteen per cent

(15%) of the share capital of the Company at the relevant Award Date (excluding Shares not delivered to the relevant French Participant at the expiry of the Vesting Period in respect of lapsed French-Qualified Share Awards and Shares no longer subject to any Holding Period). No French-Qualified Share Awards shall be granted to any French Participant whatsoever if, as a result of such granting, this condition would no longer be met.

4. No Consideration. The grant of any Award to the French Participant is free (attribution gratuite). As such, the French Participant shall not in any way be required to pay, contribute, or participate to any form of consideration or payment with respect to the grant of any Award.

5. Vesting.

(a) Subject to paragraph (d) and (e) of this Clause 5 and the Terms and Conditions, Shares underlying the Awards will not be issued or otherwise transferred to the French Participants before the relevant Vesting Period has expired.

(b) A French Participant may not transfer, assign, or otherwise dispose of a French-Qualified Share Award or any rights in respect thereof until the expiry of the Vesting Period.

(c) A French Participant will not be entitled to vote or receive dividends, and will not be entitled to any Dividend Equivalent Rights or any rights of a shareholder in respect to any Shares subject to any French-Qualified Share Award (but a conditional right to the vesting of the relevant French-Qualified Share Award to his/her benefit) unless and until the Shares are delivered in settlement of the relevant French-Qualified Share Award.

(d) Notwithstanding anything to the contrary in this Clause 5, if the employment agreement or corporate officer agreement of a French Participant terminates because of death before such French Participant’s French-Qualified Share Awards vest, the deceased French Participant’s heirs may request, within six (6) months from the French Participant’s date of death as evidenced by the death certificate of the French Participant, the definitive allocation of the Shares in settlement of the relevant French-Qualified Share Awards, in accordance with Article L. 225-197-3, para. 2 of the French Commercial Code. The Company shall have no obligation to inform the heirs of the deceased French Participant of the possibility for them to request the definitive allocation of the Shares. The definitive allocation of such Shares to the heirs will take place as soon as possible. In the absence of a request sent to the Company in accordance with the terms of this paragraph, the deceased French Participant’s heirs will lose all rights with respect to such Shares, which will lapse, and the Company will be released from any commitment or obligation towards the deceased French Participant’s heirs in this respect. The French-Qualified Share Awards allocated to the deceased French Participant’s heirs shall not be subject to any Holding Period. However, any transfer will be subject to the prior and unconditional adherence of the concerned deceased French Participant’s heirs to any extra statutory undertaking to which the relevant French Participant was a party; any transfer will also be subject to the provisions of the Company’s articles of association and the French Sub-Plan.

(e) If, during the Vesting Period, a French Participant is affected by a Disability, the French Participant’s right to the Shares shall become one hundred percent (100%) vested upon such Disability, in accordance with Article L. 225-197-1, I-para. 6 of the French Commercial Code and the Vesting Period shall no longer apply.

6. Holding of Shares.

(a) During the Holding Period, if any, a French Participant may not transfer, assign, or otherwise dispose of any of the Shares delivered in settlement of the relevant French-Qualified Share Award.

(b) The Shares delivered in settlement of any French-Qualified Share Award may not be transferred, assigned, or otherwise disposed of during any applicable Closed Period.

(c) With respect to Shares delivered in settlement of any French-Qualified Share Awards to individuals being both a corporate officer of at least one of the Subsidiaries and a corporate officer of the Company, the Board shall either decide that such Shares may not be disposed of by such individuals before the termination of their corporate officer position, or set the amount of such Shares that they are required to hold in registered form until the termination of their corporate officer position.

(d) If, during the Holding Period, a French Participant is affected by a Disability, the French Participant’s Shares cease to be subject to the Holding Period, in accordance with Article L. 225-197-1, I-para. 7 of the French Commercial Code.

7. Lapse. Subject to the Terms and Conditions, the French Participant’s Award lapses on the date on which he or she ceases to be a French Participant for any reason whatsoever (and shall not be entitled to any form of indemnification); provided that, for the purposes of this Clause 7, a French Participant shall not be treated as ceasing to be a French Participant in the case of (i) any approved leave or absence; (ii) transfers among the Company or any of its Subsidiaries in any capacity provided that such French Participant remains to be an employee or corporate officer of the Company or any of its Subsidiaries or recommences as an employee or corporate officer of the Company or any of its Subsidiaries within 7 days following the termination as an employee or corporate officer of the original employing entity; or (iii) any other change in status as long as such French Participant remains to be an employee or corporate officer of the Company or any of its Subsidiaries (in each case, except as otherwise provided in the Board’s decision granting the Award).

8. Other Capital Transactions. If there is an event having an effect on: (i) the share capital of the Company; or (ii) the value of the Shares subject to French-Qualified Share Awards before the expiry of the Vesting Period (notably a merger, demerger or one of the operations enumerated in Article L. 225-181 of the French Commercial Code), the Board may adjust the number and/or class of Shares subject to French-Qualified Share Awards as it considers appropriate, but must take all necessary steps to limit the impact of such adjustments, if any, on the tax and Social Security treatment applicable to the French-Qualified Share Awards, in particular by satisfying, if possible, the four cumulative conditions provided for by the French tax authorities’ administrative guidelines published under the reference BOI-RSA-ES-20-20-10-20-24/07/2017, no. 240. For the avoidance of doubt, Article L. 225-197-1 of the French Commercial Code and all the conditions set out in the Plan (and the French Sub-Plan), including the Vesting Period and the Holding Period, remain applicable.

9. Miscellaneous.

(a) Each French Participant acknowledges and agrees that they are responsible for obtaining advice on the tax, Social Security, and regulatory treatment applicable to the French-Qualified Share Awards and the related Shares from their own independent advisor. The obligation applies from the Award Date to the date of the subsequent transfer, assignment, or disposal of such Shares.

(b) Any information relating to the tax and Social Security treatment applicable to any French Participant that may be contained in this French Sub-Plan or received by any French Participant is of a general nature only for information purposes and shall not be considered as complete or specific. Such information does not deal with the specific situation of any French Participant.

(c) Each French Participant is fully responsible for the declarations, filings, and returns that must be made by them to the tax and Social Security authorities of: (i) the country of which they are tax resident; and (ii) any other country where they would be subject to reporting obligations.

(d) Each French Participant is personally liable for the payment, discharge or satisfaction of all their Social Security, regulatory, and tax liabilities applicable to him/her and is solely responsible for the payment, discharge or satisfaction of such liabilities to the competent authorities and without having any recourse against the Company, any parent company or Subsidiary, whether or not this person is the person responsible for any withholding or deduction in respect of such liabilities.

10. Plan Administrator. The French Sub-Plan shall only be administered by the Board, to the exclusion of any officers or employees.

11. Interpretation.

(a) The French-Qualified Share Awards granted under this French-Sub Plan are intended to qualify for special tax and Social Security treatment applicable to shares granted for no consideration under Articles L. 225-197-1 to L. 225-197-6 of the French Commercial Code, and in accordance with the relevant provisions set forth by French tax and Social Security laws, but the Company does not undertake to maintain this status.

(b) The terms of this French Sub-Plan will be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and Social Security laws and relevant guidelines published by French tax, Social Security, or other regulatory authorities, and reporting obligations, to the extent applicable. In the event of any conflict between the provisions of this French Sub-Plan on the one hand and the Plan on the other hand, the provisions of this French Sub-Plan will control for any grants of Shares made hereunder to French Participants.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EVERCORE INC. ATTN: JASON KLURFELD, CORP. SEC. 55 EAST 52ND STREET NEW YORK, NY 10055 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/EVR2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received no later than June 9, 2026. For Against Abstain The Board of Directors recommends you vote FOR the For Against Abstain following proposals: 2. To approve, on an advisory basis, the executive compensation of our Named Executive Officers. 3. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2026. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. EVERCORE INC. 1. Election of Directors. Nominees: The Board of Directors recommends you vote FOR the following: 1a. Roger C. Altman 1b. Pamela G. Carlton 1c. Ellen V. Futter 1d. Gail B. Harris 1e. Robert B. Millard 1f. Willard J. Overlock, Jr. 1g. Sir Simon M. Robertson 1h. Christine A. Varney 1i. John S. Weinberg 1j. William J. Wheeler 1k. Sarah K. Williamson 4. Approval of the Fourth Amended and Restated 2016 Evercore Inc. Stock Incentive Plan. V94892-P50039 ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SCAN TO VIEW MATERIALS & VOTE w

V94893-P50039 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side EVERCORE INC. Annual Meeting of Stockholders June 10, 2026, at 9:00 a.m., Local Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jason Klurfeld and John S. Weinberg, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and Class B Common Stock of EVERCORE INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Local Time on June 10, 2026, at www.virtualshareholdermeeting.com/EVR2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The stockholder(s) acknowledge(s) receipt with this proxy of a copy of the Notice of Annual Meeting, Proxy Statement and Annual Report describing more fully the matters set forth herein.